                                                                   EXHIBIT 10.08


                            PARTICIPATION AGREEMENT

                          dated as of November 25, 1997

                                      among

                              ALUMAX MILL PRODUCTS,
                                      INC.,
                                    as Lessee

                                  ALUMAX INC.,
                                  as Guarantor,

                            BMO Leasing (U.S.), Inc.,
                           as Agent Lessor and Lessor,

                               BANK OF MONTREAL,
                                   as Lender,


                                      and


                                BANK OF MONTREAL,
                      as Administrative Agent and Arranger

                              --------------------

                       Lease Financing of Texarkana, Texas
                       Rolling Mill and Related Equipment
                                       for
                           ALUMAX MILL PRODUCTS, INC.

                                    TABLE OF
                                    CONTENTS

SECTION                                      HEADING                                               PAGE
  Parties............................................................................................1
  Recitals...........................................................................................1

  ARTICLE I      DEFINITIONS; INTERPRETATION ........................................................1

  ARTICLE II     INTENTIONALLY OMITTED...............................................................2

  ARTICLE III    FUNDING OF ADVANCES ................................................................2
     Section 3.1      Advances ......................................................................2
     Section 3.2.     Lessors' Commitments ..........................................................2
     Section 3.3.     Lenders' Commitments ..........................................................2
     Section 3.4.     Procedures for Advance ........................................................3
     Section 3.5.     Interest Rate..................................................................3
     Section 3.6.     Interest Period Selection/Continuation/Conversion
                      Elections .....................................................................3

  ARTICLE IV     YIELD; INTEREST; FEES ..............................................................4
     Section 4.l.     Yield .........................................................................4
     Section 4.2.     Interest on Loans .............................................................4
     Section 4.3.     Prepayments....................................................................4
     Section 4.4.     Fees...........................................................................5
     Section 4.5.     Place and Manner of Payments ..................................................5
     Section 4.6.     Pro Rata Treatment ............................................................5
     Section 4.7.     Sharing of Payments ...........................................................5

  ARTICLE V      CERTAIN INTENTIONS OF THE PARTIES ..................................................6
     Section 5.1.     Nature of Transaction .........................................................6
     Section 5.2.     Amounts Due Under the Master Lease ............................................7

  ARTICLE VI     CONDITIONS PRECEDENT TO ACQUISITION DATE ...........................................7
     Section 6.1.     Acquisition Date ..............................................................7

  ARTICLE VII    DISTRIBUTIONS......................................................................10
     Section 7.1.     Basic Rent ...................................................................10
     Section 7.2.     Purchase Payments by the Lessee ..............................................10
     Section 7.3.     Payment of Loan Balance ......................................................11
     Section 7.4.     Sales Proceeds of Remarketing of Property.....................................11
     Section 7.5.     Supplemental Rent ............................................................12

     Section 7.6.     Distribution of Payments after Lease Event of Default.........................12
     Section 7.7.     Other Payments................................................................13
     Section 7.8.     Casualty and Condemnation Amounts.............................................13
     Section 7.9.     Order of Application..........................................................14
     Section 7.10.    Payments to Account...........................................................14

  ARTICLE VIII   REPRESENTATIONS....................................................................14

     Section 8.1.     Representations of the Participants...........................................14
     Section 8.2.     Representations of the Lessee and the Guarantor ..............................15

  ARTICLE IX     PAYMENT OF CERTAIN EXPENSES .......................................................19

     Section 9.1.     Transaction Expenses..........................................................19
     Section 9.2.     Stamp Taxes...................................................................19

  ARTICLE COVENANTS AND AGREEMENTS .................................................................19

     Section 10.1.    Covenants of the Guarantor....................................................19
     Section 10.2.    Affirmative Covenant of the Agent Lessor......................................26

  ARTICLE XI RENEWALS...............................................................................27

     Section 11.1.    Extensions of Maturity Date and Expiration Date;
                      Replacement of Participants...................................................27
     Section 11.2.    Replacement of Defaulting Participant ........................................28

  ARTICLE XII TRANSFERS OF PARTICIPANTS INTERESTS ..................................................28

     Section 12.1.    Assignments...................................................................28
     Section 12.2.    Participations ...............................................................29
     Section 12.3.    Withholding Taxes; Disclosure of Information; Pledge
                      Under Regulation A............................................................29

  ARTICLE XIII  INDEMNIFICATION ....................................................................30

     Section 13.1.    General Indemnification.......................................................30
     Section 13.2.    End of Term Indemnity ........................................................32
     Section 13.3.    Environmental Indemnity.......................................................33
     Section 13.4.    Proceedings in Respect of Claims..............................................34
     Section 13.5.    General Tax Indemnity.........................................................35
     Section 13.6.    Indemnity Payments in Addition to Lease Obligations ..........................38
     Section 13.7.    Rate Determinations...........................................................38
     Section 13.8.    Funding Indemnity ............................................................38
     Section 13.9.    Change of Law.................................................................39
     Section 13.10.   Unavailability of Deposits or Inability to Ascertain, or
                      Inadequacy of, LIBOR .........................................................39
     Section 13.11.   Increased Cost and Reduced Return.............................................39
     Section 13.12.   Lending Offices...............................................................41


    Section 13.13.    Discretion of Lenders or Lessors as to Manner of Funding .....................41
    Section 13.14.    Capital Adequacy..............................................................41

ARTICLE XIV THE AGENT LESSOR .......................................................................42

    Section 14.1.     Appointment and Authorization  ...............................................42
    Section 14.2.     Delegation of Duties .........................................................43
    Section 14.3.     Agent Lessor and Affiliates ..................................................43
    Section 14.4.     Action by Agent Lessor .......................................................43
    Section 14.5.     Consultation with Experts ....................................................43
    Section 14.6.     Exculpatory Provisions .......................................................43
    Section 14.7.     Reliance on Communications ...................................................43
    Section 14.8.     Notice of Default ............................................................44
    Section 14.9.     Non-Reliance on Agent Lessor and Other Participant ...........................44
    Section 14.10.    Indemnification ..............................................................45
    Section 14.11.    Failure to Act................................................................45
    Section 14.12.    Resignation and Removal.......................................................45
    Section 14.13.    Distributions ................................................................46
    Section 14.14.    Rights of Lessee .............................................................46

ARTICLE XV MISCELLANEOUS ...........................................................................46

    Section 15.1.     Survival of Agreements .......................................................46
    Section 15.2.     No Broker ....................................................................46
    Section 15.3.     Notices ......................................................................47
    Section 15.4.     Counterparts .................................................................47
    Section 15.5.     Amendments ...................................................................47
    Section 15.6.     Headings .....................................................................47
    Section 15.7.     Parties in Interest ..........................................................47
    Section 15.8.     Governing Law ................................................................48
    Section 15.9.     Severability .................................................................48
    Section 15.10.    Liability Limited.............................................................48
    Section 15.11.    Further Assurances............................................................49
    Section 15.12.    [Intentionally Omitted] ......................................................49
    Section 15.13.    [Intentionally Omitted] ......................................................49
    Section 15.14.    Waiver of Jury Trial..........................................................49
    Section 15.15.    No Participant Responsible for Other Participants ............................49
    Section 15.16.    Each Lessor to Have an Undivided Interest ....................................49
    Section 15.17.    Simultaneous Transaction......................................................49

  Appendix A         --       Definitions
  Schedule I         --       Commitments
  Schedule II        --       Notice Information, Wire Instructions and Funding Offices
  Schedule III       --       Subsidiaries
  Schedule IV        --       Indebtedness and Liens
  Schedule V         --       Litigation
  Exhibit A-1       --        Form of Legal Opinion of Lessee and Guarantor (R. Wolf)
  Exhibit A-2        --       (Irell & Manella LLP)
  Exhibit B          --       Form of Funding Request
  Exhibit C          --       Form of Interest Period
                              Selection/Continuation/Conversion Notice
  Exhibit D-1-A    --         Form of Secretary's Certificate
  Exhibit D-1-B      --       Form of Secretary's Certificate
  Exhibit D-1-C      --       Form of Secretary's Certificate
  Exhibit D-2        --       Form of Responsible Officer's Certificate
  Exhibit E          --       [Intentionally omitted]
  Exhibit F          --       Form of Assignment Agreement
  Exhibit G          --       Form of Legal Opinion of Local Counsel to Lessee

                                  PARTICIPATION
                                    AGREEMENT

         THIS PARTICIPATION AGREEMENT (this "Participation Agreement"), dated as of November 25, 1997, is entered into by and among ALUMAX INC., a Delaware corporation, as the Guarantor (the "Guarantor"); ALUMAX MILL PRODUCTS, INC., a Delaware corporation, as the Lessee (the "Lessee"); BMO LEASING (U.S.), INC., a Delaware corporation, as a Lessor (together with any permitted successors and assigns thereto, each a "Lessor" and collectively the "Lessors"); BMO LEASING (U.S.), INC., as Agent Lessor for the Lessors (in such capacity, the "Agent Lessor"); BANK OF MONTREAL, a Canadian banking organization ("BMO"), and the other various financial institutions as are or may from time to time become lenders (the "Lenders") under the Loan Agreement; and BMO as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders and as Arranger (in such capacity, the "Arranger").

                              W I T N E S S E T H:

         WHEREAS, on the Acquisition Date, the Agent Lessor will purchase the Property and enter into the Ground Lease;

         WHEREAS, the Agent Lessor desires to lease to the Lessee, and the Lessee desires to lease from the Agent Lessor, the Property including its rights under the Ground Lease; and

         WHEREAS, the Lessors are willing to provide a portion of the funding of the costs of the acquisition of the Property; and

         WHEREAS, the Lenders are willing to provide financing for the remaining portion of the costs of acquisition of the Property; and

         WHEREAS, to secure such financing (a) the Lessors will have the benefit of (i) the Guaranty from the Guarantor and (ii) a first priority Lien on the Property and (b) the Lenders will have the benefit of (i) the Guaranty from the Guarantor, (ii) a Lien on the Agent Lessor's right, title and interest in the Property, and (iii) an assignment of certain of the Agent Lessor's rights against the Lessee under the Lease;

         Now THEREFORE, in consideration of the mutual agreements contained in this Participation Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                           DEFINITIONS; INTERPRETATION

         Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix A hereto for all purposes hereof (as such Appendix A may be amended, supplemented, amended and restated or otherwise modified in writing by agreement of the parties from time to time, "Appendix A to this Participation Agreement"); and the rules of interpretation set forth in Appendix A to this Participation Agreement shall apply to this Participation Agreement.

                                   ARTICLE II
                              INTENTIONALLY OMITTED

                                   ARTICLE III
                               FUNDING OF ADVANCES

         Section 3.1. Advances. Subject to the conditions and terms hereof, the Agent Lessor shall take the following actions on the Acquisition Date at the written request of the Lessee with respect to the Property:

                  (a) the Agent Lessor shall make the Advance (out of funds provided by the Lessors and the Lenders) at the request and direction of the Lessee, for the purpose of financing the acquisition of the Property, and the proceeds of the Advance shall be paid directly to such parties designated in writing by the Lessee to the Agent Lessor;

                  (b) the Agent Lessor shall acquire the Property (using funds provided by the Lessors and the Lenders) and enter into the Ground Lease; and

                  (c) the Agent Lessor shall lease (or in the case of the Ground Lease sublease) the Property to the Lessee under the Master Lease.

Notwithstanding any other provision hereof, the Agent Lessor shall not be obligated to make the Advance with respect to acquisition of the Property if the amount of the Advance would exceed the Fair Market Sales Value of Property as set forth in the Appraisal thereof delivered pursuant to Section 6.1(d).

         Section 3.2. Lessors' Commitments. Subject to the conditions and terms hereof and the other Operative Documents, each of the Lessors shall make available to the Agent Lessor on the Acquisition Date an amount (relative to such Lessor, a "Lessor Amount") in immediately available funds equal to such Lessor's Commitment Percentage of the amount of the Advance. Notwithstanding any other provision hereof, no Lessor shall be obligated to make available any Lessor Amount if, after giving effect to the proposed Lessor Amount, the outstanding aggregate amount of such Lessor's Amount would exceed its Lessor Commitment.

         Section 3.3. Lenders' Commitments. Subject to the conditions and terms hereof and the other Operative Documents, each of the Lenders shall make a Loan to the Agent Lessor on the Acquisition Date in an amount (relative to such Lender, a "Loan") in immediately available funds equal to such Lender's Commitment Percentage of the amount of the Advance being funded on the Acquisition Date. Notwithstanding any other provision hereof, no Lender shall be obligated to make any Loan if, after giving effect to the proposed Loan, the outstanding aggregate amount of such Lender's Loan would exceed its Loan Commitment.

         Section 3.4. Procedures for Advance. With respect to the Advance, the Lessee shall give the Agent Lessor and the Administrative Agent prior written notice pursuant to a Funding Request substantially in the form of Exhibit B (a "Funding Request"), which Funding Request shall be delivered not later than 9:00 a.m. (Chicago time), one (1) Business Day prior to the proposed Acquisition Date, specifying the proposed Acquisition Date, and the amount of Advance requested. Such Loans and Lessor Amounts made with respect to the Advance on the Acquisition Date, shall initially be Base Rate Loan/Lessor Amounts. Subject to timely delivery of a Funding Request and the other terms and conditions of the Operative Documents, each Participant shall make its Commitment Percentage of the requested Advance available to the Agent Lessor by 1:00 p.m., Chicago time, on the requested Acquisition Date. The Agent Lessor and the Administrative Agent shall calculate the amounts of the Lessor Amounts and the Loans required to fund the requested Advance.

         Section 3.5. Interest Rate; Yield Rate. Each Loan and Lessor Amount shall accrue interest or Yield, as the case may be, by reference to the Base Rate or the Eurodollar Rate in accordance with Section 3.6.

         Section 3.6. Interest Period Selection/Continuation/Conversion Elections. By delivering an Interest Period Selection/Continuation/Conversion Notice to the Agent Lessor and Administrative Agent with respect to Lessor Amounts and Loans, respectively, the Lessee may from time to time during the Basic Lease Term irrevocably select, by no later than 10:00 a.m. (Chicago time) on the date three (3) Business Days' prior to the selected Interest Period, that all or any portion of the outstanding Loans and Lessor Amounts be, in the case of Base Rate Loans/Lessor Amounts, converted into Eurodollar Loans/Lessor Amounts or, in the case of Eurodollar Loans/Lessor Amounts, converted into Base Rate Loans/Lessor Amounts or continued as Eurodollar Rate Loans/Lessor Amounts and, with respect to Eurodollar Loans/Lessor Amounts, select the duration for the next succeeding Interest Period; provided, however, that (i) in the absence of a delivery of an Interest Period Selection/Continuation/Conversion Notice with respect to any Eurodollar Loan/Lessor Amount at least three (3) Business Days before the last day of the then current Interest Period with respect thereto, Lessee shall be deemed to have selected that such Eurodollar Loan/Lessor Amount be converted into a Base Rate Loan/Lessor Amount on such last day, (ii) each such conversion or continuation shall be pro rated among the applicable outstanding Loans and Lessor Amounts of all Participants, (iii) no portion of any Loan or Lessor Amount may be continued as, or converted into, a Eurodollar Loan/Lessor Amount when any Lease Default or Lease Event of Default has occurred and is continuing, and (iv) the outstanding Loans and Lessor Amounts may not be apportioned into more than three (3) separate Loans and three
(3) separate Lessor Amounts pursuant to this Section 3.6 at any one time.

         Each Interest Period Selection/Continuation/Conversion Notice so delivered or deemed delivered by the Lessee shall be deemed an effective election by the Lessors of the method for computing interest on the Loans under the Loan Agreement.

                                   ARTICLE IV
                              YIELD; INTEREST; FEES

         Section 4.1. Yield. (a) The amount of the Lessor Amounts outstanding from time to time shall accrue yield ("Yield") at the Yield Rate, calculated using the actual number of days elapsed and, when the Yield Rate is based on the Eurodollar Rate, a 360-day year basis and, if calculated at the Base Rate a 365-or, if applicable, 366-, day year basis. If all or any portion of the Lessor Amounts, any Yield payable thereon or any other amount payable hereunder shall not be paid when due (whether at stated maturity, acceleration thereof or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to the Overdue Rate. Upon the occurrence, and during the continuance of an Event of Default, the Lessor Amounts and, to the extent permitted by law, Yield on the Lessor Amounts and any other amounts owing hereunder or under the other Operative Documents shall bear interest, payable on demand, at the Overdue Rate. The Administrative Agent shall, as soon as practicable, but in no event later than 12:00 (noon), Chicago time, two Business Days before the effectiveness of each Eurodollar Rate, cause to be determined such Eurodollar Rate, the resulting Yield and Lessor Basic Rent, and notify each Lessor thereof.

         (b) The Administrative Agent shall distribute, in accordance with
Article VII, the Lessor Basic Rent and all other amounts due with respect to the Lessor Amounts paid to the Administrative Agent by the Lessee under the Master Lease from time to time.

         (c) Yield on outstanding Lessor Amounts shall be due and payable by Lessee in cash on each Scheduled Payment Date.

         (d) If not repaid sooner, the outstanding aggregate Lessor Amounts shall be repaid in full on the Maturity Date.

         Section 4.2. Interest on Loans. (a) Each Loan shall accrue interest computed and payable in accordance with the terms of the Loan Agreement. Each Loan shall become due and payable at the dates and times provided under the Loan Agreement.

         (b) The Administrative Agent shall distribute, in accordance with
Article VII, the Lender Basic Rent and all other amounts due with respect to the Loans paid to the Administrative Agent by the Lessee under the Master Lease from time to time.

         Section 4.3. Prepayments. (a) Voluntary Prepayments. The Lessee shall have the right to prepay an amount equal to the aggregate outstanding Lease Balance in whole, but not in part, pursuant to the exercise of the purchase option permitted under the Master Lease without premium or penalty.

         (b) Mandatory Prepayments. All amounts payable by the Lessee pursuant to Article XV, XVI, XVIII or XX of the Master Lease shall be applied to the Loans and the Lessor Amounts in the manner set forth in Article VII.

         (c) Notice. The Lessee will provide notice to the Administrative Agent of any prepayment by 10:00 A.M. (Chicago time) at least three (3) Business Days prior to the date of prepayment.

         Section 4.4. Fees. The Lessee agrees to pay (as a part of Supplemental
Rent) the fees set forth in, and in accordance with, the Arranger's Fee Letter.

         Section 4.5. Place and Manner of Payments. Except as otherwise specifically provided herein, all payments by the Lessee hereunder, under the Master Lease or under any other Operative Document shall be made to the Administrative Agent in Dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, to the Account in Chicago, Illinois not later than 1:00 p.m. (Chicago time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Lessee shall, at the time it makes any payment under any Operative Document, specify to the Administrative Agent the Loans and Lessor Amounts, fees or other amounts payable by the Lessee hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall distribute such payment to the Lenders and the Lessors in such manner as the Administrative Agent may determine in good faith to be appropriate in respect of obligations owing by Lessee, subject to the terms of Section 4.6). The Administrative Agent will distribute such payments to such Lenders and Lessors in accordance with Article VII, if any such payment is received prior to 1:00 p.m. (Chicago time) on a Business Day in like funds as received at or prior to such time, and otherwise the Administrative Agent will distribute such payment to such Lenders and Lessors on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next Business Day (subject to accrual of interest and fees for the period of such extension), except that in the case of Eurodollar Loans/Lessor Amounts, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day.

         Section 4.6. Pro Rata Treatment. Except to the extent otherwise provided herein, each payment or repayment of principal on any outstanding Loan or Lessor Amount and each payment of interest or Yield shall be allocated pro rata among the relevant Lenders and Lessors, as the case may be, in accordance with the respective principal amounts of their outstanding Loans or Lessor Amounts, as the case may be.

         Section 4.7. Sharing of Payments. The Participants agree among themselves that, in the event that any Participant shall obtain payment in respect of any Loan or Lessor Amount or any other obligation owing to such Participant under the Operative Documents through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Participant under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Agreement, such Participant shall promptly purchase from the other Participants a participation in such Loans or Lessor Amounts and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Participants share such payment in accordance with their respective ratable shares as provided for in this Agreement. The Participants further agree among themselves that if payment to a Participant obtained by such Participant through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Participant which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Participant whose payment shall have been rescinded or otherwise restored. The Lessee agrees that any Participant so purchasing such a participation may, to the fullest extent permitted by law and in accordance with the Operative Documents, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Participant were a holder of such Loan or Lessor Amount or other obligation in the amount of such participation. Except as otherwise expressly provided herein, if any Participant, the Agent Lessor or the Administrative Agent shall fail to remit to the Administrative Agent, the Agent Lessor or any other Participant an amount payable by such party to the Administrative Agent, the Agent Lessor or such other Participant pursuant to the Operative Documents on the date when such amount is due, such payments shall be made together with interest thereon for each day from the date such amount is due until the date such amount is paid to the Administrative Agent, the Agent Lessor or such other Participant at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Participant receives a secured claim in lieu of a setoff to which this Section 4.7 applies, such Participant shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Participants under this Section 4.7 to share in the benefits of any recovery on such secured claim.

                                    ARTICLE V
                        CERTAIN INTENTIONS OF THE PARTIES

         Section 5.1. Nature of Transaction. (a) The parties hereto intend that
(i) for financial accounting purposes with respect to the Lessee and Guarantor, the Agent Lessor will be treated as the owner and the lessor of the Property and the Lessee will be treated as the lessee of the Property and (ii) for all other purposes, including federal and all state and local income tax purposes, state real estate and commercial law and bankruptcy purposes,

                 (A) the Lease will be treated as a financing arrangement,

                 (B) the Lessors and the Lenders will be deemed lenders making loans to the Lessee in an amount equal to the sum of the Lessor Amounts and the aggregate outstanding principal amount of the Loans, which amounts are secured by the Property, and

                 (C) the Lessee will be treated as the owner of the Property and will be entitled to all tax benefits ordinarily available to an owner of property similar to the Property for such tax purposes. Nevertheless, the Lessee acknowledges and agrees that neither the Agent Lessor, the Administrative Agent nor any of the Lessors or Lenders has made any representations or warranties to the Lessee concerning the tax, accounting or legal characteristics of the Operative Documents and that the Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents as it deems appropriate. Each Tax Indemnee represents and warrants that it will not, prior to the termination of the Master Lease, claim ownership of (or any tax benefits, including depreciation, with respect to) the Property for any income tax purposes (unless required to do so by a Governmental Authority), it being understood that the Lessee is and will remain the owner of the Property for such income tax purposes until the termination of the Master Lease.

         (b) Specifically, without limiting the generality of clause (a) of this
Section 5.1, the parties hereto intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting either Lessee, Guarantor, the Lessors, or any Participant or any collection actions, the transactions evidenced by the Operative Documents shall be regarded as loans made by the Lessors and the Lenders as unrelated third party lenders to the Lessee.

         Section 5.2. Amounts Due Under the Master Lease. Anything herein or elsewhere to the contrary notwithstanding, it is the intention of Lessee, the Lessors and the Lenders that: (i) the amount and timing of installments of Basic Rent due and payable from time to time from the Lessee under the Master Lease shall be equal to the aggregate payments due and payable as principal and interest on the Loans and principal and Yield on the Lessor Amounts on each Scheduled Payment Date and each Fixed Rent Payment Date, as applicable; (ii) if the Lessee elects the Purchase Option or becomes obligated to purchase the Property under the Master Lease, the Loans, the Lessor Amounts, and all interest and Yield thereon and all fees and other obligations of the Lessee with respect to the Operative Documents and the Property owing to the Administrative Agent, the Agent Lessor, the Lessors and the Lenders shall be immediately due and payable in full by the Lessee; (iii) if the Lessee properly elects the Remarketing Option, the Lessee shall only be required to pay to the Administrative Agent the proceeds of the sale of the Property (up to, and not in excess of the aggregate of the Lessor Amounts then outstanding), the Loan Balance and any amounts due pursuant to Article XIII hereof and Section 20.2 of the Master Lease (which aggregate amounts may be less than the Lease Balance); and (iv) upon an Event of Default resulting in an acceleration of the Lessee's obligation to purchase the Property under the Master Lease, the amounts then due and payable by the Lessee under the Master Lease shall include all amounts necessary to pay in full the Lease Balance, plus all other amounts then due from the Lessee to the Participants under the Operative Documents.

                                   ARTICLE VI
                    CONDITIONS PRECEDENT TO ACQUISITION DATE

         Section 6.1. Acquisition Date. The closing date with respect to the acquisition of the Property (the "Acquisition Date") shall occur on the date specified in the Funding Request, provided that on or prior to such date all the conditions precedent thereto set forth in this

Section 6.1 shall have been satisfied or waived by the applicable parties as set forth herein. All rights and obligations of the parties under the Operative Documents (each subject to any conditions specified therein), the obligation of the Lessors to acquire the Property on the Acquisition Date, the obligation of each Lessor to make available any related Lessor Amount on the Acquisition Date and the obligation of each Lender to make any related Loan on the Acquisition Date, are subject to satisfaction or waiver of the following conditions precedent:

         (a) Funding Request. Each of the Administrative Agent and the Agent Lessor shall have received a fully executed counterpart of the Funding Request in accordance with Section 3.4.

         (b) Fees. All fees due and payable pursuant to this Participation Agreement shall have been paid.

         (c) Representations and Warranties. On the Acquisition Date, the representations and warranties of Lessee and Guarantor in this Agreement and in each of the other Operative Documents shall be true and correct in all material respects as though made on and as of such date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

         (d) Appraisal. On or prior to the Acquisition Date, the Agent Lessor and the Administrative Agent shall have received an Appraisal of the Property, in form and substance reasonably satisfactory to the Administrative Agent and the Agent Lessor, which Appraisal shall show that the Fair Market Sales Value of the Property is not less than the Acquisition Cost for the Property.

         (e) Operative Documents. The Operative Documents shall have been executed and delivered by the parties thereto.

         (f) Certificates. The Agent Lessor and the Administrative Agent shall have received a Secretary's Certificate, of each of the Lessee and Guarantor, in substantially the form of Exhibit D-1 attached hereto and a Responsible Officer's Certificate of each of the Lessee and Guarantor, in substantially the form of Exhibit D-2 attached hereto, addressed to the Administrative Agent, the Agent Lessor, each Lender and each Lessor and dated as of the Acquisition Date.

         (g) Evidence of Property Insurance. The Agent Lessor and the Administrative Agent shall have received evidence that the insurance maintained by the Lessee with respect to the Property satisfies the requirements set forth in Article XIII of the Master Lease, setting forth the respective coverage, limits of liability, carrier, policy number and period of coverage.

         (h) Environmental Audit. On or prior to the Acquisition Date, the Agent Lessor and the Administrative Agent shall have received an Environmental Audit with respect to the Property in form and substance reasonably satisfactory to the Agent Lessor and the Administrative Agent.

         (i) Deed. The Agent Lessor shall have received on or prior to the Acquisition Date a Deed with respect to the Property being purchased on the Acquisition Date, conveying fee simple title to the Property (except for the leasehold granted by the Ground Lease) to the Agent Lessor and containing all customary seller's warranties and subject only to Permitted Property Liens.

         (j) Bill of Sale. On or prior to the Acquisition Date, the Agent Lessor shall have received a bill of sale (a "Bill of Sale"), conveying title to the Agent Lessor in the Property (except for the leasehold granted by the Ground Lease).

         (k) Purchase Contract. On or prior to the Acquisition Date, the Agent Lessor shall have received a copy of the purchase contract for the Property and Lessee shall assign the right to purchase or designate Agent Lessor as the party to be conveyed title to the Property.

         (1) Ground Lease. On or prior to the Acquisition Date, Agent Lessor and Lessee shall have entered into the Ground Lease.

         (m) Lessor Financing Statements. On or prior to the Acquisition Date, the Lessee shall have delivered to the Agent Lessor all Lessor Financing Statements relating to the Property as the Agent Lessor may reasonably request in order to protect the interests of the Agent Lessor and each of the Lessors under the Master Lease to the extent the Master Lease constitutes a security agreement.

         (n) Recordation of Lessor Mortgage and Lessor Financing Statements; Search Results. Each of the Participants shall have received (x) evidence reasonably satisfactory to it that each of (i) the Master Lease and any other instrument constituting a Lessor Mortgage and (ii) the Lessor Financing Statements, in each case relating to the Property, has been, or are being, recorded in a manner sufficient properly to perfect each of their interests therein and (y) copies of file search reports from the Uniform Commercial Code filing officer (i) in Bowie County, Texas or (ii) in the jurisdiction in which is located the chief executive office of the Lessee, setting forth the results of such Uniform Commercial Code file searches.

         (o) Property Survey. On or prior to the Acquisition Date, the Lessee shall have delivered to each of the Agent Lessor and the Administrative Agent a survey of the land leased by the Ground Lease certified to the Participants and the title company and otherwise in form reasonably acceptable to the Participants.

         (p) Title Insurance. On or prior to the Acquisition Date, the Lessee shall have delivered to the Administrative Agent and the Agent Lessor a commitment to deliver an insurance policy covering the Property in favor of the Agent Lessor, the Administrative Agent and the Participants, respectively, such policy in an amount of

     $1,000,000.00 and to be reasonably satisfactory to the Required Lenders and the Lessors with such customary endorsements and affirmative issued by the title company as a routine matter, if requested by the Agent Lessor or the Administrative Agent.

         (q) No Default. There shall not have occurred and be continuing any Default or Event of Default under any of the Operative Documents, and no Default or Event of Default under any of the Operative Documents will have occurred after giving effect to the acquisition of the Property and cancellation or termination of the US West Agreements and cancellation or release of all security interests thereunder.

         (r) Opinions of Counsel. The Agent Lessor and the Administrative Agent shall have received opinions of counsel, addressed to the Administrative Agent, the Agent Lessor, each Lender and each Lessor, substantially in the form of the opinions attached hereto as Exhibits A-1, A-2 and G.

         (s) Plans and Specifications. On or prior to the Acquisition Date, the Agent Lessor shall have received copies of any existing Material plans and specifications for the Property.

         (t) Good Standing. On or prior to the Acquisition Date, the Agent shall have received copies of certificates of good standing, existence or its equivalent, certified as of a recent date by the appropriate governmental authorities of the state of incorporation of each of Lessee and Guarantor and, for the Lessee, of the State of Texas.

     All documents and instruments required to be delivered pursuant to this
     Section 6.1 shall be delivered at such location as may be determined by the Agent Lessor, the Administrative Agent and the Lessee.

                                   ARTICLE VII
                                  DISTRIBUTIONS

         Section 7.1. Basic Rent. Each payment of Basic Rent (and any payment of interest or Yield on overdue installments of Basic Rent, to the extent permitted by Applicable Law) received by the Administrative Agent shall be distributed by the Administrative Agent to the Lessors and the Lenders pro rata in accordance with, and for application to, the Lender Basic Rent and Lessor Basic Rent then due, as well as any interest or Yield on overdue installments of Basic Rent due to the Lessors or the Lenders (to the extent permitted by Applicable Law).

         Section 7.2. Purchase Payments by the Lessee. Any payment received by the Administrative Agent as a result of:

                  (a) the purchase of the Property in connection with the exercise of the Purchase Option under Section 18.1 of the Master Lease, or compliance with the obligation to purchase (or cause its designee to purchase) the Property in accordance with Section 18.2 or 18.3 of the Master Lease; or

                  (b) compliance with the obligation to purchase the Property in accordance with Section 16.2(f) of the Master Lease; or

                  (c) any amounts received pursuant to Section 20.3(b) of the Master Lease; or

                  (d) the payment of the Lease Balance with respect to the Property in accordance with Section 15.1 of the Master Lease or Section 4.3(b) of the Participation Agreement;

shall be distributed by the Administrative Agent to the Lessors and the Lenders pro rata without priority of one over the other, in the proportion that the Participant Balance of each of the Lenders and the Lessor bears to the aggregate of all of the Participant Balances.

         Section 7.3. Payment of Loan Balance. The payment of the Loan Balance to the Administrative Agent pursuant to Section 20.2(f) of the Master Lease shall be promptly distributed to the Lenders for application to pay in full the Participant Balance of each Lender.

         Section 7.4. Sales Proceeds of Remarketing of Property. Any payments received by the Administrative Agent as proceeds from the sale of the Property sold pursuant to the exercise of the Remarketing Option pursuant to Article XX of the Master Lease, together with any payment made as a result of an appraisal pursuant to Section 13.2, shall be distributed by the Administrative Agent in the following order of priority:

                  first, an amount equal to (x) the aggregate Lessor Balance minus (y) 3% of the sum of (i) the largest principal amount outstanding of Lessor Amounts at any one time prior to the distribution hereunder and (ii) the largest principal amount outstanding of Loans at any one time prior to the distribution hereunder (such amount under clause (y), the "Equity Amount"), shall be distributed to the Lessors for application to the Participant Balance of each Lessor, pro rata among the Lessors, without priority of one over the other, in the proportion that the Participant Balance of each such Lessor bears to the aggregate Participant Balances of all Lessors;

                  second, to the extent not previously paid as required by
         Section 7.3 hereof, an amount equal to Loan Balance shall be distributed to the Lenders as set forth in Section 7.3;

                  third, an amount equal to the Equity Amount shall be distributed to the Lessors for application to pay in full the Participant Balance of each Lessor, pro rata among the Lessors, without priority of one over the other, in the proportion that the Participant Balance of each such Lessor bears to the aggregate Participant Balance of all Lessors, fourth, the balance, if any, shall be promptly paid to the Administrative Agent to be distributed as provided in Section 20.2(h) of the Master Lease.

         Section 7.5. Supplemental Rent. All payments of Supplemental Rent received by the Administrative Agent (excluding any amounts payable pursuant to the preceding provisions of this Article VII) shall be distributed promptly by the Administrative Agent upon receipt thereof to the Persons entitled thereto pursuant to the Operative Documents.

         Section 7.6. Distribution of Payments after Lease Event of Default. (a) During the continuance of a Lease Event of Default and subject to clause (b) and
(c) below, all proceeds from the sale of the Property shall be distributed by the Administrative Agent in the following order of priority:

                  first, so much of such payment or amount as shall be required to pay or reimburse the Administrative Agent and the Agent Lessor for any tax, fees, expense, indemnification or other loss incurred by the Administrative Agent or the Agent Lessor (to the extent incurred in connection with any duties as the Administrative Agent or Agent Lessor, as the case may be), shall be distributed to the Administrative Agent and the Agent Lessor without priority of one over the other for their own accounts in accordance with the amount of such payment or amount payable to such Person;

                  second, so much of such payments or amounts as shall be required to pay the Lenders and the Lessors the amounts payable to them pursuant to any expense reimbursement or indemnification provisions of the Operative Documents shall be distributed to each such Lender and Lessor without priority of one over the other in accordance with the amount of such payment or payments payable to each such Person;

                  third, an amount equal to the aggregate Lessor Balance minus the Equity Amount shall be distributed to the Lessors for application to the Participant Balance of each Lessor, pro rata among the Lessors, without priority of one over the other, in the proportion that the Participant Balance of each such Lessor bears to the aggregate Participant Balances of all Lessors;

                  fourth, to the Lenders for application to pay in full the Loan Balance, pro rata among the Lenders, without priority of one over the other, in the proportion that the Participant Balance of each such Lender bears to the aggregate Participant Balances of all Lenders;

                  fifth, an amount equal to the Equity Amount shall be distributed to the Lessors for application to pay in full the Participant Balance of each Lessor, pro rata among the Lessors without priority of one over the other in the proportion that the Participant Balance of each such Lessor bears to the aggregate Participant Balance of all Lessors;

                  sixth, the balance, if any, of such payment or amounts
             remaining thereafter shall be promptly distributed to, or as directed by, the Lessee.

         (b) All payments received and amounts realized by the Administrative Agent in connection with any Casualty or Condemnation during the continuance of a Lease Event of Default shall be distributed by the Administrative Agent as follows:

                  (i) in the event that the Agent Lessor (at the direction of the Lessors) and the Administrative Agent elect to pay all or a portion of such amounts to the Lessee for the repair of damage caused by such Casualty or Condemnation in accordance with Section 14.1(a) of the Master Lease, then such amounts shall be distributed to such Lessee, and

                  (ii) in the event that the Agent Lessor (at the direction of the Lessors) and the Administrative Agent elect to apply all or a portion of such amounts to the purchase price of the related Property in accordance with Section 14.1(a) and Article XV of the Master Lease, then such amounts shall be distributed in accordance with clause (a).

         Section 7.7. Other Payments. (a) Except as otherwise provided in Sections 7.1, 7.2, 7.6 and clause (b) below, any payment received by the Administrative Agent for which no provision as to the application thereof is made in the Operative Documents or elsewhere in this Article VII (including any balance remaining after the application in full of amounts to satisfy any expressed provision) shall be distributed pro rata among the Lenders and the Lessors without priority of one over the other, in the proportion that the Participant Balance of each bears to the aggregate of all the Participant Balances.

         (b) Except as otherwise provided in Sections 7.1, 7.2 and 7.6, all payments received and amounts realized by the Administrative Agent or the Agent Lessor under the Master Lease or otherwise with respect to the Property to the extent received or realized at any time after the indefeasible payment in full of the Participant Balances of all of the Lenders and the Lessors and any other amounts due and owing to the Lenders or the Lessors, shall be distributed forthwith by the Administrative Agent or the Agent Lessor, as the case may be, to or as directed by, the Lessee.

         (c) Except as otherwise provided in Sections 7.1 and 7.2, any payment received by the Administrative Agent or the Agent Lessor for which provisions as to the application thereof is made in an Operative Document but not elsewhere in this Article VII shall be distributed forthwith by the Agent Lessor or the Administrative Agent to the Person and for the purpose for which such payment was made in accordance with the terms of such Operative Document.

         Section 7.8. Casualty and Condemnation Amounts. Subject to Section 7.6(b), any amounts payable to the Administrative Agent as a result of a Casualty or Condemnation pursuant to Section 14.1 of the Master Lease and the Assignment of Lease and Rent shall be distributed as follows:

                  (a) all amounts payable to the Lessee for the repair of damage caused by such Casualty or Condemnation in accordance with Section 14.1(a) of the Master Lease shall be distributed to the Lessee, and

                  (b) all amounts that are to be applied to the purchase price of the related Property in accordance with Section 14.1(a) and Article XV of the Master Lease shall be distributed by the Administrative Agent to the Lenders and the Lessors pro rata without priority of one over the other, in the proportion that the Participant Balance of each bears to the aggregate of all of the Participant Balances.

         Section 7.9. Order of Application. To the extent any payment made to any Lender or any Lessor pursuant to Sections 7.2, 7.3, 7.4, 7.6 or 7.7 is insufficient to pay in full the Participant Balance of such Lender or Lessor, then each such payment shall first be applied to accrued interest or Yield and then to principal on the Loans or the Lessor Amounts, as applicable.

         Section 7.10. Payments to Account. All payments made to the Administrative Agent pursuant to the Operative Documents shall be made to the Account.

                                  ARTICLE VIII
                                 REPRESENTATIONS

         Section 8.1. Representations of the Participants. Each Participant represents and warrants to each other Participant, the Agent Lessor, the Administrative Agent and the Lessee that:

                  (a) ERISA. Such Participant is not and will not be making its Loans or funding its Lessor Amounts hereunder, and is not performing its obligations under the Operative Documents, with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or "plan" (as defined in Section 4975(e)(1) of the Code).

                  (b) Status. Such Participant meets at least one of the definitions (other than as a "Lessor" or a "Lender") of the term "Eligible Assignee."

                  (c) Securities. Each Participant is participating in the Transactions for its own account and not with a view toward redistribution; provided that disposition of its rights hereunder shall remain in its control, to the extent otherwise permitted by, and the foregoing shall not affect the ability of any Participant to assign or sell participations in its rights in accordance with, the Operative Documents.

         Section 8.2. Representations the Lessee and the Guarantor. Lessee, as to itself, and Guarantor, as to itself and where applicable the Restricted Subsidiaries, hereby represent and warrant to each Participant, the Agent Lessor and the Administrative Agent that:

                  (a) Corporate Organization and Authority. The Lessee, Guarantor and each Restricted Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite power and authority and all licenses and permits necessary in any respect material to the Lessee or to the Guarantor and the Restricted Subsidiaries taken as a whole to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted and is duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction in which the nature of the business transacted by it or the nature of the Company Property owned or leased by it makes such licensing or qualification necessary and in which the failure to be so licensed or qualified would have a Material Adverse Effect. Schedule III hereto contains a complete and correct list of all Subsidiaries of the Guarantor as of the date hereof and correctly sets forth, as to each, whether or not it constitutes a Restricted Subsidiary, the jurisdiction of incorporation, and the percentage of the issued and outstanding shares of such Subsidiary owned by the Guarantor or by Subsidiaries of the Guarantor. All of the issued and outstanding shares of capital stock of each such Restricted Subsidiary are valid and fully paid and nonassessable and all such shares of Restricted Subsidiaries indicated in Schedule III as owned by the Guarantor or a Restricted Subsidiary are owned, beneficially and of record, by the Guarantor or such Restricted Subsidiary, free of any Lien.

                  (b) Outstanding Debt. Schedule IV hereto correctly describes all Indebtedness of the Guarantor and its Restricted Subsidiaries in excess of $5,000,000 and generally identifies all Liens securing such Indebtedness.

                  (c) Financial Statements. The consolidated and consolidating balance sheets of the Guarantor and its Consolidated Subsidiaries as at December 31, 1996, and the related consolidated statements of income, stockholders' equity and changes in financial position (or cashflow) for the fiscal year ending on such date, accompanied, in the case of the consolidated balance sheets and statements, by reports thereon containing opinions by Coopers & Lybrand L.L.P., and the unaudited consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as at September 30, 1997 and the related consolidated statements of income, retained earnings and changes in financial position (or cash flow) for the nine (9) months ending on such date (copies of which have been furnished to the Agent Lessor, the Administrative Agent and each Participant), have been prepared in accordance with GAAP and present fairly the financial position of the Guarantor and its Consolidated Subsidiaries or Restricted Subsidiaries, as the case may be as of such dates and the results of their operations and changes in their financial position for the periods covered thereby. Since September 30, 1997 and through the date hereof, there has been no material adverse change in the condition, financial or otherwise, of the Guarantor and its Consolidated Subsidiaries from that shown on the above-described balance sheet as of such date. It is understood that the adverse ruling in the tax dispute in respect of the consolidation of the tax returns of the Guarantor and its Subsidiaries with those of AMAX Inc. for 1984, 1985 and 1986, which is referred to in Section 8.2(j) below and is described in the Guarantor's Exchange Act Reports (as defined below) does not and a subsequent adverse ruling thereon on appeal shall not, constitute a "material adverse change".

                  (d) Full Disclosure. The financial statements referred to in
         Section 8.2(c) do not, nor does any written statement furnished by or on behalf of the Guarantor to the Agent Lessor, the Administrative Agent and each Participant in connection with the negotiation of this Participation Agreement and the Transactions, contain any untrue statement of a material fact or omit a material fact necessary to make the material statements contained therein or herein, in light of the circumstances under which they were made, not misleading except for such thereof as were corrected in subsequent written statements furnished the Agent Lessor, the Administrative Agent and each Participant, the Agent Lessor, the Administrative Agent and each Participant acknowledging that as to any projections furnished to the Agent Lessor, the Administrative Agent or any Participant, the Guarantor only represents that the same were prepared on the basis of information and estimates the Guarantor believes to be reasonable.

                  (e) Pending Litigation. Excluding issues and matters relating to taxes, which are specifically referred to in Section 8.2(j) hereof, and excluding any other proceedings or disputes reflected in the Guarantor's filings with the Securities and Exchange Commission ("SEC") on Form 10-K for the year ended December 31, 1996 or on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 (the "Exchange Act Reports") or reflected on Schedule V hereto, as of the date hereof, there are no proceedings pending or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor or any Restricted Subsidiary in any court or before any governmental authority or arbitration board or tribunal in which, either individually or in the aggregate, there is a reasonable possibility of an adverse decision which could result in a Material Adverse Effect or could result in the Guarantor's obligations under any of the Operative Documents being declared invalid. Neither the Guarantor nor any Restricted Subsidiary is in default with respect to any material order of any court or governmental authority or arbitration board or tribunal.

                  (f) Financing is Legal and Authorized. The execution and delivery of the Operative Documents, the Transactions and compliance by the Guarantor and the Lessee with all of the provisions of the Operative Documents are within the respective corporate powers of the Guarantor and the Lessee and have been duly authorized by proper corporate action on the part of the Guarantor and the Lessee and will not violate any provisions of any applicable law or order of any court or governmental authority or agency of competent jurisdiction and after giving effect to the acquisition of the Property by the Agent Lessor and cancellation or termination of the US West Agreements and cancellation or release of all security interest thereunder will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Restated Certificate of Incorporation or by-laws of the Guarantor and the Certificate of Incorporation or by-laws of the Lessee or constitute a material conflict with or breach or default under any material indenture or other material agreement or instrument to which the Guarantor or any Restricted Subsidiary is a party or by which any of them may be bound or result in the imposition of any Liens on any Company Property of the Guarantor or of any Restricted Subsidiary not permitted hereby.

                  (g) Intentionally Omitted.

                  (h) No Defaults. No Default or Event of Default has occurred and is continuing, and after giving effect to the acquisition of the Property by the Agent Lessor and cancellation or termination of the US West Agreements and cancellation or release of all security interest thereunder the Guarantor and its Restricted Subsidiaries are not in material breach of any contract or agreement where such breach may have a Material Adverse Effect.

                  (i) Governmental Consent. No approval, authorization, consent or withholding of objection on the part of any regulatory body, state, federal or local, is necessary in connection with the execution and delivery by either the Guarantor or the Lessee of the Operative Documents or compliance by either the Guarantor or the Lessee with any of the provisions thereof.

                  (j) Taxes. All tax returns required to be filed by the Guarantor or any Consolidated Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Guarantor or any Consolidated Subsidiary or upon any of their respective properties, income or franchises, which are shown to be due and payable in such filed returns have been paid. The only dispute with respect to the consolidation of the tax returns of the Guarantor and its Subsidiaries with those of AMAX Inc. is a dispute concerning the inclusion of the Guarantor and its Subsidiaries in the consolidated returns of AMAX Inc. for 1984, 1985 and 1986, which dispute is described in the Guarantor's Exchange Act Reports. Such tax dispute was decided adversely to the Guarantor by the United States Tax Court in a decision dated September 30, 1997. As of the date hereof, the Guarantor has paid the expected deficiency with accrued interest. There are no other material controversies known to the Guarantor with respect to other federal or state income tax matters of the Guarantor and its Subsidiaries in which there is a reasonable possibility of an adverse decision which would result in a Material Adverse Effect. The provisions for taxes on the books of the Guarantor and each Subsidiary are adequate in all material respects for all open years, and for its current fiscal year.

                  (k) Not an Investment Company. The Guarantor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (1) Intentionally Omitted.

                  (m) ERISA. Each Plan, and, to the knowledge of the Guarantor, each Multiemployer Plan, is in material compliance in all respects with, and has been administered in all respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law except where failure to be so in compliance or to be so administered should not result in a Material Adverse Effect.

                  (n) Compliance with Environmental and Other Laws. (i) Neither the Guarantor nor any of its Restricted Subsidiaries is (A) in material default as of the date hereof with respect to any order, writ, injunction or decree of any court or (B) in default as of the date hereof in any material respect under any law, ordinance, order, regulation, license or demand (including ERISA, the Occupational Safety and Health Act of 1970 and Environmental Laws) of any federal, state, municipal or other governmental agency, default with respect to or under which would have a Material Adverse Effect.

                  (ii) As of the date hereof, the Guarantor and the Lessee are in compliance with all applicable state and federal environmental, health and safety statutes and regulations, including, without limitation, regulations promulgated under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.ss.6901 et seq., except where failure to be in compliance would not have a Material Adverse Effect. After giving effect to applicable reserves on the books of the Guarantor and its Restricted Subsidiaries for environmental remediation and related costs and based on current information available to the Guarantor with respect to the cost of remediation, the nature and extent of the Guarantor's involvement in sites which are currently known to require remediation and the anticipated contributions of other potentially responsible parties as well as applicable insurance, the Guarantor believes that the anticipated and estimable liabilities of the Guarantor and its Restricted Subsidiaries resulting from environmental matters and required expenditures for remediation programs it may be required to undertake will not have a Material Adverse Effect.

                  (o) Offer of Securities. Neither Lessee nor Guarantor nor any Person authorized to act on their behalf has, directly or indirectly, offered any interest in the Property or any other interest similar thereto (the sale or offer of which would be integrated with the sale or offer of such interest in the Property), for sale to, or solicited any offer to acquire any of the same from, any Person other than each Participant and the Administrative Agent, the Agent Lessor and other similar financial institutions.

                  (p) Property. The Property and the contemplated use thereof by the Lessee and its agents, assignees, employees, lessees, licensees and tenants will comply in all Material respects with all Requirements of Law (including, without limitation, all zoning and land use laws and Environmental Laws) and Material Insurance Requirements, except for such Requirements of Law as it shall be contesting in good faith by appropriate proceedings. There is no action, suit or proceeding (including any proceeding in condemnation or eminent domain or under any Environmental Law) pending or, to the best of its knowledge, threatened with respect to the Property which materially adversely affects the title to, or the use, operation or value of, the Property. No Casualty with respect to the Property has occurred which Casualty has had a Material Adverse Effect on the Property.

                  (q) Permits and Utilities. The Property has available all Material services and other utilities necessary for use and operation of the Property for its primary intended purposes including, without limitation, adequate water, gas and electrical supply, storm and sanitary sewerage facilities, telephone, other required public utilities and means of access between the Property and public highways for pedestrians and motor vehicles. All Material utilities serving the Property, are located in, and vehicular access to the Property is provided by, either public rights-of-way abutting the Property or Appurtenant Rights. Lessee has obtained, and has and will keep in full force and effect, all Material operating permits necessary to allow for the Property to be operated in accordance with its intended use.

                  (r) Intentionally Omitted.

                  (s) Insurance. Lessee has obtained insurance coverage covering the Property which meets the requirements of the Master Lease, and such coverage is in full force and effect.

                  (t) Flood Hazard Areas. No portion of the Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency.

                                   ARTICLE IX
                           PAYMENT OF CERTAIN EXPENSES

         Section 9.1. Transaction Expenses. The Lessee shall pay, or cause to be paid, from time to time all Transaction Expenses in respect of the Transactions within thirty (30) days after the Lessee has received written invoices therefor.

         Section 9.2. Stamp Taxes. The Lessee shall pay or cause to be paid any and all stamp, transfer and other similar taxes, fees and excise, if any, including any interest and penalties, which are payable in connection with the Transactions.

                                    ARTICLE X
                         OTHER COVENANTS AND AGREEMENTS

         Section 10.1. Covenants of the Guarantor. The Guarantor covenants and agrees with the Arranger, the Agent Lessor, the Administrative Agent, the Lessors and the Lenders that, so long as this Participation Agreement shall remain in effect or any amounts constituting Rent shall be unpaid or any amounts payable under the Operative Documents shall remain payable by the Guarantor, unless the Required Participants shall otherwise consent in writing, the Guarantor will, and will cause each of its Restricted Subsidiaries to:

                  (a) Corporate Existence, Etc. The Guarantor will preserve and keep in force and effect, and will cause each Restricted Subsidiary to preserve and keep in force and effect, its corporate existence and all material franchises, licenses and permits necessary to the proper conduct of its business provided, however, that neither the Guarantor nor any Restricted Subsidiary shall be required to preserve any such franchise, license or permit or, in the case of any Restricted Subsidiary, its corporate existence, if the Guarantor shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Guarantor and its Restricted Subsidiaries taken as a whole.

                  (b) Insurance. The Guarantor will maintain, and will cause each Restricted Subsidiary to maintain, insurance coverage from financially sound and reputable insurers in such forms and amounts, with such deductibles and against such risks, as is, taken as a whole, generally consistent with those maintained by manufacturing companies with similar revenues and asset values, with due regard to the nature of their assets and business, their loss experience, and conditions in the insurance markets.

                  (c) Taxes, Claims for Labor and Materials, Compliance with Laws. (i) The Guarantor will promptly pay and discharge, and will cause each Restricted Subsidiary promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon it or upon or in respect of all or any part of its property or business and all claims for work, labor or materials which, if unpaid, might become a Lien or charge upon any Company Property material to the Guarantor and its Restricted Subsidiaries taken as a whole unless permitted by Section 10.1(k) hereof; provided the Guarantor or such Restricted Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any Company Property of the Guarantor or such Restricted Subsidiary or any material interference with the use thereof by the Guarantor or such Restricted Subsidiary, and (ii) the Guarantor or such Restricted Subsidiary shall set aside on its books reserves deemed by the Guarantor in its reasonable business judgment to be adequate with respect thereto or such greater amount as may be required by GAAP.

                  (ii) The Guarantor will comply, and will cause each Restricted Subsidiary to comply, with all laws, ordinances or governmental rules and regulations to which it is subject, including without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, the violation of which would have a Material Adverse Effect.

                  (d) Maintenance of Properties and Business. The Guarantor will maintain, preserve and keep, and will cause each Restricted Subsidiary to maintain, preserve and keep, its material properties which are necessary in any respect material to the Guarantor and its Restricted Subsidiaries taken as a whole for the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order (ordinary wear and tear excepted) and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained; provided, however, that nothing in this Section l0.l(d) shall prevent the Guarantor or any Restricted Subsidiary from discontinuing the operation and maintenance of any of its Company Properties if such discontinuance is, in the judgment of the Guarantor, desirable in the conduct of the business of the Guarantor or such Restricted Subsidiary, as the case may be.

                  (e) Nature of Business. Neither the Guarantor nor any Restricted Subsidiary will engage in any business or activity if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Guarantor and its Restricted Subsidiaries would be substantially changed from the general nature of the business engaged in by the Guarantor and its Subsidiaries on the date of this Participation Agreement.

                  (f) Reports and Rights of Inspection. The Guarantor will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Guarantor or such Subsidiary in accordance with GAAP and will furnish to the Administrative Agent with sufficient copies for each
         Participant:

                      (i) Quarterly Statements. As soon as available and in
                  any event within 90 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of consolidated balance sheets as of the close of such quarterly period, and consolidated statements of income and changes in financial position (or cash flow) for such quarterly period and for the portion of the fiscal year then ended, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, as set forth in the Guarantor's Form 10-Q report filed with the SEC and certified as presenting fairly the consolidated financial condition of the Guarantor and its Consolidated Subsidiaries as of the end of such period and the results of their operations for such period, subject to changes resulting from year-end adjustments (which the certificate shall indicate are not expected to be material or, if expected to be material, the nature and scope thereof shall be specified) and to footnote disclosures, by the chief financial officer or chief accounting officer of the Guarantor;

                      (ii) Annual Statements. As soon as available and in
                  any event within 120 days after the close of each fiscal year of the Guarantor, copies of consolidated and consolidating balance sheets as of the close of such fiscal year and consolidated statements of income, retained earnings and changes in financial position (or cash flow) for such fiscal year, and accompanied in the case of said consolidated statements, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Guarantor and its Consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default.

                      (iii) SEC and Other Reports. Promptly upon their becoming
                  available, one copy of each financial statement, report, notice or proxy statement sent by the Guarantor to its stockholders generally, and of each regular or periodic report, and any registration statement or prospectus filed by the Guarantor or any Subsidiary with the SEC or any successor agency;

                      (iv) Officers' Certificates. Within the periods provided
                  in paragraphs (i) and (ii) above, a certificate of an Authorized Financial Officer of the Guarantor stating that such Authorized Financial Officer has reviewed the provisions of this Participation Agreement and setting forth: (A) the information and computations (in sufficient detail) required in order to establish whether the Guarantor was in compliance with the requirements of Sections 10.1(g), (h), (i) and (j) hereof at the end of the period covered by the financial statements then being furnished, and (B) to the best of such officer's knowledge, whether there exists on the date of the certificate or existed at any time during the period covered by such financial statement any Default or Event of Default and, if any such condition or event exists on the date of the certificate or existed during such period, specifying the nature and period of existence thereof and the action the Guarantor is taking, has taken or proposes to take with respect thereto; and

                      (v) Notices of Default and Rating Change. Promptly after
                  knowledge thereof shall have come to the attention of the chief financial officer of the Guarantor, notice of any Default or Event of Default hereunder and of any change in the S&P Rating.

Without limiting the foregoing, the Guarantor will permit Administrative Agent and each Participant (or such Persons as any Participant may designate), upon reasonable notice, to visit and inspect, under the Guarantor's guidance, books of account, records, reports and other papers of the Guarantor, to make copies and extracts therefrom (except with respect to confidential or proprietary information), and to discuss the Guarantor's affairs, finances and accounts with its officers and employees, all at such reasonable times and as often as may be reasonably requested, provided that the Guarantor may establish reasonable procedures for joint visits and inspections if more than one Bank requests the right to visit and inspect.

         All information which is furnished to or obtained by any Participant pursuant to this Participation Agreement shall be received and held in confidence unless or until the same has been publicly disclosed (other than by or on behalf of any Participant);

         provided, however, that no Participant shall in any way be inhibited in the use of such information in order to determine and enforce compliance with the terms and conditions of this Participation Agreement or take any lawful action which it deems necessary to protect its interests herein and in the Notes and the Certificates, and provided, further, that any Participant may furnish any such information in compliance with any court order or to any regulatory body, agency, authority or commission to whose jurisdiction such Participant may be subject, to its independent accountants, to any Person to whom such holder owes any duty of disclosure, to any affiliate of such Participant which needs to know such information in connection with approving or evaluating such Participant's participation in this Participation Agreement or monitoring compliance herewith and to any Person to whom such holder is considering selling a participation herein or in any Note or Certificate or assigning its interest hereunder; provided, however, in making any such use, such Participant shall take all reasonable measures to preserve the confidentiality of any such information including, without limitation, obtaining a written undertaking of any Person to whom such information may be furnished to maintain the confidentiality thereof in accordance with this Participation Agreement and shall furnish copies of such undertaking to the Guarantor.

                  (g) Net Worth. The Guarantor shall at all times maintain Tangible Net Worth of not less than $900,000,000.

                  (h) Leverage Ratio. The Guarantor will not permit the ratio of Restricted Tangible Net Assets to Restricted Funded Debt to be less than 2.0 to 1 at any time.

                  (i) Sale Leasebacks. The Guarantor will not, nor will it permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction covering any fixed or capital Company Property, except for sale and leaseback transactions which either (i) collectively cover Company Property the aggregate fair market value of which, as determined for each item of Company Property as at the time such Company Property became the subject of such a transaction, does not exceed 5% of Tangible Net Worth, as determined on the date of the most recent such transaction or (ii) relate solely to Property acquired after the date hereof and are entered into within 180 days after any such acquisition; provided that in no event shall the aggregate fair market value of all such Company Property referred to in the foregoing clauses (i) and (ii), as determined for each item of Company Property as at the time such Company Property became the subject of such a transaction, exclusive of operating or "true" leases, exceed 20% of Tangible Net Worth, as determined on the date of the most recent such transaction.

                  (j) Indebtedness. The Guarantor will not permit any of its Subsidiaries to create, incur or suffer to exist any Indebtedness other than:

                      (i) Indebtedness outstanding on the date hereof and either listed on Schedule IV hereto or being in an amount of $5,000,000 or less in each instance and not greater than $10,000,000 in the aggregate (exclusive of indebtedness listed on Schedule IV) and any extension, renewal or replacement thereof that does not increase the aggregate principal amount of the Indebtedness (including, for purposes of this paragraph (a), unfunded commitments) so extended, renewed or replaced;

                      (ii) Indebtedness to the Guarantor or to other Subsidiaries of the Guarantor;

                      (iii) Indebtedness of any Unrestricted Subsidiary in
                  respect of which neither the Guarantor nor any other Restricted Subsidiary is directly or contingently liable, by Guarantee or otherwise;

                      (iv) Indebtedness secured by the Liens referred to in paragraphs (vii) and (viii) of Section 10.1(k) hereof, and any extension, renewal or replacement thereof which does not increase the indebtedness thereby secured or extend the Liens to other property; and

                      (v) Indebtedness for working capital, trade financing and cash management activities, provided that the aggregate outstanding principal amount thereof plus the aggregate amount of obligations not constituting Indebtedness secured by Liens permitted by Section 10.1(k)(i) hereof shall not represent more than 15% of Tangible Net Worth at the time of incurrence of each such obligation or item of Indebtedness.

                  (k) Limitation on Liens. The Guarantor will not, and will not permit any Restricted Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien of any kind on its or their Company Property, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any Company Property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Restricted Subsidiary to acquire or agree to acquire, any Company Property or assets upon conditional sales agreements or other title retention devices, except:

                      (i) Liens in existence on the date hereof and listed in Schedule IV hereto;

                      (ii) Liens imposed by any governmental authority or
                  instrumentality to secure the performance of conditions to governmental grants or advances which are not repayable absent a failure to satisfy such conditions or for taxes, assessments or charges which are not in any instance yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Guarantor or the affected Restricted Subsidiaries, as the case may be, in accordance with GAAP;

                           (iii) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days after the Guarantor is notified of same or which are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in a Lease Event of Default under Section 16.1(h) of the Master Lease;

                           (iv)   pledges or deposits under worker's
                  compensation, unemployment insurance and other social security legislation;

                           (v) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                           (vi) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Company Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the Company Property subject thereto or interfere with the ordinary conduct of the business of the Guarantor or any of its Restricted Subsidiaries;

                           (vii) Liens on Company Property of any corporation which becomes a Restricted Subsidiary of the Guarantor after the date of this Participation Agreement, provided that such Liens are in existence at the time such corporation becomes a Restricted Subsidiary of the Guarantor and were not created in anticipation thereof;

                           (viii) Liens upon real and/or tangible personal
                  Company Property acquired after the date hereof (by purchase, construction or otherwise) by the Guarantor or any of its Restricted Subsidiaries, each of which Liens either (A) existed on such Company Property before the time of its acquisition and was not created in anticipation thereof, or
                  (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Company Property; provided that no such Lien shall extend to or cover any Property of the Guarantor or such Restricted Subsidiary other than the Company Property so acquired and improvements thereon; and provided, further, that the principal amount of Indebtedness secured by any such Lien shall at no time exceed 80% of the fair market value (as determined in good faith by a responsible officer of the Guarantor) of such Company Property at the time it was acquired (by purchase, construction or otherwise);

                           (ix) additional Liens upon real and/or personal
                  Company Property created after the date hereof; provided that the aggregate amount of obligations secured thereby shall not represent more than 15% of Tangible Net Worth as of the date each such obligation is incurred; and

                           (x) any extension, renewal or replacement of the foregoing, provided, however, that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or Company Property (other than a substitution of like Company Property).

                  (1) Prohibition of Fundamental Changes. The Guarantor will not merge, consolidate or amalgamate with any Person unless the Guarantor is the surviving corporation and immediately after giving effect to that transaction there is no Default hereunder, or liquidate, wind up or dissolve (or suffer any liquidation or dissolution). The Guarantor will not permit any Restricted Subsidiary to merge, consolidate or amalgamate with any other Person unless (A) immediately after giving effect thereto there is no Default hereunder, (B) if the transaction is between a Restricted Subsidiary and an Unrestricted Subsidiary, the conditions to designating the Subsidiary which will not survive into a Subsidiary of the other type (as set forth in the definition of the term "Restricted Subsidiary") could be satisfied immediately prior to the transaction in question and (C) if the survivor of the transaction will not be a Subsidiary, the Guarantor or immediate parent of the Restricted Subsidiary will receive consideration in connection with such transaction which would satisfy the requirements of the immediately following sentence had the Restricted Subsidiary in question been sold. The Guarantor will not, nor will it permit any of its Restricted Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business or Company Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests) except for fair market value in exchange for reasonable consideration (as determined by the Board of Directors of the Guarantor in any transaction, or series of related transactions, involving consideration exceeding $100,000,000 in cash or Company Property).

         Section 10.2. Affirmative Covenant of the Agent Lessor. The Agent Lessor covenants and agrees with the Arranger, the Lessee, the Guarantor, the Administrative Agent and the Lenders that, so long as this Participation Agreement shall remain in effect or the principal or interest on any Loan, or any fees or any other expenses or amounts payable under any Operative Document to the Administrative Agent or the Lenders shall be unpaid, unless the Required Lenders shall otherwise consent in writing, the Agent Lessor will, upon the written request of the Required Lenders after the occurrence and during the continuance of an Event of Default qualify to do business in every jurisdiction where such qualification is necessary for the Agent Lessor to exercise its remedies under the Master Lease or any other Operative Document.

                                   ARTICLE XI
                                    RENEWALS

     Section 11.1. Extensions of Maturity Date and Expiration Date; Replacement of Participants. (a) So long as the Lessee has not elected the Remarketing Option, the Lessee may, on any date between 365 days and 180 days prior to the Maturity Date, direct a written request to the Agent Lessor and the Administrative Agent that the Expiration Date then in effect under the Master Lease be extended to the date occurring one (1) year or two (2) years after such Expiration Date and concurrently therewith request that the Administrative Agent and the Agent Lessor direct a written request to the Lessors and the Lenders that the applicable Maturity Date be extended to the same date (each such additional year or two (2) years, a "Renewal Term"). In no event may the Expiration Date or the Maturity Date be extended more than once if for a two-year Renewal Term or twice if for a one-year renewal term pursuant to this Section l1.1(a). Each Participant may grant or deny its consent to a Renewal Term in its sole discretion by notifying the Administrative Agent and the Agent Lessor in writing (with a copy to the Lessee); provided, however, that any Participant that fails to respond to such request for a Renewal Term within sixty (60) days after its receipt thereof shall be deemed to have denied such request for a Renewal Term.

         (b) In connection with a written request of the Lessee for a Renewal Term, upon the request of the Lessee, the Administrative Agent and the Agent Lessor shall be permitted to replace any non-consenting Participant and any Participant that fails to respond to the Administrative Agent's and the Agent Lessor's written request for a Renewal Term within the time period specified in clause (a) above (each, a "Non-Consenting Participant") with a replacement bank or other financial institution (a "Replacement Participant") satisfactory to the Lessee, the Lessors and the Lenders, with such replacement to be effective as of the Expiration Date and Maturity Date in effect prior to the requested Renewal Term; provided, however, that (i) such replacement does not conflict with any Requirement of Law, (ii) the Replacement Participant shall purchase from the Non-Consenting Participant (A) at par, all Loans, in the case of a Lender, and all Lessor Amounts, in the case of a Lessor, (B) all accrued interest, in the case of a Lender, and all accrued Yield, in the case of a Lessor, and (C) all other amounts owing to such Non-Consenting Participant on or prior to the date of replacement, in each case, (iii) the Lessee shall be liable to such Non-Consenting Participant under Section 13.10 if any Loan or Lessor Amount, as the case may be, owing to such Non-Consenting Participant shall be prepaid (or purchased) other than on the last day of the Interest Period or Interest Periods relating thereto, (iv) such replacement shall be made in accordance with the provisions of Article XII (provided that the Lessee or the relevant Replacement Participant shall be obligated to pay the Transaction Expenses arising in connection therewith), and (v) the Replacement Participant shall have agreed to be subject to all of the terms and conditions of the applicable Operative Documents (including the extension of the Maturity Date contemplated by the relevant request for a Renewal Term and the related extension). The Administrative Agent, the Agent Lessor and Lessee hereby agree to cooperate with each other in an effort to arrange one or more Replacement Participants as contemplated by this Section 11.1(b).

         (c) Except as otherwise provided in this Article XI, all other terms of the Operative Documents shall remain unchanged and with the same force and effect (including the pricing categories and pricing ratios), and there shall not be any additional up-front fee in connection with such Renewal Term; provided that Fixed Rent shall continue to be paid annually at the same rate as set forth in the Master Lease.

    Section 11.2. Replacement of Defaulting Participant. The Lessee shall have the right (but not the obligation) to require any Defaulting Participant to assign and delegate in accordance with Section 12.1 all of such Lender's or Lessor's total Loans or Lessor Amounts, as the case may be, and Commitment, if any, to any other financial institution that, in each case, is willing to accept such assignment and delegation and is reasonably satisfactory to the Administrative Agent, Agent Lessor and Lessee.

                                   ARTICLE XII
                      TRANSFERS OF PARTICIPANTS' INTERESTS

    Section 12.1. Assignments. Each Participant may, from time to time, with the consent of the Guarantor and the Administrative Agent (which will not in any instance be unreasonably withheld), assign to other financial institutions part of the indebtedness evidenced by the Loan Commitments or the Lessor Commitments then owned by it pursuant to written agreements executed by the assignor, the assignee and the Guarantor, which agreements shall specify in each instance the portion of the indebtedness evidenced by the Loan Commitments or the Lessor Commitments which are to be assigned to each such assignor and the portion of the Loan Commitment or the Lessor Commitment of the assignor (the "Assignment Agreements"), provided that the Guarantor may in its sole discretion withhold its consent to any assignment by a Participant of less than all of its Loan Commitment or the Lessor Commitment if as a result thereof the assignor will have a Commitment hereunder of less than $10,000,000 (or $5,000,000 if the assignee thereof will have a Commitment hereunder of at least $10,000,000 in all cases as adjusted proportionately to reflect payments of Fixed Rent) or the assignee will have a Commitment hereunder of less than $10,000,000 (or $5,000,000 if the assignor thereof will have a Commitment hereunder of at least $10,000,000 in all cases as adjusted proportionately to reflect payments of Fixed Rent), further provided that nothing herein contained shall restrict, or be deemed to require any consent as a condition to, or require payment of any fee in connection with, any sale, discount or pledge by any Participant of any Note or Certificate or other obligation hereunder to a Federal Reserve Bank. Upon the execution of each Assignment Agreement by the assignor, the assignee and the Guarantor (i) such assignee shall thereupon become a "Participant" (and either a "Lessor" or "Lender" as the case may be, or both) for all purposes of this Participation Agreement with a Commitment in the amount set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Participant hereunder, (ii) the assignor shall have no further liability for funding the portion of its Commitment assumed by such other Participant and
(iii) the address for notices to such Participant shall be as specified in the Assignment Agreement executed by it. Concurrently with the execution and delivery of such Assignment Agreement, and upon return to the Agent Lessor of the outstanding Note or Certificate (as the case may be) of the Assignor, the Agent Lessor shall execute and deliver a Note or

Certificate (as the case may be) to the assignee Participant in the amount of its Commitment to the assignee and a new Note or Certificate (as the case may be) to the assignor Participant in the amount of its Commitment after giving effect to the reduction occasioned by such assignment, all such Note or Certificate (as the case may be) to constitute "Notes" or "Certificates" for all purposes of this Participation Agreement, and there shall be paid to the Administrative Agent, as a condition to such assignment, an administrative fee of $3,500 plus any out-of-pocket costs and expenses incurred by it in effecting such assignment, such fee to be paid by the assignor or the assignee as they may mutually agree, but under no circumstances shall any portion of such fee be payable by or charged to the Guarantor.

    Section 12.2. Participations. Each Participant shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Advances by such Participant at any time and from time to time to one or more other financial institutions, provided that no such participant shall have any rights under this Participation Agreement or any Note or Certificate (the participant's rights against the Participant granting its participation to be those set forth in the participation agreement between the participant and such Participant). Each such Participant shall be entitled to the benefits of yield protection provisions hereof to the extent such Participant would have been so entitled had no such participation been sold, but such Participant shall not be entitled to any additional benefits as a result of, and shall indemnify the Lessee against, any claim arising out of the sale of such participation.

    Section 12.3. Withholding Taxes; Disclosure of Information; Pledge Under Regulation A. (a) If any Participant (or the assignee of or subparticipant of a Participant, each a "Transferee") is organized under the laws of any jurisdiction other than the United States or any State thereof, then such Participant or the Transferee of such Participant, as applicable, shall (as a condition precedent to acquiring or participating in such Loan or Lessor Amount and as a continuing obligation to the Lessor and the Lender) (i) furnish to each of the Administrative Agent, the Agent Lessor and the Lessee in duplicate, for each taxable year of such Participant or Transferee during the term of the Lease, a properly completed and executed copy of either Internal Revenue Service Form 4224 or Internal Revenue Service Form 1001 and any additional form (or such other form) as is necessary to claim complete exemption from United States withholding taxes (wherein such Transferee claims entitlement to complete exemption from United States withholding taxes on all payments hereunder), and
(ii) provide to each of the Administrative Agent, the Agent Lessor and the Lessee a new Internal Revenue Service Form 4224 or Internal Revenue Service Form 1001 and any such additional form (or any successor form or forms) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such Participant or Transferee, and to comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption. By its acceptance of a participation or assignment hereunder, each Transferee shall be deemed bound by the provisions set forth in this Article XII.

         (b) Any Participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Article XII, disclose to such assignee or participant or proposed assignee or participant, any information relating to Lessee, Guarantor or the Transactions, subject to appropriate confidentiality requirements relating to such information.

         (c) Anything in this Article XII to the contrary notwithstanding, any Participant may without the consent of Lessee or Guarantor, the Administrative Agent or the Agent Lessor, assign and pledge all or any portion of the Notes held by it to any Federal Reserve Bank, the United States Treasury or to any other financial institution as collateral security pursuant to Regulation A of the F.R.S. Board and any operating circular issued by the Federal Reserve System and/or the Federal Reserve Bank or otherwise; provided, any payment by Lessee or Guarantor for the benefit of the assigning or pledging Participant shall be deemed to satisfy such Lessee's or Guarantor's obligations with respect thereto.

         (d) If any Participant determines, as a result of any change in Applicable Law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit any form or certificate that such Participant is obligated to submit pursuant to subsection (a) of this
Section 12.3 or that such Participant is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Participant shall promptly notify the Lessee, Agent Lessor and the Administrative Agent of such fact and such Participant shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable. In the event any Participant so notifies the Lessee, Agent Lessor and the Administrative Agent, such Participant agrees that it will at any time thereafter at the request of the Lessee assign its Notes and/or Lessor Amounts and rights and obligations hereunder to another lender or lessor as the case may be designated by the Lessee and approved by the Administrative Agent and the Agent Lessor (which approvals will not be unreasonably withheld) under and pursuant to Section 12.1 hereof (except that the assignment and retention minimums shall not apply) upon payment to it of the amount of principal and accrued and unpaid interest and fees owing it as of the date such assignment becomes effective.

                                  ARTICLE XIII
                                 INDEMNIFICATION

    Section 13.1. General Indemnification. The Lessee agrees to assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnitee, on an After Tax Basis, from and against any and all Claims that may be imposed on, incurred by or asserted against such Indemnitee (whether because of action or omission by such Indemnitee or otherwise, except to the extent otherwise provided in this Section 13.1), unless such Indemnitee shall be indemnified as to any such Claim by any other Person and unless such Claim arises or accrues prior to the applicable Acquisition Date or after the Expiration Date, in any way relating to or arising out of:

                  (a) any of the Operative Documents or any of the Transactions, and any amendment, modification or waiver in respect thereof;

                  (b) the Property or any part thereof or interest therein;

                  (c) the purchase, design, construction, preparation, installation, inspection, delivery, nondelivery, acceptance, rejection, ownership, management, possession, operation, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer of title, redelivery, use, financing, refinancing, disposition, operation, condition, sale, return or other disposition of all or any part or any interest in the Property or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) thereon, including, without limitation: (1) Claims or penalties arising from any violation of law or in tort (on the basis of strict liability or otherwise), (2) latent or other defects, whether or not discoverable, (3) any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to the Property, (4) the making of any modifications to the Property in violation of any Material Insurance Requirements imposed by any insurance policies required to be maintained by the Lessee pursuant to the Master Lease which are in effect at the time such modifications are made with respect to the Property or any part thereof, (5) any Claim for patent, trademark or copyright infringement, and (6) Claims arising from any public improvements with respect to the Property resulting in any change or special assessments being levied against the Property or any plans to widen, modify or realign any street or highway adjacent to the Property, or any Claim for utility "tap-in" fees;

                  (d) the breach by Lessee or Guarantor of any covenant, representation or warranty made by it or deemed made by it in any Operative Document or any certificate required to be delivered by any Operative Document;

                  (e) the existence of any Lien on or with respect to the Property, any Basic Rent or Supplemental Rent, title thereto, or any interest therein including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of the Property or by reason of labor or materials furnished or claimed to have been furnished to the Lessee, or any of its contractors or agents or by reason of the financing of any personalty or equipment purchased or leased by the Lessee or modifications to the Property constructed by the Lessee, except Lessor Liens and Liens in favor of the Lenders or the Lessors;

                  (f) subject to the accuracy of any Participant's representation set forth in Section 8.1(a), as to such Participant, the Transactions in respect of a prohibited transaction under ERISA or the Code.

Provided, however, that the Lessee shall not be required to indemnify any Indemnitee under this Section 13.1 for any of the following: (1) any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee (it being understood that the Lessee shall be required to indemnify an Indemnitee even if the ordinary (but not gross) negligence of such Indemnitee caused or contributed to such Claim or the breach of any representation, warranty or covenant of such Indemnitee set forth in any Operative

Document, (2) any Claim resulting from Lessor Liens which the Agent Lessor, the Administrative Agent or any of the Lessors or Lenders is responsible for discharging under the Operative Documents, (3) any Claim arising from a breach or alleged breach by the Lenders or the Lessors of any agreement entered into in connection with the assignment or participation of any Loan or Lessor Amount and
(4) any Claim arising in respect of the Property in the period after the Lessee ceases to lease the Property from the Lessors under the related Master Lease, provided that the circumstances giving rise to such Claim occur after such period. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under the Master Lease or any other Operative Document, provided, however, that no Indemnitee shall have the right to assign or otherwise transfer its rights hereunder to any purchaser of its interest in the Master Lease or the Property other than as permitted by Article XII hereof. Without limiting the express rights of any Indemnitee under this Section 13.1, this Section 13.1 shall be construed as an indemnity only and not a guaranty of residual value of the Property or as a guaranty of the Notes.

    Section 13.2. End of Term Indemnity. (a) If the Lessee elects the Remarketing Option and there would, after giving effect to the proposed remarketing transactions, be a Shortfall Amount, then prior to the Expiration Date and as a condition to the Lessee's right to complete the remarketing of the Property pursuant to Article XX of the Master Lease, the Lessee shall cause to be delivered to the Agent Lessor at least one hundred twenty (120) days prior to the Expiration Date, at the Lessee's sole cost and expense, a report from the Appraiser in form and substance reasonably satisfactory to the Agent Lessor, the Administrative Agent and the Participants (the "End of the Term Report" ) which shall state the Appraiser's conclusions as to the reason for any decline in the Fair Market Sales Value of any of the Property from that anticipated for such date in the Appraisal delivered with respect to the Property.

         (b) If the Lessee elects the Remarketing Option, on or prior to the Expiration Date the Lessee shall pay to the Agent Lessor for the account of each of the Lessors an amount (not to exceed the Shortfall Amount) equal to the portion of the Shortfall Amount that the End of the Term Report demonstrates was the result of a decline in the Fair Market Sales Value of the Property due to any of the following, but in all cases only to the extent in breach or violation of any of the Operative Documents and not otherwise consented to pursuant to
Section 15.5 hereof:

                  (i) extraordinary use; failure to maintain, repair, restore, rebuild or replace; failure to comply with all applicable laws; failure to use; workmanship; method of installation or removal or maintenance, repair, rebuilding or replacement (excepting in each case ordinary wear and tear); or

                  (ii) any Modification made to, or any rebuilding of, the Property or any part thereof by the Lessee; or

                  (iii) the existence of any Environmental Violations, the indemnity for which shall not exceed the cost of the remediation thereof; or

                  (iv) any restoration or rebuilding carried out by the Lessee, or

                  (v) any condemnation of any portion of any of the Property pursuant to Article XIV of the Master Lease; or

                  (vi) any use of any of the Property or any part thereof by the Lessee or any sublessee other than aluminum rolling mill facility as contemplated by the Appraisal; or

                  (vii) any grant, release, dedication, transfer, annexation or amendment made pursuant to Section 11.2 of the Master Lease; or

                  (viii) the failure of the Lessors to have good and marketable title to the Property free and clear of all Liens (excluding Permitted Property Liens); or

                  (ix) the existence of any sublease relating to the Property that shall survive the Expiration Date.

    Section 13.3. Environmental Indemnity. Without limitation of the other provisions of this Article XIII, the Lessee and Guarantor hereby agree to indemnify, hold harmless and defend each Indemnitee from and against any and all Claims, arising in whole or in part, out of:

                  (a) lack of compliance with Environmental Laws; or any act or omission causing an environmental condition that requires remediation or disposition thereof or would allow any Governmental Authority to record a Lien on the Property and the cost of disposition or remediation of any such environmental condition or costs and damage resulting from death or injury associated therewith; or

                  (b) any residual contamination on or under the Property, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any Hazardous Materials (or the Release thereof), and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances;

provided, however, that the Lessee and Guarantor shall not be required to indemnify any Indemnitee under this Section 13.3 for any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee and with respect to matters not caused by an act or omission of the Lessee such indemnification shall include only defense costs of Indemnitee. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of the Lease Term with respect to any Claim to the extent it is based on facts or circumstances arising prior to or during the Lease Term, and shall be separate and independent from any remedy under the Lease or any other Operative Document; provided, however, that no Indemnitee shall have the right to assign or otherwise transfer its rights hereunder to any purchaser of its interest in the Lease or the Property other than as permitted by Article XII hereof.

    Section 13.4. Proceedings in Respect of Clans. If any Claim shall be brought against any Indemnitee, such Indemnitee shall promptly notify the Lessee of the commencement thereof, and the Lessee shall be entitled, at the Lessee's expense, to participate in, or, to the extent that the Lessee desires to, assume and control the defense thereof; provided, however, that the Lessee shall have acknowledged in writing its obligation fully to indemnify such Indemnitee in respect of such Claim, except to the extent the Claim arose due to the willful misconduct or gross negligence of such Indemnitee, and the Lessee shall keep such Indemnitee fully apprised of the status of such action, suit or proceeding and shall provide such Indemnitee with all information with respect to such action, suit or proceeding as such Indemnitee shall reasonably request, and provided, further, that the Lessee shall not be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that,
(A) such Indemnitee has obtained and provided Lessee with a copy of a reasonable good faith written opinion of counsel that, (x) such action, suit or proceeding involves a reasonable risk of imposition of criminal liability on the Indemnitee or will involve a reasonable risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Property Lien) on the Property or any part thereof unless, in the case of civil liability, the Lessee shall have posted a bond or other security reasonably satisfactory to the relevant Indemnitees in respect to such risk or (y) the control of such action, suit or proceeding would involve an actual or potential conflict of interest, (B) such proceeding predominantly involves Claims not fully indemnified by the Lessee which the Lessee and the Indemnitee have been unable to sever from the indemnified Claim(s), or (C) an Event of Default under the Lease has occurred and is continuing. The Indemnitee will join in the Lessee's efforts to sever such action. The Indemnitee may participate at its own expense and with its own counsel in any proceeding conducted by the Lessee in accordance with the foregoing. The Lessee shall not enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under Section 13.1 or 13.3 without prior written consent of the Indemnitee, which consent shall not be unreasonably withheld, unless such settlement unconditionally releases the Indemnitee from all liabilities associated with such Claim and does not involve an admission of liability of such Indemnitee.

         Each Indemnitee shall at the expense of the Lessee supply the Lessee with such information and documents reasonably requested by the Lessee as are necessary or advisable for the Lessee to participate in any Claim to the extent permitted by Section 13.1 or 13.3. Each Indemnitee shall at the expense of the Lessee cooperate fully with the Lessee in the defense of all Claims for which indemnification has been requested and in which the Lessee has assumed and is controlling the defense. No Indemnitee shall enter into any settlement or other compromise or make any admission against interest, except as required by law, without the prior written consent of the Lessee, unless such Indemnitee waives its rights to be indemnified under this Article XIII.

         Upon satisfaction of any Claim by the Lessee pursuant to Section 13.1 or 13.3 to or on behalf of an Indemnitee, the Lessee, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such indemnitee at its own expense), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such claims and otherwise cooperate with the Lessee and give such further assurances as are necessary or advisable to enable the Lessee vigorously to pursue such claims.

         Any amount payable to an Indemnitee pursuant to Section 13.1 or 13.3 shall be paid to such Indemnitee promptly upon receipt of a written demand therefor from such Indemnitee, accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable.

    Section 13.5 General Tax Indemnity. (a) Indemnification. The Lessee shall pay and assume liability for, and does hereby agree to indemnify, protect and defend the Property and all Tax Indemnitees, and hold them harmless against, all Impositions on an After Tax Basis.

         (b) Contests. If any Claim in respect of an Imposition shall be made against any Tax Indemnitee or if any proceeding shall be commenced against any Tax Indemnitee (including a written notice of such proceeding) as to which the Lessee may have an indemnity obligation pursuant to this Section 13.5, or if any Tax Indemnitee shall determine that any Imposition to which the Lessee may have an indemnity obligation pursuant to this Section 13.5 may be payable, such Tax Indemnitee shall promptly (and in any event, within thirty (30) days) notify the Lessee in writing (provided that failure to so notify the Lessee within thirty
(30) days shall not alter such Tax Indemnitee's rights under this Section 13.5 except to the extent such failure precludes or prejudices the ability to contest such Imposition) and shall not take any action with respect to such Claim, proceeding or Imposition without the written consent of the Lessee (such consent not to be unreasonably withheld or unreasonably delayed) for thirty (30) days after the receipt of such notice by the Lessee; provided, however, that in the case of any such Claim or proceeding, if such Tax Indemnitee shall be required by law or regulation to take action prior to the end of such thirty (30) day period, such Tax Indemnitee shall, in such notice to the Lessee, so inform the Lessee and such Tax Indemnitee shall not take any action with respect to such Claim, proceeding or Imposition without the consent of the Lessee (such consent not to be unreasonably withheld or unreasonably delayed) for ten (10) days after the receipt of such notice by the Lessee unless such Tax Indemnitee shall be required by law or regulation to take action prior to the end of such ten (lO) day period.

         The Lessee shall be entitled for a period of thirty (30) days from receipt of such notice from such Tax Indemnitee (or such shorter period as such Tax Indemnitee has notified the Lessee is required by law or regulation for such Tax Indemnitee to commence such contest), to request in writing that such Tax Indemnitee contest the Imposition at the Lessee's expense. If (x) such contest can be pursued in the name of the Lessee and independently from any other proceeding involving a Tax liability of such Tax Indemnitee for which the Lessee has not agreed to indemnify such Tax Indemnitee, (y) such contest must be pursued in the name of such Tax Indemnitee, but can be pursued independently from any other proceeding involving a Tax liability of such Tax Indemnitee for which the Lessee has not agreed to indemnify such Tax Indemnitee or (z) such Tax Indemnitee so requests, then the Lessee shall have the right to control the contest of such Claim, provided that in the case of a contest described in clause (y), if such Tax Indemnitee obtains and provides the Lessee with the reasonable good faith opinion of such Tax Indemnitee's counsel that such contest by the Lessee could have a material adverse impact on the business or operations of such Tax Indemnitee, including an explanation to the Lessee of such determination, such Tax Indemnitee may elect to control or reassert control of the contest, and provided that by taking control of the contest, the Lessee acknowledges that it is responsible for the Imposition ultimately determined to be due by reason of such Claim, and provided, further, that in determining the application of clauses (x) and (y) above, each Tax Indemnitee shall take any and all reasonable steps to segregate Claims for any Taxes for which the Lessee indemnifies hereunder from Taxes for which the Lessee is not obligated to indemnify hereunder, so that the Lessee can control the contest of the former. In all other Claims requested to be contested by the Lessee, such Tax Indemnitee shall control the contest of such Claim, acting through counsel reasonably acceptable to the Lessee. In no event shall the Lessee be permitted to contest (or such Tax Indemnitee required to contest) any Claim, (A) if such Tax Indemnitee provides the Lessee with a legal opinion of counsel reasonably acceptable to the Lessee that such action, suit or proceeding involves a reasonable risk of imposition of criminal liability or will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on any Property or any part thereof unless the Lessee shall have posted and maintained a bond or other security reasonably satisfactory to the relevant Tax Indemnitee in respect to such risk, (B) if an Event of Default has occurred and is continuing, (C) unless the Lessee shall have agreed to pay and shall pay, to such Tax Indemnitee on demand all reasonable out-of-pocket costs, losses and expenses that such Tax Indemnitee may incur in connection with contesting such Imposition including all reasonable legal, accounting and investigatory fees and disbursements, or (D) if such contest shall involve the payment of the Tax prior to the contest, unless the Lessee shall provide to such Tax Indemnitee an interest-free advance in an amount equal to the Imposition that the Indemnitee is required to pay (with no additional net after-tax costs to such Tax Indemnitee). In addition for Tax Indemnitee controlled contests and Claims contested in the name of such Tax Indemnitee in a public forum, no contest shall be required: (A) unless the amount of the potential indemnity (taking into account all similar or logically related Claims that have been or could be raised in any audit involving any or all such Tax Indemnitees with respect to any period for which the Lessee may be liable to pay an indemnity under this Sec 13.5(b)) exceeds $250,000 and (B) unless, if requested by such Tax Indemnitee, the Lessee shall have provided to such Tax Indemnitee an opinion of counsel selected by the Lessee (which may be in-house counsel) (except, in the case of income taxes indemnified hereunder, in which case such opinion shall be an opinion of independent tax counsel selected by such Tax Indemnitee and reasonably acceptable to the Lessee) that a reasonable basis exists to contest such Claim. In no event shall a Tax Indemnitee be required to appeal an adverse judicial determination to the United States Supreme Court.

         The party conducting the contest shall consult in good faith with the other party and its counsel with respect to the contest of such Claim for Taxes (or Claim for refund) but the decisions regarding what actions to be taken shall be made by the controlling party in its sole judgment, provided, however, that if such Tax Indemnitee is the controlling party and the Lessee recommends the acceptance of a settlement offer made by the relevant Governmental Authority and such Tax Indemnitee rejects such settlement offer then the amount for which the Lessee will be required to indemnify such Tax Indemnitee with respect to the Taxes subject to such offer shall not exceed the amount which it would have owed if such settlement offer had been accepted. In addition, the controlling party shall keep the non-controlling party reasonably informed as to the progress of the contest, and shall provide the non-controlling party with a copy of (or appropriate excerpts from) and reports or Claims issued by the relevant auditing agents or taxing authority to the controlling party thereof, in connection with such Claim or the contest thereof.

         Each Tax Indemnitee shall, at the Lessee's expense, supply the Lessee with such information and documents reasonably requested by the Lessee as are necessary or advisable for the Lessee to participate in any action, suit or proceeding to the extent permitted by this Section 13.5(b). Notwithstanding anything in this Section 13.5(b) to the contrary, no Tax Indemnitee shall enter into any settlement or other compromise or fail to appeal an adverse ruling with respect to any Claim which is entitled to be indemnified under this Section 13.5 (and with respect to which contest is required under this Section 13.5(b)) without the prior written consent of the Lessee, unless such Tax Indemnitee waives its right to be indemnified under this Section 13.5 with respect to such Claim.

         Notwithstanding anything contained herein to the contrary, a Tax Indemnitee will not be required to contest (and the Lessee shall not be permitted to contest) a Claim with respect to the imposition of any Tax if such Tax Indemnitee shall waive its right to indemnification under this Section 13.5 with respect to such Claim (and any Claim with respect to such year or any other taxable year the contest of which is materially adversely affected as a result of such waiver).

         (c) [Intentionally omitted]

         (d) Payments. Any Imposition indemnifiable under this Section 13.5 shall be paid directly when due to the applicable taxing authority if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to a Tax Indemnitee pursuant to Section 13.5 shall be paid within thirty (30) days after receipt of a written demand therefor from such Tax Indemnitee accompanied by a written statement describing in reasonable detail the amount so payable, but not before two (2) Business Days prior to the date that the relevant Taxes are due. Any payments made pursuant to this Section 13.5 shall be made directly to such Tax Indemnitee entitled thereto or the Lessee, as the case may be, in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its address as set forth in Schedule II hereto. Upon the request of any Tax Indemnitee with respect to a Tax that the Lessee is required to pay, the Lessee shall furnish to such Tax Indemnitee the original or a certified copy of a receipt for the Lessee's payment of such Tax or such other evidence of payment as is reasonably acceptable to such Tax Indemnitee.

         (e) Reports. In the case of any report, return or statement required to be filed with respect to any Taxes that are subject to indemnification under this Section 13.5 and of which the Lessee has knowledge, the Lessee shall promptly notify such Tax Indemnitee of such requirement and, at the Lessee's expense (i) if the Lessee is permitted (unless otherwise required by such Tax Indemnitee) by Applicable Law, timely file such report, return or statement in its own name or (ii) if such report, return or statement is required to be in the name of or filed by such Tax Indemnitee or such Tax Indemnitee otherwise requests that such report, return or statement be filed in its name, prepare and finish such statement for filing by such Tax Indemnitee in such manner as shall be satisfactory to such Tax Indemnitee and send the same to such Tax Indemnitee for filing no later than fifteen (15) days prior to the due date therefor. In any case in which such Tax Indemnitee will file any such report, return or statement, the Lessee shall, upon written request of such Tax Indemnitee, provide such Tax Indemnitee with such information as is reasonably necessary to allow such Tax Indemnitee to file such report, return or statement and the Tax Indemnitee shall provide the Lessee with an information copy or a copy of any such report, return or statement.

         (f) [Intentionally omitted]

    Section 13.6. Indemnity Payments in Addition to Lease Obligations. The Lessee acknowledges and agrees that the Lessee's obligations to make indemnity payments under this Article XIII are separate from, in addition to, and do not reduce, Lessee's obligation to pay any amounts owing from time to time under the Lease.

    Section 13.7. Rate Determinations. The Administrative Agent shall determine each interest rate applicable to the Loans and Lessor Amounts hereunder in accordance herewith, and its determination thereof if reasonably made shall be prima facie correct, subject to a showing of error.

    Section 13.8. Funding Indemnity. In the event any Lender or Lessor shall incur any loss, cost or expense (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender or Lessor to fund or maintain any Eurodollar Loan/Lessor Amount or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender or Lessor, and any loss of profit) as a result of:

                  (a) any payment or prepayment of a Eurodollar Loan/Lessor Amount on a date other than the last day of its Interest Period for any reason; or

                  (b) any failure by the Lessee to make any payment of a Eurodollar Loan/Lessor Amount when due (whether by acceleration, mandatory prepayment or otherwise), then, upon the demand of such Lender or Lessor, the Lessee shall pay to such Lender or Lessor such amount as will reimburse such Lender or Lessor for such loss, cost or expense. If any Lender or Lessor makes such a claim for compensation, it shall provide to the Lessee a certificate executed by an officer of such Lender or Lessor setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and such certificate shall be deemed prima facie correct.

    Section 13.9. Change of Law. Notwithstanding any other provisions of this Participation Agreement, if at any time any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Lender or Lessor to make or continue to maintain Eurodollar Loans/Lessor Amounts or to give effect to its obligations to make Eurodollar Loans/Lessor Amounts as contemplated hereby, such Lender or Lessor shall promptly give notice thereof to the Lessee and the Administrative Agent, and such Lender's or Lessor's obligations to make or maintain Eurodollar Loans/Lessor Amounts under this Participation Agreement shall terminate until it is no longer unlawful for such Lender or Lessor to make or maintain Eurodollar Loans/Lessor Amounts. To the extent required to comply with any such law as changed, the Lessee shall prepay on demand the outstanding principal amount of any affected Eurodollar Loans/Lessor Amounts, together with all interest accrued thereon and all other amounts then due and payable to such Lender or Lessor under this Agreement; provided, however, subject to all of the terms and conditions of this Participation Agreement, the Lessee may then elect to convert the principal amount of the affected Eurodollar Loan/Lessor Amount from such Lender or Lessor to a Base Rate Loan/Lessor Amount from such Lender or Lessor that shall not be converted ratably by the Lenders or Lessors but only from such affected Lender or Lessor.

    Section 13.10. Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR. If on or prior to the first day of any Interest Period for any Eurodollar Loans/Lessor Amounts the Administrative Agent is advised by the Required Lenders or Required Lessors that deposits in United States Dollars (in the applicable amounts) are not being offered to them in the relevant market for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Lessee and the Lenders and Lessors, whereupon until the Administrative Agent notifies the Lessee that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders or Lessors to continue or convert Eurodollar Loans shall be suspended.

    Section 13.11. Increased Cost and Reduced Return. If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or Lessor (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                  (a) shall subject any Lender or Lessor (or its Lending Office) to any tax, duty or other charge with respect to its Eurodollar Loans/Lessor Amounts, or shall change the basis of taxation of payment to any Lender or Lessor (or its Lending

         Office) of the principal of or interest on its Eurodollar Loans/Lessor Amounts or any other amounts due under this Participation Agreement in respect of its Eurodollar Loans/Lessor Amounts or its obligation to make Eurodollar Loans/Lessor Amounts (except for changes involving the imposition or increase of a tax on the overall net income or gross receipts of such Lender or Lessor or its Lending Office); or

                  (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirements (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System against assets of, deposits with or for the account of, or credit extended by, any Lender or Lessor (or its Lending Office) or shall impose on any Lender or Lessor (or its Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Eurodollar Loans/Lessor Amounts;

and the result of any of the foregoing is to increase the cost to such Lender or Lessor (or its Lending Office) of making or maintaining any Eurodollar Loan/Lessor Amount, or to reduce the amount of any sum received or receivable by such Lender or Lessor (or its Lending Office) under this Participation Agreement, by an amount deemed by such Lender or Lessor to be material, then, within 15 days after demand by such Lender or Lessor (with a copy to the Administrative Agent), the Lessee shall pay to such Lender or Lessor such additional amount or amounts as will compensate such Lender or Lessor for such increased cost or reduction. A certificate of any Lender or Lessor claiming compensation under this Section 13.11 and setting forth the additional amount or amounts to be paid to it hereunder shall be prima facie correct subject to a showing of error. In determining such amount, such Lender or Lessor may use any reasonable averaging and attribution methods. A Lender or Lessor shall not be entitled to compensation under this Section 13.11 with respect to any adoption or change for any period which is more than thirty days prior to the date it notifies the Lessee of the adoption or change giving rise to the request for compensation (except to the extent the adoption or change has a retroactive effective date in which case such Lender or Lessor shall also be entitled to compensation for the period given retroactive effect to the extent not covered by the thirty (30) day period prior to such notice) and any Lender or Lessor desiring to claim compensation hereunder shall notify the Lessee of the adoption or change giving rise to the claim in question as promptly as practicable and in any event within thirty days after becoming aware of same.

         Without limiting the generality of the foregoing, the Lessee shall pay to each Lender and Lessor, so long as such Lender or Lessor shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency liabilities, additional interest on the unpaid principal amount of each Eurodollar Loan/Lessor Amount of such Lender or Lessor, from the effective date of such requirement until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) LIBOR for the Interest Period for such Eurodollar Loan/Lessor Amount from (ii) the rate obtained by dividing such LIBOR by a percentage equal to 100% minus the Eurodollar Reserve Percentage of such Lender or Lessor for such Interest Period, payable on each date on which interest is payable on such Eurodollar Loan/Lessor Amount. Such additional interest shall be determined by such Lender or Lessor and notified to the Lessee through the Administrative Agent, and such determination shall be prima facie correct, subject to showing of error.

    Section 13.12. Lending Offices. Each Lender and Lessor may, at its option, elect to make its Loans or Lessor Amounts hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a "Lending Office") for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a notice to the Lessee and the Administrative Agent (but such funds shall in any event be made available to the Lessee at the office of the Administrative Agent as herein provided for), provided that the Lessee shall not be required to reimburse any Lender or Lessor under any of the provisions of this Article 3 for any cost which such Lender or Lessor would not have incurred but for changing its lending or funding branch unless the Lessee consented to such change after being advised by such Lender or Lessor of any increased costs then existing for which such Lender or Lessor could claim reimbursement from the Lessee if such Lender or Lessor made the change in its lending or funding branch in question.

    Section 13.13. Discretion of Lenders or Lessors as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Lender and Lessor shall be entitled to fund and maintain its funding of all or any part of its Loans and Lessor Amounts in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations under this Agreement shall be made as if each Lender and Lessor had actually funded and maintained each Eurodollar Loan/Lessor Amount through the purchase of deposits in the relevant market having a maturity corresponding to such Loan's or Lessor's Amount Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.

    Section 13.14. Capital Adequacy. If any Lender or Lessor shall determine that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by such Lender or Lessor (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or Lessor's capital as a consequence of its obligations hereunder or credit extended by it hereunder to a level below that which such Lender or Lessor could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or Lessor's policies with respect to capital adequacy) by an amount deemed by such Lender or Lessor to be material, then from time to time as specified by such Lender or Lessor the Lessee shall pay to such Lender or Lessor, such additional amount or amounts as will compensate such Lender or Lessor for such reduction. A certificate of any Lender or Lessor claiming compensation under this Section
13.14 and setting forth the additional amount or amounts to be paid to it hereunder shall be prima facie evidence thereof subject to a showing of error. In determining such amount, such Lender or Lessor may use any reasonable averaging and attribution methods.

    Section 13.15. Participant Replacement. If any Lender or Lessor requests compensation for increased costs or other amounts pursuant to Sections 13.11 or 13.14, or suspends its obligation to make Eurodollar Loans/Lessor Amounts under
Section 13.9 or 13.11 hereof or the Lessee is required to make any reduction or withholding with respect to any payment due any Lender or Lessor hereunder (each Lender or Lessor hereby undertaking to promptly notify the Lessee if it becomes aware of circumstances which would require such a reduction or withholding), or if any Lender or Lessor fails or would not be able to comply with its obligations under this Participation Agreement (in any such case a "Replaceable Lender or Lessor") the Lessee may, with the consent of the Agent Lessor and Administrative Agent, or if the Replaceable Lender or Lessor is the Administrative Agent or Agent Lessor, with the consent of the Agent Lessor or the Administrative Agent and Required Participants, which consent in either case shall not be unreasonably withheld, propose that another bank or lessor (a "Replacement Lender or Lessor"), which bank or lessor may be an existing Participant, be substituted for and replace the Replaceable Lender or Lessor for purposes of this Participation Agreement. If a Replacement Lender or Lessor is so substituted for the Replaceable Lender or Lessor, the Replaceable Lender or Lessor shall enter into an Assignment Agreement with the Replacement Lender or Lessor, the Lessee, the Agent Lessor and the Administrative Agent (or the other Lender or Lessor, if either the Agent Lessor or the Administrative Agent is the Replaceable Lender or Lessor) to assign and transfer to the Replacement Lender or Lessor the Replaceable Lender or Lessor's Commitment and Lessor Amounts or Loans hereunder pursuant to and in accordance with the provisions and requirements of Section 12.1 and, as a condition to its execution thereof, the Replaceable Lender or Lessor shall concurrently receive the full amount of its Loan or Lessor Amounts, as the case may be, interest (or Yield as the case may be) thereon and all accrued fees to which it is entitled under this Participation Agreement.

                                   ARTICLE XIV
                                THE AGENT LESSOR

    Section 14.1. Appointment and Authorization. Each Lessor irrevocably appoints and authorizes BMO Leasing (U.S.), Inc. as Agent Lessor (in such capacity as Agent Lessor hereunder and under the other Operative Documents, the "Agent Lessor") of such Lessor to enter into the Operative Documents (including, without limitation, the Master Lease and each Lease Supplement) on behalf of such Lessor and to act as specified herein and in the other Operative Documents, and each such Lessor hereby authorizes the Agent Lessor as agent for such Lessor, to take such action on its behalf under the provisions of this Participation Agreement and the other Operative Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto (including, without limitation, the execution and delivery from time to time in accordance with the provisions and terms hereof and the various other documents, conveyances, terminations, assignments and instruments contemplated herein to be delivered by the Agent Lessor on behalf of the Lessors). Each action taken by the Agent Lessor under any Operative Document shall be deemed to be on behalf of each the Lessors, unless otherwise indicated. Notwithstanding any provision to the contrary elsewhere herein or in the other Operative Documents, the Agent Lessor shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lessor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Participation Agreement or any of the other Operative Documents, or shall otherwise exist against the Agent Lessor.

    Section 14.2. Delegation of Duties. The Agent Lessor may execute any of its duties hereunder or under the other Operative Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent Lessor shall not be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.

    Section 14.3. Agent Lessor and Affiliates. The Agent Lessor shall have the same rights and powers under this Participation Agreement and under the other Operative Documents as any other Lessor, and may exercise or refrain from exercising the same as though it were not the Agent Lessor.

    Section 14.4. Action by Agent Lessor. The obligations of the Agent Lessor hereunder and under the other Operative Documents are only those expressly set forth herein and therein. Without limiting the generality of the foregoing, the Agent Lessor shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided herein and in the other Operative Documents.

    Section 14.5. Consultation with Experts. The Agent Lessor may consult with legal counsel (who may be counsel for Lessee, Guarantor, a Participant, the Administrative Agent, the Arranger or any Affiliate of any of them), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

    Section 14.6. Exculpatory Provisions. Neither the Agent Lessor nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be responsible for or have any duty to ascertain, inquire into or verify
(a) any statement, warranty or representation made in connection with the Operative Documents; (b) the performance or observance of any of the covenants or agreements of Lessee or Guarantor; (c) the satisfaction of any condition precedent specified herein or in any other Operative Document; (d) the validity, effectiveness or genuineness of any of the Operative Documents or any other instrument or writing furnished in connection herewith or therewith; (e) the use of the proceeds of the Advance; (f) the existence of any Default or Event of Default; or (g) the properties, books or records of Lessee or Guarantor.

    Section 14.7. Reliance on Communications. The Agent Lessor shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or

Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Lessee or Guarantor), independent accountants and other experts selected by the Agent Lessor with reasonable care. The Agent Lessor may deem and treat the Participants as the owner of their respective interests hereunder and under the other Operative Documents for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent Lessor in accordance with Section 12.1 of the Participation Agreement. The Agent Lessor, acting in its capacity as Agent Lessor, shall be fully justified in failing or refusing to take any action under this Participation Agreement or under any of the other Operative Documents unless it shall first receive such advice or concurrence of the Lessors as it deems appropriate or it shall first be indemnified to its satisfaction by the Participants against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent Lessor shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Operative Documents in accordance with a request of the Lessors and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Participants (including their successors and assigns).

    Section 14.8. Notice of Default. The Agent Lessor shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent Lessor has received notice from a Participant, Lessee or Guarantor referring to the Operative Document, describing such Default or Event of Default and stating that such notice is a "notice of default" and has received evidence that the matter referenced constitutes an Event of Default. In the event that the Agent Lessor receives such a notice, the Agent Lessor shall give prompt notice thereof to the Participants. The Agent Lessor shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lessors.

    Section 14.9. Non-Reliance on Agent Lessor and Other Participants. Each Participant expressly acknowledges that neither the Agent Lessor (other than in its role as Participant) nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent Lessor or any affiliate thereof hereafter taken, including any review of the affairs of Lessee or Guarantor, shall be deemed to constitute any representation or warranty by the Agent Lessor to any Participant. Each Participant represents to the Agent Lessor that it has, independently and without reliance upon the Agent Lessor or any other Participant, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial, and other conditions, prospects and creditworthiness of Lessee and Guarantor and made its own decision to make its proportionate share of the Advances hereunder and under the other Operative Documents and enter into this Participation Agreement and the other Operative Documents. Each Participant also represents that it will, independently and without reliance upon the Agent Lessor or any other Participant, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Participation Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of Lessee and

Guarantor. Except for notices, reports and other documents expressly required to be furnished to the Participants by the Agent Lessor hereunder, the Agent Lessor shall not have any duty or responsibility to provide any Participant with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of Lessee and Guarantor which may come into the possession of the Agent Lessor or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

    Section 14.10. Indemnification. The Lessors agree to indemnify the Agent Lessor in its capacity as such (to the extent not reimbursed by Lessee or Guarantor and without limiting the obligation of Lessee and Guarantor to do so), ratably according to their respective Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent Lessor in its capacity as such in any way relating to or arising out of this Participation Agreement or the other Operative Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent Lessor under or in connection with any of the foregoing; provided that no Lessor shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent Lessor. If any indemnity furnished to the Agent Lessor for any purpose shall, in the opinion of the Agent Lessor, be insufficient or become impaired, the Agent Lessor may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the payment in full of the Obligations and all other amounts payable hereunder and under the other Operative Documents.

    Section 14.11. Failure to Act. Except for action expressly required of the Agent Lessor hereunder, the Agent Lessor shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Lessors against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

    Section 14.12. Resignation and Removal. The Agent Lessor may resign at any time upon at least thirty (30) days' prior notice to the Lessee and the Participants, and may be removed as such at any time by vote of the Required Lessors and notice to the retiring Agent Lessor, the Administrative Agent and the Lessee. In the event of any such resignation or removal, the Required Lessors shall as promptly as practicable (but with five (5) Business Days' prior written notice being given to the Lessee) appoint a successor Agent Lessor, provided that such successor Agent Lessor shall be approved by the Administrative Agent, and, unless an Event of Default is continuing, be approved by the Lessee (which approval shall not be unreasonably withheld or delayed) and, if the Lessee has not responded within such five Business Day period, the Lessee shall be deemed to have approved such new Agent Lessor. If no successor Agent Lessor shall have been so appointed and shall have accepted such appointment within thirty (30) days after either the retiring Agent Lessor's giving of notice of resignation or the Required Lessors' vote to remove the retiring Agent Lessor, then the retiring Agent Lessor may, on behalf of the Lessors, appoint a successor Agent Lessor (subject, absent a Lease Event of Default, to the reasonable approval of the Lessee), which shall be a commercial bank organized under the laws of the United States of America or of any State thereof or under the laws of another country that is doing business in the United States and having a combined capital, surplus and undivided profits of at least $100,000,000, or a wholly owned subsidiary of such bank. Upon its acceptance of its appointment, such successor Agent Lessor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent Lessor, and the retiring Agent Lessor shall be discharged from all further duties and obligations as Agent Lessor under this Participation Agreement and under the other Operative Documents. After any retiring Agent Lessor's resignation or removal hereunder as Agent Lessor, the provisions of this Participation Agreement and of the other Operative Documents shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent Lessor under this Participation Agreement. No resignation or renewal of the Agent Lessor may become effective until a successor Agent Lessor has been appointed as provided above.

    Section 14.13. Distributions. The Agent Lessor shall, as promptly as practicable, distribute to each Participant its appropriate portion, if any, of payments received (in good, collected funds) by the Agent Lessor from Lessee or Guarantor for the account of the Participants or of any such payments so received for the account of such Participant.

    Section 14.14. Rights of Lessee. Except where Lessee is expressly referenced in this Article XIV, (w) the Agent Lessor shall act solely as agent of the Lessors and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for Lessee, (x) this
Article XIV is for the benefit of the Agent Lessor and the Participants only,
(y) Lessee shall have no right to enforce any part of this Article XIV and shall have no rights as third party beneficiary or otherwise therein, and (z) this
Article XIV may be amended by the approval of Agent Lessor and the Required Participants, without any need to obtain the approval of Lessee.

                                   ARTICLE XV
                                  MISCELLANEOUS

    Section 15.1. Survival of Agreements. All representations, warranties and covenants made herein or in other Operative Document shall survive the execution and delivery of this Participation Agreement and of the Notes, and shall continue in full force and effect with respect to the date as of which they were made as long as any Loans or Lessor Amounts are outstanding hereunder. All indemnities shall survive the termination of this Participation Agreement and the payment of the Loans and Lessor Amounts.

    Section 15.2. No Broker. Each of the parties hereto represents to the others that it has not retained or employed any broker, finder or financial adviser to act on its behalf in connection with this Participation Agreement or the transactions contemplated herein or in the other Operative Documents nor has it authorized any broker, finder or financial adviser retained or employed by any other Person so to act. Any party which is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

    Section 15.3. Notices. All communications provided for herein shall be in writing or by telex or by telecopy, except as otherwise specifically provided for hereinabove, addressed to the appropriate party at their respective addresses set forth opposite their respective signatures hereto, or at such other address as shall be designated by any party hereto in a written notice to each other party pursuant to this Section 15.3. Any notice in writing shall be deemed to have been given or made when served personally or when received if sent by United States mail, and any notice given by telex or telecopy means shall be deemed given when transmitted (answerback confirmed); provided that any notice to the Administrative Agent, the Agent Lessor or any Participant under Article III or Sections 4.3 and 4.5 hereof shall only be effective upon receipt.

    Section 15.4. Counterparts. This Participation Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

    Section 15.5. Amendments. No provision of this Participation Agreement may be amended or waived except in writing signed by the Lessee, the Guarantor and the Required Participants and, if the rights or duties of the Administrative Agent or the Agent Lessor are affected thereby, by the Administrative Agent and/or the Agent Lessor (as appropriate); provided that no such amendment or waiver shall, unless signed by a Participant, (i) increase or extend the Commitment of such Participant or subject such Participant to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or Yield on any Lessor Amount from such Participant or any fees due such Participant hereunder or (iii) change the stated time or manner of any payment of principal of or interest on any Loan or Yield on any Lessor Amount from such Participant or any fees due such Participant hereunder, and no such amendment shall, unless signed by all Participants, change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, the Lessor Amounts, or the number of Participants, required for the Participants or any of them to take any action under this Section 15.5 or any other provisions of this Participation Agreement or the other Operative Documents.

    Section 15.6. Headings. The Table of Contents and headings of the various Articles and Sections of this Participation Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

    Section 15.7. Parties in Interest. Except as expressly provided herein, none of the provisions of this Participation Agreement is intended for the benefit of any Person except the parties hereto. The Lessee shall not assign or transfer any of its rights or obligations under the Operative Documents except in accordance with the terms and conditions thereof.

    Section 15.8. GOVERNING LAW; SUBMISSION TO JURISDlCTION. THIS PARTICIPATION AGREEMENT AND (UNLESS EXPRESSLY STATED OTHERWISE) THE OTHER OPERATIVE DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS PARTICIPATION AGREEMENT, THE OTHER OPERATIVE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO TO LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

    Section 15.9. Severability. Any provision of this Participation Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    Section 15.10. Liability Limited. (a) The parties hereto agree that except as specifically set forth herein or in any other Operative Document, no Lessor shall have any personal liability whatsoever to any Participant or their respective successors and assigns for any claim based on or in respect hereof or any of the other Operative Documents or arising in any way from the transactions contemplated hereby or thereby and recourse, if any, shall be solely had against such Lessor's interest in the Property; provided, however, that each Lessor shall be liable in its individual capacity (a) for its own willful misconduct or gross negligence, (b) breach of any of its representations, warranties or covenants under the Operative Documents, or (c) for any Tax based on or measured by any fees, commission or compensation received by it for acting as a Lessor as contemplated by the Operative Documents. It is understood and agreed that, except as provided in the preceding sentence: (i) no Lessor shall have any personal liability under any of the Operative Documents as a result of acting pursuant to and consistent with any of the Operative Documents; (ii) all obligations of each Lessor to any Lender are solely nonrecourse obligations except to the extent that such Lessor has received payment from others (including, without limitation, obligations with respect to the Loans); and
(iii) all such personal liability of any Lessor is expressly waived and released as a condition of, and as consideration for, the execution and delivery of the Operative Documents by such Lessor.

         (b) No Participant shall have any obligation to any other Participant or to Lessee, the Lessors or the Lenders with respect to transactions contemplated by the Operative Documents, except those obligations of such Participant expressly set forth in the Operative Documents or except as set forth in the instruments delivered in connection therewith, and no Participant shall be liable for performance by any other party hereto of such other party's obligations under the Operative Documents except as otherwise so set forth.

    Section 15.11. Further Assurances. The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Lessee, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and preserve the security interests and liens (and the priority thereof) intended to be created pursuant to this Participation Agreement, the other Operative Documents, and the transactions thereunder. The Lessee, at its own expense and without need of any prior request from any other party, shall take such action as may be necessary, or as so requested, in order to maintain and protect all security interests provided for hereunder or under any other Operative Document.

    Section 15.12. [Intentionally Omitted].

    Section 15.13. [Intentionally Omitted].

    Section 15.14. WAIVER OF JURY TRIAL. THE PARTIES HERETO VOLUNTARILY WAIVE (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PARTICIPATION AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT OR THE TRANSACTIONS AND AGREEMENTS CONTEMPLATED HEREBY AND THEREBY.

    Section 15.15. No Participant Responsible for Other Participants. The obligations of each Participant under this Participation Agreement and the other Operative Documents are several and not joint; and, in the event of a failure by a Participant to perform any of its obligations hereunder or under any other Operative Document, neither the Agent Lessor nor the Administrative Agent nor any other Participant (other than the defaulting Participant) shall have any liability as a consequence thereof.

    Section 15.16. Each Lessor to Have an Undivided Interest. The Agent Lessor hereby confirms that it is holding the Property on behalf of the Lessors, each of which shall hold an undivided interest in the Property (and all proceeds thereof), in each case such interest to be equal to the Commitment of such Lessor relative to the aggregate amount of the Lessor Commitment of all Lessors.

    Section 15.17. Simultaneous Transaction. The parties acknowledge and agree that each of Lessee's and Guarantor's representations, warranties, covenants and satisfaction of conditions is made as of the Acquisition Date and predicated upon the acquisition of the Property from the current owner thereof and cancellation or termination of the U.S. West Agreements and cancellation or release of all security interests thereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                    ALUMAX INC., as Guarantor


                                    By /s/ Marc Crown
                                       --------------------------------
                                       Marc Crown
                                       Its Assistant Treasurer

                                    Address for Notices:

                                    3424 Peachtree Road, N.E.
                                    Suite 2100
                                    Atlanta, Georgia 30326
                                    Attention: Assistant Treasurer
                                    Facsimile No: (404) 846-4657

                                    with a copy to:

                                    Alumax Inc.
                                    3424 Peachtree Road, N.E.
                                    Suite 2100
                                    Atlanta, Georgia 30326
                                    Attention: Senior Vice President and
                                                 General Counsel
                                    Facsimile: (404) 846-4769

                                    ALUMAX MILL PRODUCTS, INC., as Lessee

                                    By /s/ Marc Crown
                                      -------------------------------------
                                      Marc Crown
                                      Its Assistant Treasurer

                                    Address for Notices:

                                    c/o Alumax Inc.
                                    3424 Peachtree Road, N.E.
                                    Suite 2100
                                    Atlanta, Georgia 30326
                                    Attention: Assistant Treasurer
                                    Facsimile No: 404-846-4657

                                    with a copy to:

                                    Alumax Inc.
                                    3424 Peachtree Road, N.E.
                                    Suite 2100
                                    Atlanta, Georgia 30326
                                    Attention: Senior Vice President and
                                                 General Counsel
                                    Facsimile: (404) 846-4769

                                    BMO LEASING (U.S.), INC., as Agent Lessor
                                      and as a Lessor

                                    By /s/ Ernest C. Cechetto
                                       --------------------------------------
                                       Ernest C. Cechetto
                                       Its Managing Director

                                    Addresses for Notices:

                                    111 West Monroe Street
                                    Chicago, Illinois 60603
                                    Attention: Terri Perez-Ford
                                    Facsimile: (312) 750-3827

                                    Lending Office:

                                    111 West Monroe Street
                                    Chicago, Illinois 60603

                                    BANK OF MONTREAL, as Administrative
                                      Agent and as a Lender

                                    By /s/ Ernest C. Cechetto
                                       --------------------------------
                                       Ernest C. Cechetto
                                       Its Managing Director

                                    Addresses for Notices:

                                    115 South LaSalle Street
                                    Chicago, Illinois 60603
                                    Attention: Terri Perez-Ford
                                    Facsimile: (312) 750-3827

                                    Lending Office:

                                    115 South LaSalle Street
                                    Chicago, Illinois 60603

                                   SCHEDULE I
                           TO PARTICIPATION AGREEMENT

                                  COMMITMENTS


                                                          COMMITMENT
      PARTICIPANT                   COMMITMENT            PERCENTAGE

     LENDERS

Bank of Montreal                  $81,929,093.51            84.50%


     LESSORS

BMO Leasing (U.S.), Inc.          $15,028,413.75            15.50%



                    TOTAL         $96,957,507.26              100%

                                   SCHEDULE II
                           TO PARTICIPATION AGREEMENT

         Notice Information, Wire Instructions and Funding Offices, Lessee, Administrative Agent, Lessors, Lenders and Guarantor:

AGENT LESSOR:                                LESSEE AND GUARANTOR:

BMO LEASING (U.S.), INC.                     ALUMAX INC.
311 West Monroe Street                       3424 Peachtree Road, N.E.
Chicago, Illinois 60603                      Suite 2100
                                             Atlanta, Georgia 30326
Attention: Terri Perez-Ford
Facsimile No.: (312) 750-3827                Attention:
                                                       -------------------
Wire Transfer Instructions:                  Facsimile No.: (404) 846-4541
Bank: Harris Trust and Savings Bank
ABA Number: 071-000-288                      Wire Transfer Instructions:
Account Name: BMO Leasing                    Bank: Chase Manhatten Bank, New York
Account Number: 1814165                      ABA Number: 021000021
Ref: Alumax Mill Products, Inc. -            Account Name: Alumax Inc.
     Synthetic Lease                         Account Number: 9101428028
                                             Ref:
                                                 ------------------------------------
LENDERS AND ADMINISTRATIVE AGENT:

BANK OF MONTREAL
115 South LaSalle Street
Chicago, Illinois 60603

Attention: Terri Perez-Ford
Facsimile No.: (312) 750-3827

Wire Transfer Instructions:
Bank: Harris Bank
ABA Number: 071-000-288
Account Name: Bank of Montreal
Account Number 124-8566
Ref: Alumna Mill Products, Inc. -
     Synthetic Lease



                                      II-1

                                  SCHEDULE III

                                  SUBSIDIARIES

THE COMPANY'S SUBSIDIARIES ARE AS FOLLOWS:

RESTRICTED SUBSIDIARIES:

                                                                        Percentage of Voting
                                                                        Stock or Other Equity
Name of                                         Jurisdiction of         Interest Owned Directly
Subsidiary                                      Organization            By The Company
----------                                      ---------------         -----------------------
Alumax Inc.                                     Nevada                  100%
Alumax Aluminum Corporation                     Delaware                100%
Alumax Astechnology, Inc.                       Delaware                100%
Alumax Becancour, Inc.                          Delaware                100%
Alumax Employee Services, Inc.                  Delaware                100%
Alumax Engineered Metal Processes, Inc.         Delaware                100%
Alumax Extrusions, Inc.                         Pennsylvania            100%
Alumax Extrusions, Inc.                         New York                100%
Alumax Foil Industrial Redevelopment Corp.      Missouri                100%
Alumax Foils, Inc.                              Delaware                100%
Alumax International Company                    Nevada                  100%
Alumax Japan, Inc.                              Delaware                100%
Alumax of Maryland, Inc.                        Delaware                100%
Alumax Materials Management, Inc.               Delaware                100%
Alumax Mill Products, Inc.                      Delaware                100%
Alumax Primary Aluminum Corporation             Delaware                100%
Alumax Quebec, Inc.                             Wyoming                 100%
Alumax Remelt Corporation                       Delaware                100%
Alumax Retiree Services, Inc.                   Delaware                100%
Alumax 6100 South Broadway
  Redevelopment Corporation                     Missouri                100%
Alumax of South Carolina, Inc.                  Delaware                100%
Alumax Technical Center, Inc.                   Delaware                100%
Alumax Technical Services, Inc.                 Delaware                100%
Alumax Technology Corporation                   Delaware                100%
Alumax Warehouse Corporation                    Delaware                100%
Alumax of Washington, Inc.                      Delaware                100%
Alumet Corporation                              Delaware                100%
Eastalco Aluminum Company                       Delaware                100%
Hillyard Aluminum Recovery Corporation          Delaware                100%
Intalco Aluminum Corporation                    Delaware                100%
Kawneer Company, Inc.                           Delaware                100%
Kawneer Europe, Inc.                            Delaware                100%
Kawneer France, Inc.                            Delaware                100%
Kawneer Germany, Inc.                           Delaware                100%
Kawneer Polska Sp. zo.o.                        Poland                  100%
Mt. Holly Plantation, Inc.                      Delaware                100%
Murphy Properties, Inc.                         Delaware                100%
Alumax Asia Limited                             Hong Kong               100%
Alumax Asia Pacific Pty. Limited                Australia               100%
Alumax de Mexico, S.A. de C.V.                  Mexico                  100%


                                                                                       Percentage of Voting
                                                                                       Stock or Other Equity
  Name of                                            Jurisdiction of                   Interest Owned Directly
  Subsidiary                                         Organization                      By The Company
  ----------                                         ---------------                   -----------------------
  Alumax Extrusions Australia Pty. Limited           Australia                         100%
  Alumax Extrusions B.V.                             The Netherlands                   100%
  Alumax Extrusions Limited                          United Kingdom                    100%
  Alumax Holdings B.V.                               The Netherlands                   100%
  Alumax Holdings de Mexico, S.A. de C.V.            Mexico                            100%
  Alumax Extrusions Mexico, S.A. de C.V.             Mexico                            100%
  Comercializadora Alumax Extrusions
  Mexico, S.A. de C.V.                               Mexico                            100%
  Alumax Holdings S.A.                               France                            100%

  Alumax Polska Sp. zo.o.                            Poland                            100%
  Alumax Recycling B.V.                              The Netherlands                   100%
  Alumax S.A.                                        Spain                             100%
  Alumax U.K. Limited                                United Kingdom                    100%
  Amax Holdings Australia Limited                    Australia                         100%
  Amax Resources Australia Limited                   Australia                         100%
  Asesoria Mexicana Empresarial, S.A. de C.V.        Mexico                            100%
  Intalco Aluminum Company, Ltd.                     Alberta, Canada                   100%
  Kawneer Deutschland G.m.b.H.                       Germany                           100%
  Kawneer Company Canada Limited                     Ontario, Canada                   100%
  Kawneer Europe B.V.                                The Netherlands                   100%
  Kawneer France S. A.                               France                            100%
  Kawneer Installations Limited                      Ontario, Canada                   100%
  Kawneer Maroc S.A.                                 Morocco                           100%
  Kawneer U.K. Limited                               United Kingdom                    100%


SUBSIDIARIES (OTHER THAN RESTRICTED SUBSIDIARIES):

                                                                                       Percentage of Voting
                                                                                       Stock or Other Equity
  Name of                                           Jurisdiction of                    Interest Owned Directly
  Subsidiary                                        Organization                       By The Company
  ----------                                        ---------------                    -----------------------
  Alamo Resources Corporation                        Delaware                          100%
  Alumax PD Holdings Pte. Ltd.                       Singapore                          50%
  Aluminerie Lauralco, Inc.                          Delaware                          100%
  Amax Asia, Inc.                                    Delaware                          100%
  Canalco, Inc.                                      Delaware                          100%
  Honduras-Rosario Mining Company                    Delaware                          100%
  Lauralco Quebec, Inc.                              Delaware                          100%
  Lauralco Superieur, Inc.                           Delaware                          100%
  Lauralco Trois-Rivieres, Inc.                      Delaware                          100%
  Rosario Mining of Nicaragua, Inc.                  Delaware                          100%
  Rosario Resources Corporation                      New York                          100%
  The Durango Corporation                            Delaware                          100%
  The Fresnillo Company                              New York                          100%
  Yunnan Xinmeilu Aluminum Foil Co., Ltd.            China                              56%

                                   SCHEDULE IV
                           TO PARTICIPATION AGREEMENT


                      INDEBTEDNESS IN EXCESS OF $5,000,000
                     OF COMPANY AND RESTRICTED SUBSIDIARIES
                        OUTSTANDING AT NOVEMBER 25, 1997

                                 I. INDEBTEDNESS

1.       ALUMAX MILL PRODUCTS, INC. TEXARKANA FACILITY LEVERAGED LEASE FINANCING

         Lease Agreement dated as of November 25, 1986, between Connecticut National Bank, as Owner Trustee for the benefit of U.S. West Capital Corporation under an Owner Trust Agreement dated as of November 25, 1986, and Alumax Mill Products, Inc.

         Guaranty of Alumax Inc. dated as of July 30, 1993, Re: Obligations of Alumax Mill Products, Inc. Amended and Restated Reimbursement Agreement dated as of July 5, 1995, between Alumax Inc. and Union Bank of Switzerland, New York Branch.

         * To be cancelled upon the Texarkana Restructuring (November 25, 1997)

2.       ALUMAX INC. AMENDED AND RESTATED CREDIT AGREEMENT

         U.S. $800,000,000 Revolving Credit Agreement dated as of May 19, 1995, and as amended by the First Amendment to Credit Agreement, dated as of May 30, 1997, and the Second Amendment dated October 9, 1997, among Alumax Inc., The Banks Signatory Thereto, Royal Bank of Canada, as Agent, Arranger, and Letter of Credit Issuer, and Canadian Imperial Bank of Commerce, as Administrative Agent.

                                               11/25
                                               -----
                          Current Percent:     N/A
                          Current Balance:     $410,000,000

3. $9,880,000 FREDERICK COUNTY, MARYLAND, ECONOMIC DEVELOPMENT REVENUE REFUNDING BONDS, SERIES 1992 (ALUMAX OF MARYLAND, INC. PROJECT)

         Loan Agreement dated January 1, 1992, by and between Alumax of Maryland, Inc. and County Commissioners of Frederick County.

                          Current Percent:     7.25%
                          Current Balance:     $9,880,000

4. CITY OF YANKTON, SOUTH DAKOTA, $9,000,000 PRINCIPAL AMOUNT OF INDUSTRIAL DEVELOPMENT REFUNDING REVENUE BONDS, SERIES A (ALUMAX PROJECT)

         Loan Agreement dated May 21, 1997, by and between City of Yankton, South Dakota and Alumax Extrusions, Inc., Alumax Project Series 1997.

         Guaranty Agreement dated May 21, 1997, executed by Alumax Inc. in favor of The First National Bank of Chicago, as Trustee.

                          Current Percent:     4.00%
                          Current Balance:     $9,000,000

5. PLANNED INDUSTRIAL EXPANSION AUTHORITY OF THE CITY OF ST. LOUIS $7,500,000 INDUSTRIAL DEVELOPMENT REFUNDING REVENUE BONDS, SERIES 1992 (ALUMAX FOILS, INC. PROJECT)

         Amended and Restated Lease Agreement between Planned Industrial Expansion Authority of the City of St. Louis and Alumax 6100 South Broadway Redevelopment Corporation dated as of June 1, 1992.

                          Current Percent:     3.7955%
                          Current Balance:     $6,835,000

6. DEVELOPMENT AUTHORITY OF GWINNETT COUNTY $5,250,000 INDUSTRIAL DEVELOPMENT REVENUE BONDS, SERIES 1984 (KAWNEER COMPANY, INC. PROJECT)

         Loan Agreement dated as of June 1, 1984, by and between the Development Authority of Gwinnett County, Georgia, and Kawneer Company, Inc.

         Guaranty Agreement dated as of June 1, 1984, executed by Alumax Inc. in favor of SunTrust Bank, as Trustee.

         Guaranty Agreement dated as of June 1, 1984, executed by Alumax Inc. in favor of Bankers Trust Company.

                          Current Percent:     9.5%
                          Current Balance:     $5,250,000

7. $27,450,000 BERKELEY COUNTY, SOUTH CAROLINA POLLUTION CONTROL REFUNDING REVENUE BONDS (ALUMAX PROJECT) SERIES 1996

         Loan Agreement dated September 1, 1996, by and between Berkeley County, South Carolina and Alumax of South Carolina, Inc., relating to Pollution Control Refunding Revenue Bonds Series 1996.

         Guaranty Agreement dated September 1, 1996, executed by Alumax Inc. in favor of The Bank of New York, as Trustee.

                          Current Percent:     4.00%
                          Current Balance:     $27,450,000

8.       LETTERS OF CREDIT

    Bank                                    Maturity Date         Amount
    ----                                    -------------         ------

    Royal Bank of Canada                    02/27/98           $24,457,000
    Commerzbank                             03/01/98           $10,000,000
    Fuji Bank                               04/30/98           $14,569,000
    Credit Lyonnais*                        12/30/97           $44,767,049
    PNC Bank                                09/15/98           $ 6,969,777
    Royal Bank of Canada                    09/18/98           $27,901,233
    Union Bank of Switzerland*              12/31/97           $39,000,000
    Bank of America                         05/20/98           $ 9,147,946

          * To be cancelled upon the Texarkana Restructuring (November 25, 1997)

9.       GUARANTIES

         Guaranty dated August 20, 1996, on behalf of Alumax Materials Management, Inc. in favor of J. Aron & Co. in an amount not to exceed $6,000,000.

         Guaranty dated July 15, 1996, on behalf of Alumax Materials Management, Inc. in favor of AIG Trading Corp. in an amount not to exceed $6,000,000.

         Guaranty dated October 30, 1996, on behalf of Alumax Materials Management, Inc. in favor of Morgan Guaranty Trust Co. in an amount not to exceed $6,000,000.

         Guaranty dated June 5, 1996, on behalf of Alumax Materials Management, Inc. in favor of Morgan Stanley & Co. International Limited in an amount not to exceed $6,000,000.

         Guaranty dated April 26, 1993, on behalf of Intalco Aluminum Corporation in favor of Washington Department of Ecology in the amount of $12,391,500.

         Guaranty dated May 23, 1997, on behalf of Alumax Materials Management, Inc. in favor of Prudential-Bache (International) Limited in an amount not to exceed $6,000,000.

         Guaranty dated September 20, 1997, on behalf of Alumax Materials Management, Inc. in favor of Lehman Brothers, Inc. in an amount not to exceed $6,000,000.

         Guaranty dated September 4, 1997, on behalf of Alumax of South Carolina, Inc. in favor of South Carolina Public Service Authority securing payment of power charges at the Mt. Holly facility.

         Guaranty dated October 1, 1995, on behalf of Intalco Aluminum Corporation in favor of British Columbia Power Exchange Corporation securing payment of power charges at the Intalco facility.

         Guaranty dated February 1, 1990, on behalf of Aluminerie Lauralco, Inc., in favor of Hydro Quebec, securing payment of power charges at the Deschambault facility.

                               II. MATERIAL LIENS

         ALUMAX MILL PRODUCTS, INC. TEXARKANA FACILITY LEVERAGE LEASE FINANCING

         A Deed of Trust (With Security Agreement) dated as of November 25, 1986, which was given as part of the Agreement referenced in Schedule I, Indebtedness, Item 1, by Alumax Mill Products, Inc. in favor of Gilman N. Gauvin, as Trustee for the benefit of The Connecticut National Bank, was executed in connection with the conveyance of a security interest in the land at the Texarkana facility.

         * To be cancelled upon the Texarkana Restructuring (November 25, 1997)

                                   SCHEDULE V
                           TO PARTICIPATION AGREEMENT

                                   LITIGATION




None.

                                  EXHIBIT A-1
                           TO PARTICIPATION AGREEMENT

                            FORM OF LEGAL OPINION OF
                                 R.P. WOLF, ESQ.

                               November 25, 1997


To the Participants, Administrative
  Agent and Agent Lessor party to
  the Participation Agreement
  referred to below

Ladies and Gentlemen:

         I am Senior Vice President and General Counsel of Alumax Inc., a Delaware corporation (the "Company"), and in such capacity have overseen and participated in the provision of legal advice and assistance to the Company and Alumax Mill Products, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (the "Lessee"), in connection with the negotiation of and the closing of the transactions contemplated by (i) the Participation Agreement (the "Participation Agreement"), dated as of November 25, 1997, among the Lessee, the Company, Agent Lessor, Lessors, Lenders, the Administrative Agent and the Arranger and (ii) each of the other Operative Documents. Terms used herein and not defined shall have their respective defined meanings as set forth in Appendix A to the Participation Agreement.

         In rendering the opinions expressed below, I have examined originals, conformed copies, or copies otherwise identified to my satisfaction of such corporate records, agreements, and instruments of the Company and Lessee, such certificates of public officials and of officers, employees, and agents of the Company and Lessee and such other agreements and documents as I have deemed necessary for the purpose of expressing the opinions herein. Though I have examined such matters of law as I deemed necessary for the purpose of expressing the opinions herein, please note that with respect to the opinion expressed in Paragraph 2 below and the incorporation of the term "applicable" therein, my opinion is limited to a review of only those laws and regulations that, based upon my review of the Operative Documents, I have considered to be applicable to the transactions contemplated thereby. Also, for purposes of the opinion expressed in Paragraph 1 below as to the due qualification to transact business as a foreign corporation in certain jurisdictions, I have relied solely upon a review of a certificate of the Secretary of State (or other similar official) of each such jurisdiction.

         For purposes of my opinion expressed in Paragraph 2 hereof, I have not made any independent review or investigation of any agreements or instruments to which the Lessee or

Company is bound, except I have reviewed or caused to be reviewed those agreements and instruments listed on Schedule I hereto (hereinafter referred to as "Material Agreements"), and such opinion is based upon the audited consolidated financial statements of the Company as at and for the year ended December 31, 1996, without giving effect to any obligations incurred under the Operative Documents. Schedule I sets forth all agreements and instruments entered into by the Company or Lessee and deemed by the Company to be "material contracts" of the Company under item 601(b)(10)(i) and (ii) of Regulation S-K ("Regulation S-K") promulgated by the Securities and Exchange Commission (the "Commission") or otherwise entered into by the Company or Lessee and filed by the Company with the Commission as an exhibit under Item 601(b)(4) of Regulation S-K. Furthermore, for purposes of my opinion expressed in Paragraph 3 hereof, I have not examined plaintiff or defendant indexes in any federal, state or other court or any other tribunal.

         During the course of all such examinations, I have assumed (i) the genuineness of all signatures other than those of the Company and Lessee on the Operative Documents, (ii) the authenticity of all documents submitted to me as originals, (iii) the conformity to the original documents of all documents submitted to me as certified, conformed, facsimile, or photographic copies, and
(iv) that certificates and telephonic and telecopy confirmations given by public officials have been properly given and are accurate. I have further assumed, except where this opinion expressly addresses such matters as to the Company and Lessee, (i) the power and authority of all parties to enter into the transactions contemplated by the Operative Documents and (ii) the due authorization and valid execution and delivery by such parties of the agreements and instruments necessary in connection with such transactions.

         Based upon and subject to the foregoing and subject to the qualifications set forth herein, I am of the opinion that:

                  1. The Company has the necessary corporate power to execute and deliver the Participation Agreement and Guaranty and to perform its obligations thereunder. The Lessee has the necessary corporate power to execute and deliver the Participation Agreement and other Operative Documents and to perform its obligations thereunder. The Company is duly qualified to transact business in all jurisdictions where the failure to qualify would have a Material Adverse Effect. The Lessee is duly qualified to transact business in the State of Texas and in all other jurisdictions, where the failure to qualify would have a Material Adverse Effect.

                  2. The execution and delivery by the Company and Lessee of the Operative Documents to which they are a party and the performance by the Company and Lessee of their respective obligations under such Operative Documents (i) do not and will not, to my knowledge, violate
         (a) any provision of applicable law or regulation or (b) any order or decree known to me by which the Company or Lessee, or any of their respective Company Properties, may be bound, which in either case (a) or (b) would result in a Material Adverse Effect; (ii) do not and will not violate any provision of the charter or by-laws of the Company or Lessee; and (iii) do not


                                      A-1-2
         and will not result in the breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon, any of the properties, revenues, or assets of the Company or Lessee under any Material Agreement other than the US West Agreements.

                  3. Except as to the matters disclosed in Section 8.2(j) of the Participation Agreement, reflected in the Company's filings with the Commission on Form 10-K for the year ended December 31, 1996 or on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1997 or reflected on Schedule V to the Participation Agreement, there are no legal or arbitral proceedings, and no proceedings by or before any governmental or regulatory authority or agency, pending or threatened against or affecting the Company, any of its Restricted Subsidiaries or Lessee, or any of their respective properties known to me the outcome of which I have reasonable cause to believe could be expected to have a Material Adverse Effect.

         This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Opinions rendered herein are as of the date hereof, and I make no undertaking and expressly disclaim any duty to supplement such opinions if, after the date hereof, facts or circumstances come to my attention or changes in the law occur which could affect such opinions.

         In rendering the foregoing opinions, I am expressing no opinion as to matters of law other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America. I am admitted to practice law only in the Commonwealth of Virginia and before certain federal courts. I am not licensed to practice law in the State of Texas, the State of Delaware, or the State of New York.

         This opinion is rendered solely for the benefit of the Participants, the Administrative Agent, the Agent Lessor, their prospective or actual successors and assigns, and their legal advisors and accountants and only with respect to the transactions described herein. No further distribution or use of this opinion is authorized and this opinion may not be quoted in full or in part or otherwise referred to in any financial statements, nor may it be filed with or furnished to any governmental agency (other than those examining the Participants, the Administrative Agent, Agent Lessor, or their successors and assigns) or other party without the prior written consent of the undersigned.

                                                  Very truly yours,



                                                  R. P. Wolf


Enclosures: Schedule I


                                     A-1-3

                    SCHEDULE I - OPINION LETTER OF R. P. WOLF
            TO FINANCIAL INSTITUTIONS PARTY TO THE FIRST AMENDMENT

                       MATERIAL AGREEMENTS OF ALUMAX INC.
                         AND ITS RESTRICTED SUBSIDIARIES

         1. Bridge Loan Agreement, dated as of January 17, 1996, among Alumax Inc., The Chase Manhattan Bank, N.A., as Syndication Agent, Royal Bank of Canada, as Documentation and Administrative Agent, and the Bank's signatory thereto.

         2. Amended and Restated Credit Agreement, dated as of October 9, 1997, by and among Alumax Inc., Royal Bank of Canada, as Agent, Arranger and Letter of Credit Issuer and Canadian Imperial Bank of Commerce, as Administrative Agent.

         3. Lease Agreement, dated as of November 25, 1986, by and between Connecticut National Bank as Owner Trustee for the benefit of U.S. West Capital Corporation under an Owner Trust Agreement, dated as of November 25, 1986, and Alumax Mill Products, Inc. (US West Agreements).

         4. Facility Purchase Agreement, executed and effective as of September 18, 1996, among Alumax Mill Products, Inc., Fleet National Bank and U.S. West Financial Services, Inc. (US West Agreements).

         5. Purchase Agreement, dated as of June 24, 1996, between Euramax International plc and Alumax Inc.

         6. Acquisition Agreement, dated as of January 26, 1996, between Alumax of South Carolina, Inc. and Glencore Primary Aluminum Company, LLC.

         7. Stock Purchase Agreement by and among the Shareholders of Cressona Aluminum Company, as Sellers, and Alumax Inc., as Purchaser, dated October 6, 1995.

         8. Acquisition Agreement among Eastalco Aluminum AluTrlinum Company, Eastalco Venture, Alumax of Maryland, Inc. and Alumet Corporation, Atmos (U.S.A.) Incorporated and Mitalco Inc., dated March 31, 1995.

         9. Restated Sales Agreement, dated as of January 1, 1986, as amended and supplemented as of April 8, 1992, and April 9, 1992, by and between Alcoa of Australia Limited and Alumax Inc.

         10. Power Sales Agreement, dated as of October 1, 1995, between British Columbia Power Exchange Corporation and Intalco Aluminum Corporation.

         11. Power Sales Agreement, dated September 28, 1995, as amended, between Intalco Aluminum Corporation and Bonneville Power Administration.

         12. Electric Service Agreement, dated as of November 11, 1994, as amended October 10, 1997, by and between Eastalco Aluminum Company and The Potomac Edison Company.

         13. South Carolina Public Service Authority Service Agreement for Large Power Electric Service, made and entered in July 1, 1997, by and between the South Carolina Public Service Authority and Alumax of South Carolina, Inc.

         14. Rights Agreement, dated as of February 22, 1996, between Alumax Inc. (the "Company") and Chemical Mellon Shareholder Services, L.L.C., as Rights Agent.

                                   EXHIBIT A-2
                           TO PARTICIPATION AGREEMENT

                             FORM OF LEGAL OPTION OF
                               IRELL & MANELLA LLP

                                November 25, 1997

To the Administrative Agent,
  Agent Lessor and Participants to the
  Participation Agreement referred to below.

Dear Sirs:

         In connection with the Participation Agreement, dated as of November 25, 1997 (the "Participation Agreement"), among Alumax Mill Products, Inc., a Delaware corporation (the "Lessee"), Alumax Inc., a Delaware corporation (the "Guarantor"), BMO Leasing (U.S.), Inc., as Agent Lessor and Lessor and Bank of Montreal as Administrative Agent, Lender and Arranger, we, as counsel for the Lessee and Guarantor, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion, including, but not limited to, the following:

         A.    the Participation Agreement;

         B.    the Master Lease;

         C.    the Loan Agreement;

         D.    each Note;

         E.    the Assignment of Lease and Rent;

         F.    the Deed;

         G.    the Lessor Mortgage;

         H.    the Guaranty; and

         I.    the Ground Lease.

November 25, 1997
Page 2

Terms used herein and not defined shall have their respective defined meanings as set forth in Appendix A to the Participation Agreement.

         In all of our examinations of documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents, the lack of undisclosed modifications or amendments to any documents, and the accuracy of the factual statements contained in all documents reviewed by us. With your permission, we have relied as to certain matters on information obtained from public officials, officers of the Guarantor and Lessee and other sources believed by us to be reliable.

         On the basis of the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that:

                  (1) The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

                  (2) The Lessee is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

                  (3) The execution and delivery by Guarantor of those Operative Documents to which Guarantor is a party have been duly and validly authorized by all necessary corporate action by Guarantor.

                  (4) The execution and delivery by Lessee of those Operative Documents to which Lessee is a party have been duly and validly authorized by all necessary corporate action by Lessee.

                  (5) Each Operative Document to which Guarantor is a party has been executed and delivered by Guarantor and constitutes a legal and binding obligation of Guarantor, enforceable against Guarantor in accordance with the respective terms thereof.

                  (6) Each Operative Document to which Lessee is a party has been duly executed and delivered by Lessee (with respect to the Ground Lease, to the extent the Delaware General Corporation Law is applicable to the due execution and delivery thereof) and each such Operative Document (other than the Ground Lease) constitutes a legal and binding obligation of Lessee, enforceable against Lessee in accordance with the respective terms thereof.

November 25, 1997
Page 3

                  (7) There are no regulatory consents, authorizations, approvals or filings required to be obtained or made by the Lessee or Guarantor under the Federal laws of the United States, the laws of the State of New York or the General Corporation Law of the State of Delaware for the execution and delivery of the Operative Documents by the Lessee and Guarantor on the date hereof pursuant thereto, or for the performance by the Lessee and Guarantor of their respective obligations under the Operative Documents.

         The opinions set forth in Paragraphs 5 and 6 above are subject to and limited by the following:

                  a. The effect of bankruptcy, insolvency, reorganization, moratorium and other laws and court decisions of general application (including, without limitation, laws relating to fraudulent conveyances, preferences and equitable subordination) and other legal or equitable principles relating to, limiting or affecting the enforcement of creditors' rights generally.

                  b. The discretion of any court of competent jurisdiction in awarding equitable remedies including, but not limited to, specific performance or injunctive relief.

                  c. We express no opinion regarding the enforceability of any
(i) rights or remedies involving any real or personal property security for the obligations of Guarantor or Lessee, and (ii) rights or remedies against Lessee or Guarantor arising out of, involving or resulting from the characterization of the obligation of Lessee as other than an obligation to repay money borrowed by Lessee from Agent Lessor and the Lessors. We note that the enforcement of the obligations of Lessee and Guarantor may be affected by the existence of real and personal property security for such obligations.

                  d. The effects of judicially created rules of public policy limiting the extent to which indemnity agreements and exculpatory clauses will be enforced.

         We express no opinion as to the laws of any jurisdiction except the laws of the State of New York and, to the extent specifically referred to herein, the federal laws of the United States and the General Corporation Law of the State of Delaware, in each case as in effect on the date hereof. In this regard, no opinion is expressed as to the enforceability of certain remedies relating to real property, which are governed by the laws of the State of Texas, the situs of the Property.

         For purposes of our opinion in Paragraphs 5 and 6 above, we have assumed, with your permission, that the relationship between Lessors (including Agent Lessor) and

November 25, 1997
Page 4

Lessee under the Operative Documents is that of lender and borrower and not that of lessor and lessee.

         In rendering this opinion, to the extent that the obligations of Lessee and/or Guarantor under the Operative Documents may be dependent upon such matters, we have assumed that (a) Agent Lessor, the Lessors, the Administrative Agent and the Lenders have duly and validly executed and delivered each of the Operative Documents to be executed by them and such agreements are legal, valid and binding obligations of Agent Lessor, the Lessors, the Administrative Agent and the Lenders, as the case may be, enforceable against them in accordance with their respective terms, (b) consideration for the obligations of Lessee and Guarantor under the Operative Documents has been given by Agent Lessor, the Lessors, the Administrative Agent and the Lenders, (c) Agent Lessor, the Lessors, the Administrative Agent and the Lenders are duly qualified and validly existing under the laws of the jurisdiction of their respective organization and have obtained, and kept in force at all relevant times, all licenses, permits and qualifications necessary for them to transact its business, and obtain and enforce contractual rights, in the State of New York, (d) Agent Lessor, the Lessors, the Administrative Agent and the Lenders have the power and authority to deliver and perform the Operative Documents to which they are respectively a party and have taken all necessary action to authorize the execution, delivery and performance of each of the Operative Documents to which they are respectively a party.

         This opinion is rendered as of the date hereof, and we make no undertaking and expressly disclaim any duty to supplement this opinion if, after the date hereof, facts and circumstances come to our attention or changes in the law occur which could affect this opinion.

         This opinion is rendered solely for the benefit of Agent Lessor, the Lessors, the Administrative Agent and the Lenders in connection with the subject transaction, and may not be relied upon for any other purpose. This opinion may not be furnished to, used, circulated, quoted or referred to by, any other person without our prior written consent; provided, however that Agent Lessor, Administrative Agent and any other Lessor or Lender may furnish this opinion to a financial institution in connection with a proposed assignment of Agent Lessor's, Administrative Agent's or such Lessor's or Lender's interest or grant of a participation therein.

                                             Very truly yours,



                                             IRELL & MANELLA LLP

                                    EXHIBIT B
                          (TO PARTICIPATION AGREEMENT)

                            FORM OF FUNDING REQUEST

                               November __, 1997

TO: the Agent Lessor and the Administrative Agent, pursuant to the Participation Agreement (the "Participation Agreement") dated as of November __, 1997 among the Lessee, the Guarantor, the Agent Lessor, the Lessors, the Lenders, the Administrative Agent and the Arranger as the same may be amended, supplemented, amended and restated or otherwise modified from time to time (capitalized terms used herein shall have the meanings ascribed thereto in the Participation Agreement).

FROM:    Alumax Mill Products, Inc. ("Lessee")

RE:      Acquisition Date

1. This irrevocable Funding Request is hereby delivered by Lessee pursuant to Section 3.4(a) of the Participation Agreement.

2.       The Acquisition Date is scheduled for November 25, 1997.

3.       The amount of the Advance is $96,957,507.26.

4.       The Loans and Lessor Amounts will be Base Rate Loans/Lessor Amounts.

5.       Funds shall be sent by wire transfer as follows:

         a. Each Lessor and Lender shall transfer its Commitment Percentage of $ __________ to the following account of Agent Lessor:

                           Bank:
                           ABA Number:
                           Account Name:
                           Account Number:
                           Ref:
                           Further Credit to:

                           [amount to be provided by the Lessee]

         b. Lessee hereby instructs Agent Lessor to distribute the funds as follows:

                   [information to be provided by the Lessee]

         In connection with such requested Advance, the Lessee hereby represents and warrants to you as follows:

         a. On the Acquisition Date, both immediately before and after giving effect to the requested Advance and the application of the proceeds thereof, the statements made by the Lessee and the Guarantor in Section 8.2 of the Participation Agreement are true and correct in all material respects, except to the extent such statements relate solely to an earlier date, in which case such statements shall have been true and correct in all material respects on and as of such earlier date.

         b. All of the conditions precedent set forth in Article VI of the Participation Agreement applicable to the Advance have been or will be satisfied or will be waived on the Acquisition Date.

         IN WITNESS WHEREOF, I have signed my name this ____ day of November, 1997.

                                             ALUMAX MILL PRODUCTS, INC.

                                             By:
                                                -------------------------------
                                                Name:
                                                Title:

                                    EXHIBIT C
                          (TO PARTICIPATION AGREEMENT)

                       FORM OF INTEREST PERIOD SELECTION/
                        CONTINUATION/CONVERSION NOTICE

                         RE: ALUMAX MILL PRODUCTS, INC.

To: Agent Lessor and Administrative Agent

         This Interest Period Selection/Continuation/Conversion Notice is delivered to you pursuant to Section 3.6 of the Participation Agreement dated as of November_, 1997 (the "Participation Agreement"), among the Lessee, the Guarantor, the Agent Lessor, the Lessors, the Lenders, the Administrative Agent and the Arranger as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

         Alumax Mill Products, Inc. (the "Lessee") hereby requests that on ____, 19_, all or any portion of the currently outstanding principal amount of the Loans and Lessor Amounts:

                  (1) which are currently [Base Rate Loans/Lessor Amounts] [Eurodollar Loans/Lessor Amounts with an Interest Period ending on_____ ___, 19_],

                  (2) be [continued as] [converted into],

                  (3) [Base Rate Loans/Lessor Amounts] [Eurodollar Loans/Lessor Amounts having an Interest Period of ____ months].

         Any and all capitalized terms used in this Notice for Selection/Continuation/ Conversion shall have the meaning ascribed thereto in the Participation Agreement, unless specifically defined herein.

         The Lessee hereby certifies, represents and warrants that no Lease Default or Lease Event of Default exists or will (after giving effect to the selection, continuation or conversion requested hereby) exist.

         The Lessee has caused this notice to be executed and delivered by its Responsible Officer this ____________ day of ______________, 19___.


                                    ALUMAX MILL PRODUCTS, INC.

                                    By:
                                       ------------------------------------
                                       Name:
                                       Title:

                                  EXHIBIT D-1-A
                          (TO PARTICIPATION AGREEMENT)

                         FORM OF SECRETARY'S CERTIFICATE

         The undersigned, __________________ [Assistant] Secretary of [Name of Guarantor/Lessee], a Delaware corporation (["Guarantor"]["Lessee"]), pursuant to the Participation Agreement dated as of November 25, 1997 (the "Participation Agreement"), among the Lessee, the Guarantor, the Agent Lessor, the Lessors, the Lenders, the Administrative Agent and the Arranger as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, does hereby certify as follows (capitalized terms used herein shall have the meanings ascribed thereto in the Participation Agreement):

                  1. Attached hereto as Exhibit A is a true, correct and complete copy of [Guarantor's/Lessee's] Restated Certificate of Incorporation, as amended, and in effect on the date hereof, certified by the Secretary of State of the State of Delaware.

                  2. Attached hereto as Exhibit B is a true, correct and complete copy of [Guarantor's/Lessee's] By-Laws, as amended, and in effect on the date hereof, and such by-laws have been in full force and effect since ______________, 19_ without modification or amendment.

         IN WITNESS WHEREOF, I have signed my name this day ____________ of ____________, 199___.



                                     ------------------------------------------
                                         [Assistant] Secretary as aforesaid


         I, __________________, [Vice] President of [Name of Guarantor/Lessee], hereby certify that _______________________________ is on the date hereof the duly elected, qualified and acting [Assistant] Secretary of [Name of Guarantor/Lessee], and that the signature set forth above is such person's true and correct signature.

         Dated:____________, 199_____



                                        ---------------------------------------
                                             [Vice] President as aforesaid

                                  EXHIBIT D-1-B
                          (TO PARTICIPATION AGREEMENT)

                         FORM OF SECRETARY'S CERTIFICATE

         The undersigned, _______________ [Assistant] Secretary of [Name of Guarantor/Lessee], a Delaware corporation (["Guarantor"]["Lessee"]), pursuant to the Participation Agreement dated as of November 25, 1997 (the "Participation Agreement"), among the Lessee, the Guarantor, the Agent Lessor, the Lessors, the Lenders, the Administrative Agent and the Arranger as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, does hereby certify that (capitalized terms used herein shall have the meanings ascribed thereto in the Participation Agreement) attached hereto as Exhibit C are true, correct and complete copies of all resolutions adopted by the Board of Directors of [Guarantor/Lessee] relating to the Participation Agreement and the other Operative Documents to which [Guarantor/Lessee] is a party, which resolutions have not been amended or rescinded and are in full force and effect on the date hereof.

         IN WITNESS WHEREOF, I have signed my name this day ___________ of ____________, 199_.


                                       ---------------------------------------
                                          [Assistant] Secretary as aforesaid



         I, ___________________, [Vice] President of [Name of Guarantor/Lessee], hereby certify that __________________________________ is on the date hereof the duly elected, qualified and acting [Assistant] Secretary of [Name of Guarantor/Lessee], and that the signature set forth above is such person's true and correct signature.

         Dated:________________ , 199___




                                    ---------------------------------------
                                         [Vice] President as aforesaid

                                  EXHIBIT D-1-C
                          (TO PARTICIPATION AGREEMENT)

                         FORM OF SECRETARY'S CERTIFICATE

         The undersigned, ________________ [Assistant] Secretary of [Name of Guarantor/Lessee], a Delaware corporation (["Guarantor"]["Lessee"]), pursuant to the Participation Agreement dated as of November 25, 1997 (the "Participation Agreement"), among the Lessee, the Guarantor, the Agent Lessor, the Lessors, the Lenders, the Administrative Agent and the Arranger as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, does hereby certify that (capitalized terms used herein shall have the meanings ascribed thereto in the Participation Agreement) the following individuals on the date hereof are duly appointed, qualified and authorized pursuant to the resolutions referred to in paragraph 3 above to execute and deliver the Operative Documents and any other documents to be executed on behalf of [Guarantor/Lessee] in connection with the transactions contemplated by the Participation Agreement, and the signature of such individuals appearing on such documents are the respective genuine signatures of each such person:

             NAME                                  SIGNATURE



         ------------------                  -----------------------

         ------------------                  -----------------------


         IN WITNESS WHEREOF, I have signed my name this day __________ of ____________, 199_____.



                                 --------------------------------------------
                                      [Assistant] Secretary as aforesaid


         I, ______________________, [Vice] President of [Name of
Guarantor/Lessee], hereby certify that __________________________ is on the date hereof the duly elected, qualified and acting [Assistant] Secretary of [Name of Guarantor/Lessee], and that the signature set forth above is such person's true and correct signature.

Dated:___________, 199___



                                 --------------------------------------------
                                       [Vice] President as aforesaid

                                   EXHIBIT D-2
                          (TO PARTICIPATION AGREEMENT)

                    FORM OF RESPONSIBLE OFFICER'S CERTIFICATE

         Pursuant to the Participation Agreement dated as of November 25, 1997 (the "Participation Agreement"), among the Lessee, the Guarantor, the Agent Lessor, the Lessors, the Lenders, the Administrative Agent and the Arranger as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, I, [name of Responsible Officer], [position of Responsible Officer] of [Guarantor/Lessee] (the ["Guarantor"/"Lessee"]), do hereby certify as follows (capitalized terms used herein shall have the meanings ascribed thereto in the Participation Agreement):

         1. To my knowledge, the representations and warranties of the [Guarantor/Lessee] contained in the Participation Agreement and other Operative Documents to which it is a party are true, correct and complete in all material respects on and as of the date hereof with the same effect as if such representations and warranties had been made on and as of the date hereof, except to the extent such statements relate solely to an earlier date, in which case such statements shall have been true and correct in all material respects on and as of such earlier date.

         2. To my knowledge, no Lease Default or Lease Event of Default has occurred and is continuing under any Operative Document to which the [Guarantor/Lessee] is a party.

         3. To my knowledge, each Operative Document to which the [Guarantor/Lessee] is a party is in full force and effect with respect to it.

         4. The [Guarantor/Lessee] has duly performed and complied with all conditions contained in the Participation Agreement or in any other Operative Document required to be performed or complied with by it on or prior to the date hereof, where failure to perform such obligation shall have a Material Adverse Effect.

         IN WITNESS WHEREOF, I have signed my name this _____ day of ___________, 199___ and certify that I am the [position of Responsible Officer] of the [Guarantor/Lessee].


                                             [GUARANTOR/LESSEE]



                                             By:
                                                ------------------------------
                                             Name:
                                             Title:

                                   EXHIBIT E
                          (TO PARTICIPATION AGREEMENT)

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT F
                          (TO PARTICIPATION AGREEMENT)

                          FORM OF ASSIGNMENT AGREEMENT

To:      Alumax Mill Products, Inc., as the Lessee
         BMO Leasing (U.S.), Inc., as Agent Lessor
         Bank of Montreal, as Administrative Agent

         Reference is made to Section 12.1 of the Participation Agreement dated as of November 25, 1997 (the "Participation Agreement"), among the Lessee, the Guarantor, the Agent Lessor, the Lessors, the Lenders, the Administrative Agent and the Arranger as the same may be amended, supplemented, amended and restated or otherwise modified from time to time (the "Participation Agreement").
Unless otherwise defined herein, capitalized terms used herein shall have the meanings given thereto in the Participation Agreement.

         [Name of assigning Participant] (the "Assignor") and [Name of Eligible Lender Assignee/Eligible Lessor Assignee] hereby agree as follows:

                  1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a [____]% interest in and to all the Assignor's rights and obligations under the Operative Documents as of the Effective Date (as defined below) (including, without limitation, such percentage interest in the [Lender] [Lessor] Commitment of the Assignor on the Effective Date and such percentage interest in each [Loan] [Lessor Amounts] owing to the Assignor outstanding on the Effective Date together with such percentage interest in all unpaid [interest] [Yield] and fees (excluding those fees under Section 4.4 of the Participation Agreement) accrued to the Effective Date).

                  2. The Assignor (a) represents and warrants that as of the date hereof its [Lender] [Lessor] Commitment (without giving effect to assignments thereof which have not yet become effective) is $[___________ ], and the outstanding aggregate principal balance of its [Loans] [Lessor Amounts] (without giving effect to assignments thereof which have not yet become effective) is $ _____________] and (b) makes no representation or warranty and assumes no responsibility (i) with respect to any statements, warranties or representations made in or in connection with any Operative Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Operative Document or any other instrument or document furnished thereunder or pursuant thereto, except that it represents and warrants that it is the legal and beneficial owner of the interests being assigned by it hereunder and that such interests are free and clear of adverse claims, and (ii) with respect to the financial position of the Lessee or the Guarantor or the performance or observance by the Lessee or the Guarantor of any of their respective obligations under any Operative

         Document or any other instrument or document furnished thereunder or pursuant thereto.

                  3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment Agreement; (b) confirms that it has received a copy of each of the Participation Agreement, the Lease and the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 10.1(f) of the Participation Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (c) agrees that it will, independently and without reliance upon the Administrative Agent, the Agent Lessor, the Assignor or any other Participant and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Operative Document; (d) appoints and authorizes the Administrative Agent and the Agent Lessor, as applicable, to take such action on its behalf and to exercise such powers under the Operative Documents as are delegated to the Administrative Agent and the Agent Lessor, as applicable, by the terms thereof, together with such powers as are reasonably incidental thereto; and (e) agrees that it will perform in accordance with its terms all the obligations which by the terms of the Operative Documents are required to be performed by it as a Participant.

                  4. From and after the Effective Date (a) the Assignee shall be party to and be bound by the provisions of the Operative Documents as a [Lender] [Lessor] and, to the extent of its interests assigned by this Assignment Agreement, have the rights and obligations of a ["Lender"] ["Lessor"] and as a "Participant" thereunder and (b) the Assignor shall, to the extent of its interests assigned by this Assignment Agreement, relinquish its rights and be released from its obligations under the Operative Documents.

                  5. This Assignment Agreement will be delivered to each of the Administrative Agent and the Agent Lessor together with a transfer fee of $3,500 payable by the Assignor or the Assignee to the Administrative Agent for its own account.

                  [6. The Assignor shall surrender to the Administrative Agent its Note or Notes representing the Assignor's interest in and to all the Assignor's rights and obligations under the Operative Documents, and the Administrative Agent will (upon execution and delivery thereof by the Agent Lessor) promptly provide to the Assignor and the Assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note (each such note with a notation thereon that it is given in substitution for and replacement of the original Note or any replacement notes thereof).]**


-------------------
**  This Section to apply only if the Assignor is a Lender.

                  7. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  8. The effective date of this Assignment Agreement shall be ___________________, 19___ (the "Effective Date").

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.


  Adjusted Commitment                         [                           ]
                                               ---------------------------
                                                 as Assignor

  Commitment to make Loans:
  $
   ---------------------
  Commitment Percentage:       %              By:
                         ------                  -------------------------
                                                 Name:
  Commitment to advance                          Title:
  Lessor Amounts:
  $
   ---------------------
  Commitment Percentage:       %
                         ------


  Commitment                                  [                           ]
                                               ---------------------------
                                                 as Assignee

  Commitment to make Loans:
  $
   ---------------------
  Commitment Percentage:      %               By:
                        ------                   -------------------------
                                                 Name:
  Commitment to advance                          Title:
  Lessor Amounts:
  $
   ---------------------
  Commitment Percentage:      %
                        ------


                                              Address for Notices:




                                              -----------------------------

                                              -----------------------------

                                              -----------------------------

                                              Attention:
                                                       --------------------
                                              Telecopy (   )      -
                                                        ---  ----- --------
                                              Telecopy (   )      -
                                                        ---  ----- --------

Agreed to and Accepted:


ALUMAX MILL PRODUCTS, INC.,
  as Lessee



By:
   ------------------------------
Name:
Title:


BANK OF MONTREAL,
  as Administrative Agent


By:
   ------------------------------
Name:
Title:



BMO LEASING (U.S.), INC.,
  as Agent Lessor

By:
   ------------------------------
Name:
Title:

                                    EXHIBIT G
                          (TO PARTICIPATION AGREEMENT)

                 FORM OF LEGAL OPTION OF LOCAL COUNSEL TO LESSEE

                                November 25, 1997

To the Parties Listed on
Schedule A attached hereto

  Re: Alumax Mill Products, Inc. - Lease Financing of Rolling Mill and Related
      Equipment

Ladies and Gentlemen:

         We have acted as special counsel in the State of Texas (the "State") for Alumax Mill Products, Inc., a Delaware corporation ("Lessee"), in connection with the transactions contemplated by that certain Participation Agreement (herein so called) dated as of November 25, 1997, by and among Lessee, the Guarantor, the Agent Lessor, the Lessors, the Lenders, the Administrative Agent and the Arranger (as each of such terms are defined in the Participation Agreement). Although we are serving as special counsel to Lessee, as to matters governed by laws other than the State, you are, unless otherwise denoted herein, relying upon the opinions of separate counsel.

         This opinion is rendered to you at the request of Borrower pursuant to
Section 6.1 of the Participation Agreement. Capitalized terms used but not otherwise defined herein have the respective meanings specified in Appendix A to the Participation Agreement.

                                       I.
                               Documents Reviewed

         In connection with the opinions contained herein, we have examined and are familiar with originals of or copies identified to our satisfaction of the documents listed on Schedule B attached hereto (the "Subject Documents"). In addition, we have examined and are familiar with such legal matters as we have deemed necessary for purposes of rendering this opinion.

                                       II.
                                    Opinions

         Based solely upon our review of the Subject Documents, and subject to the qualifications and assumptions set for herein, it is our opinion that:

To the Parties Listed on
Schedule A attached hereto
November 25, 1997
Page 2

         1. The Ground Lease and, to the extent Texas law is applicable to the Master Lease, the Master Lease, each constitutes the legal, valid and binding obligation of the parties thereto and is enforceable against each party in accordance with the terms thereof.

         2. The Deed is in form sufficient under the laws of the State of Texas to convey all interests in the property described therein intended to be conveyed thereby, and such instrument, when filed or recorded in the Real Property Records of Bowie County, Texas (the "Recording Office") will have been filed or recorded in the appropriate public offices in the State in which such filing and recording is necessary to convey valid title to the property described therein to the Agent Lessor.

         3. If the transaction contemplated by the Master Lease is characterized as a lease transaction, the Master Lease is in form sufficient under the laws of the State of Texas to demise to the Lessee a valid leasehold interest in the Property. The Master Lease or the Memorandum of Lease, when recorded with the Recording Office, will have been filed or recorded in all public offices in the State of Texas in which such filing or recording is necessary to provide constructive notice of the Master Lease to third Persons and to establish of record the interest of the Agent Lessor thereunder.

         4. If the transactions as provided in the Master Lease are characterized as a loan transaction:

                  (a) Section 25.2 of the Master Lease is effective to create a power of sale in favor of the Lessee; and

                  (b) The Master Lease is in form sufficient under the laws of the State of Texas to create a valid lien or security interest in favor of the Agent Lessor, and to secure all the obligations of the Lessee under the Subject Documents, in the Property. The Master Lease or the Memorandum of Lease, when recorded with the Recording Office, will have been filed or recorded in all public offices in the State of Texas in which such filing or recording is necessary to perfect the lien of the Agent Lessor thereunder to the extent that the Property constitutes real estate. The Master Lease provides the Agent Lessor with remedies customarily obtained by lenders in the State of Texas in connection with the type of loan and security provided thereby.

         5. The Assignment of Lease and Rent is in form sufficient under the laws of the State of Texas to create a valid lien or security interest in favor of the Lenders in the collateral described therein, and when recorded with the Recording Office, will have been filed or recorded in all public offices in the State of Texas in which such filing or recording is necessary to perfect

To the Parties Listed on
Schedule A attached hereto
November 25, 1997
Page 3

the lien of the Lenders thereunder to the extent that such collateral constitutes real estate. The Assignment of Lease and Rent provides the Lenders with remedies customarily obtained by lenders in the State of Texas in connection with the type of loan and security provided for thereby.

         6. The law (statutory or otherwise) of the State of Texas does not require a lienholder to make an election of remedies where such lienholder holds security interests and liens on both the real and the personal property of a debtor or to take recourse first or solely against or otherwise exhaust its remedies against its collateral before otherwise proceeding to enforce against such debtor the obligations of such debtor.

         7. The UCC Financing Statements which are to be recorded or filed within the State, the forms of which are attached as Schedule C hereto, are in form sufficient under the laws of the State for filing, or recording, and when recorded with the Recording Office and the Texas Secretary of State will have been filed or recorded in all public offices in the State in which such filing or recording is necessary to perfect the interest of the Agent Lessor in the collateral described therein, to the extent the same can be perfected by filing or recording in the State.

         8. Assuming that the Agent Lessor is qualified to transact business in the State of Texas, to the best of our knowledge, neither the execution and delivery of the Subject Documents, nor the fulfillment of or the compliance with the provisions thereof by the Agent Lessor results in a violation of, or contravenes any statute, law, rule, code, ordinance or regulation of the State of Texas to which the Agent Lessor is subject.

         9. It is our opinion that a Texas court in a properly presented case should apply the laws of the State of Texas to the perfection of the lien and security interest in the Property and the rights and remedies of the Trustee and the Agent Lessor with respect to the Property (collectively, the "Remedies Provisions") as provided in Section 26.8 of the Master Lease. In delivering such opinion, we are relying in part on Tex.Bus.Comm.Code, ss.35.51(b). Although no Texas courts have decided a case under Tex.Bus.Comm.Code, ss.35.51(b), we believe that a Texas court sitting and applying the laws of the State in a properly presented case should characterize the Master Lease as a "qualified" transaction with a reasonable relationship to the State of Texas and will uphold and enforce such choice of law provision. In rendering the opinions set forth herein, we are expressly assuming, without opining, that the Subject Documents are enforceable, and that any references in the provisions of the Master Lease to the other Subject Documents, or to any remedies available to the Trustee or Agent Lessor under any or all of the Subject Documents, are valid and effective. We render no opinion, express or implied, as to the effect, if any, of (i) the effectiveness or enforceability of such remedies or (ii) the validity of any provisions of any of the Subject Documents which purport to be governed by the laws of a

To the Parties Listed on
Schedule A attached hereto
November 25, 1997
Page 4

jurisdiction other than the State. We render no opinion as to the effect of the reference to the laws of the State of New York or New York procedures contained in the Master Lease or any of the other Subject Documents.

         You have further requested our opinion as to whether a Texas court in a properly presented case should apply the laws of the State of New York to the Subject Documents, except to the extent of the Ground Lease and the Remedies Provisions of the Master Lease. Each of the remaining Subject Documents is, by its terms, governed by the laws of the State of New York, and in rendering the opinions contained herein, we are in no manner expressly or impliedly rendering opinions as to the laws of the State of New York. We are advised that the parties have determined based on a series of financing transactions that the State of New York has a significant relationship to the Subject Documents which are not the subject of Texas law and that the State of New York has a significant relationship to the obligations of the Lessee thereunder. Assuming such determination is correct, we are of the opinion that a Texas court in a properly presented case should apply the laws of the State of New York to the Subject Documents except to the extent of the Remedies Provisions of the Master Lease. This opinion is based in part on Tex.Bus.Comm.Code, ss.35.51(b), although no Texas courts have decided a case under such statute.

         10. Except for the filings and recordings described above, no approval, consent, or filing or registration with, any governmental authority or regulatory body in the State of Texas is required to be made or taken in the State of Texas to establish, protect and preserve title to, interests in, liens on and security interests in the Property as contemplated by the Subject Documents, except for UCC continuation statements.

         11. Assuming without opining that the transaction contemplated by the Master Lease is characterized as a loan for federal income tax purposes, except for federal, state and local franchise, withholding and income taxes, no taxes, fees or other charges imposed by the State of Texas, Bowie County or any other local governmental entity are payable by the Agent Lessor or the Lenders solely as a result of the execution, delivery, recordation or filing (where applicable) of the Subject Documents and all other instruments delivered in connection with the transactions contemplated thereby (except for nominal filing or recording fees payable at the time of filing or recording).

         12. Assuming without opining that the transaction contemplated by the Subject Documents is a loan, and assuming without opining that a court would find that the laws of the State of Texas would apply to such transaction notwithstanding the parties' choice of New York law, we believe that a Texas court sitting and applying the laws of the State in a properly

To the Parties Listed on
Schedule A attached hereto
November 25, 1997
Page 5

presented case would give effect to the usury savings provisions set forth in
Section 26.13 of the Master Lease.

                                      III.
                                 Qualifications

         The opinions expressed herein are subject to and limited by the following additional qualifications, assumptions and exclusions:

                  (a) The opinion as to the enforceability of the Subject Documents is subject to the qualification that enforcement of the Ground Lease and the Master Lease is limited by the following: (i) the rights of the United States under the Federal Tax Lien Act of 1966, as amended; (ii) principles of equity which may limit the availability of certain equitable remedies; (iii) bankruptcy, insolvency, reorganization, liquidation, conservatorship, receivership, fraudulent or preferential conveyance, moratorium and other laws applicable to creditors' rights or the collection of debtors' obligations generally; and (iv) the power of courts to award damages in lieu of granting equitable remedies. As to the matters specified in (ii) and (iv) above, such matters will not render the Ground Lease nor the Master Lease invalid as a whole nor preclude (x) the acceleration of the obligation of Lessee to repay the indebtedness, upon default by Lessee in the payment of such indebtedness or upon a material default in any other material provision of the Master Lease, and (y) the foreclosure of the lien of the Master Lease in accordance with the laws of the State, of the lien on and security interest in the collateral created by the Master Lease upon maturity or upon acceleration described in subparagraph (b) above.

                  (b) Without opining as to the character of the transaction contemplated by the Master Lease as a loan or lease, the opinion as to the enforceability of the Master Lease and the Ground Lease is further subject to the qualification that the enforceability of certain of the remedial, waiver and other provisions of the Master Lease and the Ground Lease is further limited by applicable laws of the State and the United States in addition to those described in subparagraph (a) above; however, such applicable laws do not, in our opinion, substantially interfere with the practical realization of the essential benefits expressed in the Master Lease or the Ground Lease, except for the economic consequences which might result from any procedural delay which may result therefrom, nor does such unenforceability render the Master Lease or the Ground Lease invalid as a whole or substantially interfere with the principal benefits and/or security provided thereby.

To the Parties Listed on
Schedule A attached hereto
November 25, 1997
Page 6

                  (c) No opinion is expressed regarding the enforceability of any of the provisions of the Ground Lease or the Master Lease which purport to: (i) confer self-help or equitable remedies such as specific performance or injunctive relief; (ii) establish evidentiary standards for suits or proceedings or restrict, limit or deny access to courts;
         (iii) waive or release the legal rights, benefits or claims of any party in advance; (iv) allow or authorize the delay or omission of any remedy, indemnity or consent judgment; (v) avoid or ignore the doctrines of mortgagee-in-possession or commercial influence; (vi) establish non-culpability for actions taken by or on behalf of Agent Lessor or any other person; (vii) take possession of rents, profits or issues derived from the Property or purport to establish the assignment of rents, profits and issues from the Property as a direct or absolute assignment (as opposed to a collateral assignment) thereof prior to the time Agent Lessor obtains possession thereof through foreclosure of the liens against or a judicial appointment of receivership for the Property in question, or take some action which is judicially deemed to be the equivalent thereof; (viii) allow Agent Lessor to take possession of any of the real property collateral for the transaction prior to an order of a competent jurisdiction or a valid foreclosure upon such collateral or as to any personal property collateral for the transaction prior to full compliance by Agent Lessor of the applicable terms of the Uniform Commercial Code in effect; (ix) authorize Agent Lessor or any other party to act as attorney-in-fact for the Lessee;
         (x) appoint a receiver to the extent the appointment of a receiver is governed by applicable statutory requirements and to the extent any such provision of the Master Lease may not be in compliance with such statutory requirements; (xi) establish waiver and define rights relating to subrogation, exculpation, waiver, ratification of future acts, trespass, conversions, gross negligence or fraud; (xii) relate to arbitration or appraisal remedies and rights; and (xiii) permit the Agent Lessor to accelerate the maturity of the indebtedness evidenced and governed by the Master Lease without notice to the Lessee.

                  As to the matters specified in this subparagraph (c), without opining as to the character of this transaction contemplated by the Master Lease as a loan or a lease, in our opinion, the unenforceability of such provisions will not render the Master Lease invalid as a whole, nor preclude (y) the acceleration of the obligation of Lessee to repay such indebtedness, upon default by Lessee, the payment of such indebtedness or upon a material default in any other material provision of the Master Lease, and (z) the foreclosure of the lien of the Master Lease in accordance with the laws of the State, of the lien on and security interest in the collateral created by the Master Lease upon maturity or upon acceleration described in subparagraph (b) above.

                  (d) We express no opinion herein as to: (i) the effect of any land use or environmental law, rule, regulation or ordinance; (ii) the perfection of any security interest

To the Parties Listed on
Schedule A attached hereto
November 25, 1997
Page 7

         in collateral to the extent that it purports to secure any indebtedness arising other than under the Master Lease; and (iii) the validity or enforceability of any security interest in or assignment of any account receivable with respect to which the account debtor is the United States or any agency, department or instrumentality of the United States.

                  (e) No examination of title to the Property was undertaken, nor is any opinion expressed (i) with respect thereto or (ii) with respect to the adequacy of the description of the collateral or the creation or perfection or priority of any liens or security interests to be created or modified pursuant to the Master Lease and financing statements. To the extent title to any real or personal property is required to be held by any party in order to perform its obligations under the Master Lease or the Ground Lease, we have assumed, without any investigation, that such party holds title adequate to perform its obligations.

                  (f) The opinions rendered herein are based upon the further assumptions that: (i) the drafts of the Subject Documents reviewed by us have been duly executed by the parties thereto; (ii) each of the parties to the Subject Documents has all the legal capacity, power and authority required for it to enter into the Subject Documents to which it is a party, and to perform its respective obligations thereunder;
         (iii) all such matters have received any corporate or other authorization required by any applicable charter, bylaw, law or regulation; (iv) all documents submitted to us as originals are authentic and all documents submitted to us as copies are true and correct reproductions of the originals of such documents; (v) each of the agreements made by the parties to the Subject Documents and every Subject Document executed by the parties to the Subject Documents is valid, binding and enforceable against parties to the Subject Documents as appropriate to the extent that such validity, binding effect and enforceability affects the opinions herein expressed; and (iv) all individuals executing the Subject Documents are sui juris.


                  (g) No opinion is given or expressed, nor should any opinion be inferred or implied, as to: (i) the financial ability of the Lessee or any other obliger pursuant to the Subject Documents to meet or satisfy their respective obligations thereunder; (ii) the truthfulness, completeness or accuracy of any applications, reports, plans, documents, financial statements or other matters furnished to parties to the Subject Documents or their agents or representatives by Lessee or any other obligor under the Subject Documents or by any party acting by, for or at the discretion of Lessee or any other obligers or in conjunction with the transaction as evidenced by the Subject Documents;
         (iii) the truthfulness, completeness or accuracy of any representation, warranty, certification or statement by Lessee and all other parties to the Subject Documents or any document or item referred to or described in the Subject Documents; and (iv) the

To the Parties Listed on
Schedule A attached hereto
November 25, 1997
Page 8

         compliance by the Lessee or any other person or entity with applicable federal and state securities laws and/or regulations in connection with the transactions as evidenced by the Subject Documents.

                  (h) The qualification of any opinion or statement herein by the use of words "knowledge", "current actual knowledge" or "to our knowledge" or "known to us" means that during the course of our representation of Lessee in connection with the subject transaction, no facts or circumstances has come to the attention of the attorneys involved in such representation which gives such attorneys actual knowledge of the existence of the documents or facts so qualified. Furthermore, except as otherwise expressly set forth herein, we have not undertaken any investigation to determine the existence of such documents or facts, and no inference as to our knowledge thereof shall be drawn from the fact of our representation of any party or otherwise.

                  (i) We have further assumed, with your permission, that each of the parties to the Subject Documents is duly organized, validly existing and in good standing under the laws of its state of incorporation, and has all requisite corporate power and authority to execute, deliver and perform their obligations under the Subject Documents.

                                       IV.
                          Scope and General Statements

         This opinion is provided for the purpose of complying with the requirements of the Participation Agreement, and without prior consent, may not be relied upon, used, circulated, quoted or otherwise referred to in any manner by any person, firm or governmental authority or entity whatsoever other than reliance thereon by Agent Lessor and the other addressees of this opinion letter, any participants of Agent Lessor and Agent Lessor's successors and assigns, solely for the purposes of consummating the transaction evidenced by the Subject Documents, except to the extent, and only to the extent, required by applicable governmental regulations or requirements. This opinion shall not be construed as or be deemed to be a guaranteeing or insuring instrument. Further, although we have acted as special counsel in the specific manner delineated herein for Lessee in connection with the transactions relating to or in respect of the Participation Agreement, our representation has been limited to specific matters from time to time referred to us for substantive legal attention by Lessee, and factual matters or agreements pertaining to the Participation Agreement, the Subject Documents, and the Property may exist of which we have no knowledge or information. However, we have no current actual knowledge of any facts or circumstances which would make any opinion expressed herein incorrect or subject to question or require further investigation of any laws, facts or circumstances.

To the Parties Listed on
Schedule A attached hereto
November 25, 1997
Page 9



         This opinion is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in or any new developments which might affect any matters or opinions set forth herein. We are licensed to practice law only in the State of Texas, and we express no opinion with respect to any laws other than the laws of the State of Texas upon the validity, binding effect and enforceability of the Master Lease and the Ground Lease.

                                    WINSTEAD SECHREST & MINICK P.C.,
                                    a Professional Corporation



                                    By: /s/ J. Kenneth Kopf
                                       -----------------------------------
                                            J. Kenneth Kopf

                                   Schedule A

                          Addressees of Opinion Letter

BMO Leasing (U.S.), Inc.
311 West Monroe Street
Chicago, IL 60603


Bank of Montreal
115 South LaSalle Street
Chicago, IL 60603

Chapman and Cutler
111 West Monroe Street
Chicago, IL 60603-4080



Schedule A, Addressees of Opinion Letter - Solo Page

                                   APPENDIX A
                           TO PARTICIPATION AGREEMENT

         A. Interpretation. In each Operative Document, unless a clear contrary intention appears:

                  (i) the singular number includes the plural number and vice versa;

                  (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

                  (iii) reference to any gender includes each other gender;

                  (iv) reference to any agreement, document or instrument (including any Operative Document) means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Operative Documents, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

                  (v) reference in any Operative Document to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section thereof or Appendix, Schedule or Exhibit thereto;

                  (vi) "hereunder," "hereof", "hereto" and words of similar import shall be deemed references to an Operative Document as a whole and not to any particular Article, Section or other provision thereof; and

                  (vii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term.

         B. Computation of Time Periods. Unless otherwise specified in any Operative Document, for purposes of computation of periods of time under the Operative Documents, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

         C. Accounting Terms and Determinations. Unless otherwise specified in any Operative Document, all terms of an accounting character used therein shall be interpreted, and all accounting determinations hereunder shall be made in accordance with GAAP applied (to the extent relevant) on a basis consistent (except for changes concurred in by the Lessee's or the Guarantor's independent public accountants or otherwise required by a change in GAAP) with the most recent financial statements of the Lessee and the Guarantor delivered to the Administrative Agent, the Agent Lessor and the Participants.

         D. Conflict in Operative Documents. If there is any conflict between any Operative Documents, such Operative Documents shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Participation Agreement shall prevail and control.

         E. Legal Representation of the Parties. The Operative Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring the Operative Documents to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

         F. Defined Terms. Unless a clear contrary intention appears, terms defined herein have the respective indicated meanings when used in each Operative Document.

         "Account" means the account identified by the Administrative Agent into which all payments by the Lessee under the Operative Documents shall be made. The Account shall be specified on Schedule II to the Participation Agreement.

         "Acquisition Cost" means the amount of the Advance made available to the Lessee for the purpose of acquiring the Property as such amount is set forth in the Funding Request relating to the acquisition of the Property.

         "Acquisition Date" is defined in Section 6.1 of the Participation Agreement.

         "Administrative Agent" means BMO in its capacity as Administrative Agent, and any successors or permitted assigns thereto in such capacity.

         "Advance" means the advance of funds to the Lessee pursuant to Article III of the Participation Agreement.

         "Affiliate" means any Person (a) which directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, a Person or (b) which is the beneficial owner of 10% or more of any class of the Voting Stock of such Person.

         "After Tax Basis" means, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all Taxes required to be paid by the recipient (less any Tax savings realized and the present value of any Tax savings projected to be realized by the recipient as a result of the payment of the indemnified amount) with respect to the receipt by the recipient of such amounts, such increased payment (as so reduced) is equal to the payment otherwise required to be made.

         "Agent Lessor" means BMO Leasing (U.S.), Inc., a Delaware corporation, together with its successors permitted pursuant to Section 14.12 of the Participation Agreement.

         "Aggregate Commitment Amount" means, $96,957,507.26.

         "ALTA/ACSM" is defined in Section 6.1(o) of the Participation
Agreement.

         "Applicable Law" means all Federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Property or the demolition, construction, use or alteration thereof, in force and effect at the relevant point in time, including any that require repairs, modifications or alterations in or to the Property or in any way limits the use and enjoyment thereof (including all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. S 1201 et seq. and any other similar federal, state or local laws or ordinances and the regulations promulgated thereunder) and all Environmental Laws, and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to the Lessee affecting the Property, the Appurtenant Rights and any easements, licenses or other agreements entered into pursuant to Section 11.2 of the Master Lease.

         "Appraisal" means an appraisal by the Appraiser of the Fair Market Sales Value of the Property.

         "Appraiser" means the appraiser which prepared an Appraisal of the Property or an up-date to an Appraisal of the Property as selected by the Administrative Agent, Lessee and the Agent Lessor.

         "Appurtenant Rights" means, with respect to the Land, (i) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, and other rights and benefits belonging or pertaining to the Land or the Improvements thereon, including, without limitation, the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Land and (ii) all permits, licenses and rights, whether or not of record, appurtenant to the Land.

         "Arranger" means BMO in its capacity as Arranger and any successors and assigns thereto in such capacity.

         "Arranger's Fee Letter" means that certain engagement letter and attached indicative term sheet dated as of October 27, 1997, between the Guarantor and the Arranger.

         "Assignment of Lease and Rent" means the Assignment of Lease and Rent dated as of November 25, 1997, from the Agent Lessor, as assignor, to the Administrative Agent for the benefit of the Lenders, as assignee.

         "Authorized Financial Officer" of any Person means the Chief Financial Officer, Chief Accounting Officer, Treasurer or Assistant Treasurer or such other Persons as any such officer may from time to time designate in writing to the Administrative Agent and the Agent Lessor.

         "Bankruptcy Code" is defined in Section 5.1(e) of the Loan Agreement.

         "Base Rate" means for any day the greater of:

         (i) the rate of interest announced by the Administrative Agent from time to time as its prime commercial rate for Dollar loans made in the United States (it being understood that such rate may not be the Administrative Agent's best or lowest rate), with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate; and

         (ii) the sum of (x) the rate for that day set forth opposite the caption "Federal Fund (Effective)" in the daily statistical release designated as "Composite 3:30 P.M. Quotations for U.S. Governmental Securities", or any successor publication, published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, the arithmetic average of the rates quoted to the Administrative Agent as the prevailing rates per annum (rounded upward, if necessary, to the next higher 1/100 of 1%) bid at approximately 11:00 A.M. (New York time) (or as soon thereafter as is practicable) on such day by two or more New York Federal funds dealers of recognized standing selected by the Administrative Agent for the purchase at face value of Federal funds in the secondary market in an amount comparable to the Loan amount owed to the Administrative Agent for which such rate is being determined, plus (y) 1/2 of 1%.

         "Base Rate Loan/Lessor Amount" means a Loan or Lessor Amount, as the case may be, bearing interest at the Base Rate.

         "Basic Rent" means the sum of (i) the Lender Basic Rent and (ii) the Lessor Basic Rent, calculated as of the applicable date on which Basic Rent is due.

         "Bill of Sale" is defined in Section 6.1(j) of the Participation Agreement.

         "BMO" means Bank of Montreal (Chicago Branch), a Canadian banking organization.

         "Break Costs" means an amount equal to the amount, if any, required to compensate any Participant for any additional losses (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or funds acquired by such Participant to fund its obligations under the Operative Documents) it may incur as a result of (x) Lessee's payment of any Rent other than on a Scheduled Payment Date, (y) Lessee's payment of the Lease Balance on any date other than a Scheduled Payment Date, or (z) as a result of any conversion of the London Interbank Offered Rate in accordance with Section 13.9 or 13.10 of the Participation Agreement. A statement as to the amount of such loss, cost or expense, prepared in good faith and in reasonable detail and submitted by such Participant, as the case may be, to the Lessee, shall be correct and binding on the Lessee absent manifest error.

         "Business Day" means any day other than a Saturday or Sunday on which banks are generally open for business in Chicago, Illinois and New York, New York and, when used with reference to a Eurodollar Loan/Lessor Amount, a day on which banks are also open for business and dealing in Dollar deposits in London, England.

         "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Company Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No.
13).

         "Casualty" means any damage or destruction of all or any portion of the Property as a result of a fire, flood, earthquake or other similar occurrence.

         "Certifying Party" is defined in Section 22.1 of the Master Lease.

         "Claims" means any and all obligations, dimunition in value, damages, liabilities, losses, actions, Environmental Law orders, Environmental Law notices, suits, judgments, penalties, fines, claims, demands, settlements, costs and expenses (including, without limitation, reasonable legal fees and expenses) of any nature whatsoever.

         "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

         "Commitment" means (i) as to any Lender, its Loan Commitment, and (ii) as to any Lessor, its Lessor Commitment.

         "Commitment Percentage" means, with respect to any Participant, the percentage set forth opposite such Participant's name under the heading "Commitment Percentage" on Schedule I to the Participation Agreement, as such Schedule may be amended, supplemented, amended and restated or otherwise modified from time to time.

         "Company Property" shall mean, as to any Person, any interest of any kind of such Person in property or assets, whether real, personal or mixed, and whether tangible or intangible.

         "Condemnation" means, with respect to the Property, any condemnation, requisition, confiscation, seizure or other taking or sale of the use, access, occupancy, easement rights or title to the Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain, proceeding or other taking of action by any Person having the power of eminent domain, including an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, the Property or alter the pedestrian or vehicular traffic flow to the Property so as to result in change in access to the Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action. A "Condemnation" shall be deemed to have occurred on the earliest of the dates that use, occupancy or title vests in the condemning authority.

         "Consolidated Subsidiary" shall mean, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

         "Contract" means (a) any agreement (whether bi-lateral or executory or non-executory and whether a Person entitled to rights thereunder is so entitled directly or as a third-party beneficiary), including an indenture, lease or license or (b) any deed or other instrument of conveyance.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

         "Deed" means a quitclaim deed with respect to the real property comprising the Property, in conformity with Applicable Law and appropriate for recording with the applicable Governmental Authorities, conveying title to such real property to the Agent Lessor, subject only to Permitted Property Liens.

         "Default" means any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "Defaulting Participant" means, at any time, any Participant that, at such time (a) has failed to make an Advance of a Loan or Lessor Amount, as the case may be, required pursuant to the terms of the Participation Agreement, (b) has failed to pay to the Administrative Agent, the Agent Lessor, any Lender, or any Lessor an amount owed by such Participant pursuant to the terms of the Operative Documents, or (c) has been declared insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official, or (d) in the case of any Lessor, a Loan Agreement Event of Default with respect thereto shall have occurred and be continuing.

         "Dollars" and "$" mean dollars in lawful currency of the United States of America.

         "Eligible Assignee" means an Eligible Lessor Assignee or an Eligible Lender Assignee, as the case may be.

         "Eligible Lender Assignee" means any Lender or any Affiliate or Subsidiary of a Lender; and any other commercial bank or other financial institution with combined capital and surplus in excess of $50,000,000.

         "Eligible Lessor Assignee" means any Lessor or any Affiliate or Subsidiary of a Lessor; and any other commercial bank or other financial institution with combined capital and surplus in excess of $50,000,000.

         "End of the Term Report" is defined in Section 13.2(a) of the Participation Agreement.

         "Environmental Audit" means a Phase One environmental site assessment (the scope and performance of which meets or exceeds the then most current ASTM Standard Practice E1527 for Environmental Site Assessments: Phase One Environmental Site Assessment Process) of the Property.

         "Environmental Laws" means any and all applicable laws, statutes, rules, regulation or ordinances of any Governmental Authority regulating or imposing liability or standards of conduct concerning protection of human health or the environment in connection with the use, storage, handling, disposal, treatment, generation, discharge, emission or disposal of any hazardous, toxic or dangerous materials, substances, chemicals, wastes or pollutants that from time to time are defined as a hazardous waste, hazardous substances or pollutants under the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. ss.ss.6091, et seq., the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. ss.ss.9601, et seq., as amended, the Clean Air Act, 42 U.S.C. ss.7401, et seq., the Toxic Substance Control Act, 15 U.S.C. ss.206, et seq., and any other similar law, statute, rule, regulation or ordinance adopted from time to time by any Governmental Authority.

         "Environmental Violation" means, with respect to the Property, any activity, occurrence or condition that constitutes a violation, which violation results in material non-compliance with any applicable Environmental Laws.

         "Equipment" means equipment, apparatus, fittings and personal property of every kind and nature whatsoever purchased, leased or otherwise acquired by the Agent Lessor using the proceeds of the Loans and/or the Lessor Amounts and now or subsequently attached to, contained in or used or usable in any way in connection with any operation of the Property, including but without limiting the generality of the foregoing, the items of equipment set forth in Schedule II to the Master Lease. Notwithstanding the foregoing, any equipment or personal property constituting Excluded Equipment shall not be "Equipment" for purposes of the Operative Documents.

         "Equity Amount" shall have the meaning provided in Section 7.4 of the Participation Agreement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

         "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Guarantor is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Guarantor is a member.

         "Eurodollar Loan/Lessor Amount" means a Loan or Lessor Amount as the case may be, bearing interest at the Eurodollar Rate.

         "Eurodollar Rate" means with respect to an Interest Period for Eurodollar Loans/Lessor Amounts, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate is unavailable or cannot be determined generally or for the Interest Period in question, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. dollars in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by three (3) or more major banks in the interbank eurodollar market selected by the Administrative Agent for a period equal to such Interest Period and in an amount equal to or comparable to the principal amount of such Eurodollar Loans/Lessor Amount outstanding from the Administrative Agent.

         "Eurodollar Reserve Percentage" means for any day during an Interest Period for a Eurodollar Loan/Lessor Amount, the rate at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed on such day by the Board of Governors of the Federal Reserve System (or any successor) on "Eurocurrency liabilities", as defined in such Board's Regulation D, (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Loan/Lessor Amounts is determined on any category of extension of credit or other assets that include loans by non-United States offices of any Bank to United States residents) subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurodollar Loan/Lessor Amounts shall be deemed to be Eurocurrency liabilities as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

         "Event of Default" means a Lease Event of Default or a Loan Agreement Event of Default.

         "Exchange Act Reports" is defined in Section 8.2(e) of the Participation Agreement.

         "Excepted Payments" means:

                  (a) all indemnity payments (including indemnity payments made pursuant to Article XIII of the Participation Agreement) to which the Administrative Agent, the Arranger, the Agent Lessor, any Lender, any Lessor or any of their respective Affiliates, agents, officers, directors or employees is entitled;

                  (b) any amounts (other than Basic Rent or amounts payable by Lessee pursuant to Section 15.2 of the Master Lease or Articles XVI, XVIII or XX of the Master Lease) payable under any Operative Document to reimburse the Administrative Agent, the Arranger, the Agent Lessor, any Lender, any Lessor or any of their respective Affiliates (including the reasonable expenses of the Administrative

         Agent, the Arranger, the Agent Lessor, any Lender, any Lessor or such Affiliates incurred in connection with any such payment) for performing or complying with any of the obligations of the Lessee under and as permitted by any Operative Document;

                  (c) any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability policies payable to the Agent Lessor or any Lessor;

                  (d) any insurance proceeds under policies maintained by any Participant;

                  (e) Transaction Expenses or other amounts or expenses paid or payable to or for the benefit of the Administrative Agent, the Arranger, the Agent Lessor, any Lender or any Lessor; and

                  (f) any payments in respect to interest to the extent attributable to payments referred to in clauses (a) through (e) above.

         "Excluded Equipment" means the equipment and personal property listed on Schedule III of the Master Lease.

         "Expiration Date" means the earlier of the date the Master Lease shall have been terminated in accordance with the provisions of the Master Lease or any of the other Operative Documents and the Maturity Date; provided, however, with respect to Article XX of the Master Lease, the Expiration Date shall be the later of (i) the Maturity Date and (ii) the Extended Expiration Date.

         "Expiration Date Purchase Obligation" means the Lessee's obligation, pursuant to Section 18.2 of the Master Lease, to purchase the Property on the Expiration Date.

         "Extended Expiration Date" is defined in Section 20.3(a) of the Master Lease.

         "Fair Market Sales Value" means the amount, which in any event shall not be less than zero, that would be paid in cash in an arm's-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, for the ownership of the Property. The Fair Market Sales Value of the Property shall be determined based on the assumption that, except for purposes of Article XVI of the Master Lease and Section 13.2 of the Participation Agreement, the Property is in the condition and state of repair required under Section 9.1 of the Master Lease and the Lessee is in compliance with the other requirements of the Operative Documents relating to the condition of the Property.

         "Federal Funds Rate" means, for any day or period, as applicable, the rate per annum (rounded upwards, if necessary, to the nearest 1/l00th of it) at which Federal funds in the amount equal to the principal amount of the related Loans or Lessor Amounts are offered in the interbank market to BMO as of 10:00 A.M., Chicago time, on such day for such day or for such period, as applicable.

         "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "Fixed Rent" means the amounts designated as "Fixed Rent" for the Loans and the Lessor Amounts as set forth in Schedule IV to the Master Lease (which amounts are intended to amortize the Loans and the Lessor Amounts).

         "Fixed Rent Payment Date" means each date set forth under the heading "Fixed Rent Payment Dates" in Schedule IV to the Master Lease or, if such date is not a Business Day, the next succeeding Business Day.

         "Funded Debt" shall mean, on any date and for any Person, without duplication, (i) all Indebtedness of such Person for money borrowed (including Capital Lease Obligations), whether issued, assumed or Guaranteed, which has a final maturity (or which, pursuant to its terms, is renewable or extendible at the option of such Person, without regard to whether such option is subject to specified conditions, for a period ending or to a date) more than 12 months after such date, notwithstanding the fact that payments in respect thereof (whether installment, serial maturity or sinking fund payments or otherwise) are required to be made by such Person, less than 12 months after the date of the computation thereof, (ii) Guarantees by such Person of Funded Debt of other Persons or of dividends and (iii) in the case of any Restricted Subsidiary, all preferred stock of such Restricted Subsidiary. Notwithstanding the foregoing, the term "Funded Debt" shall not include deferred revenue accounts arising from forward sales.

         "Funding Request" is defined in Section 3.4 the Participation
Agreement.

         "GAAP" means generally accepted accounting principles in the United States of America.

         "Governmental Action" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use, occupancy, zoning and operation of the Property.

         "Governmental Authority" means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

         "Gross Remarketing Proceeds" is defined in Section 20.2(h) of the Master Lease.

         "Ground Lease" means that certain Ground Lease dated the Acquisition Date between Agent Lessor and Lessee with respect to the land described on
Schedule I of the Master Lease.

         "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person or an agreement to purchase, sell or lease (as lessee or lessor) Property or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

         "Guaranty" means the Guaranty dated as of November 25, 1997, made by the Guarantor in favor of each of the Agent Lessor, the Lessors, the Administrative Agent and the Lenders, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

         "Hazardous Materials" means any hazardous, toxic or dangerous materials, substances, chemicals, wastes or pollutants that from time to time are defined by or pursuant to or are regulated under any Environmental Laws, including asbestos, polychlorinated biphenyls, petroleum, petroleum derivatives or by-products, other hydrocarbons, urea formaldehyde and any material, substance, pollutant or waste that is defined as a hazardous waste under Environmental Laws or defined as a hazardous substance under Environmental Laws.

         "Impositions" means any and all liabilities, losses, expenses and costs for fees, taxes, levies, imposts, duties, charges, assessments or withholdings of any nature ("Taxes") (including, without limitation, (i) real and personal property taxes, and taxes in the nature of property taxes; (ii) sales, use, rent, intangibles, excise and other similar taxes (iii) transfer, conveyance, mortgage, stamp and documentary recording taxes and fees; (iv) franchise, income, value added, gross receipts, privilege and doing business taxes, license and registration fees; and (v) assessments on the Property, including assessments for public improvements or benefits (whenever commenced or completed) which at any time may be levied, assessed or imposed by any Federal, state or local authority upon or with respect to (a) any Tax Indemnitee, the Property or any part thereof or interest therein, or the Lessee or any sublessee or user of the Property; (b) the Notes or other Indebtedness with respect to the Property or transfer thereof; (c) the rentals, receipts, earnings or income arising from the Property or any part thereof or interest therein or the sale or disposition thereof; (d) the Operative Documents or any payment made or accrued pursuant thereto; or (e) otherwise in connection with the transactions contemplated by the Operative Documents.

         Notwithstanding the foregoing (except as provided in the final paragraph of this definition) the term "Imposition" shall not mean or include:

                  (i) Taxes (other than Taxes that are, or are in the nature of, sales, use, rental, transfer or property taxes) that are based upon or measured by the overall net income, gross receipts or capital gains of any Tax Indemnitee (including, without limitation, franchise or doing business Taxes) provided that this clause (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made; provided, further, that this clause (i) shall not apply to any Taxes imposed on the Agent Lessor as a result of its compliance with the terms of Section 10.2 of the Participation Agreement during the continuance of an Event of Default;

                  (ii) any Tax for so long as it is being contested in accordance with the provisions of Section 13.5(b) of the Participation Agreement, provided that the foregoing shall not limit Lessee's obligation under such Section to advance to such Tax Indemnitee amounts with respect to Taxes that are being contested in accordance therewith or any expenses incurred in connection therewith with such contest;

                  (iii) Taxes payable by a Tax Indemnitee resulting from, or that would not have been imposed but for the existence of, any Lessor Lien created by or through such Tax Indemnitee or an Affiliate thereof and not caused by acts or omissions of Lessee;

                  (iv) any Tax imposed by its express terms in lieu of or in substitution for a Tax not subject to indemnity pursuant to the provisions of Section 13.5 of the Participation Agreement;

                  (v) Taxes imposed on or with respect to or payable by any Tax Indemnities based on measured by or imposed with respect to any fees received by such Tax Indemnities;

                  (vi) any Taxes imposed against or payable by a Tax Indemnitee resulting from or that would not have been imposed but for, the gross negligence (or negligence with respect to the handling of funds) or willful misconduct of such Tax Indemnitee;

                  (vii) Taxes imposed on or payable by a Tax Indemnitee to the extent such Taxes would not have been imposed but for a breach by the Tax Indemnitee or any Affiliate thereof of any representations, warranties or covenants set forth in the Operative Documents (unless such breach is caused by the Lessee's breach of its representations, warranties or covenants set forth in the Operative Documents); or

                  (viii) any Tax imposed with respect to, or that would not have been imposed but for, any voluntary transfer, sale, financing or other voluntary disposition by a Tax Indemnitee (other than a transfer contemplated and permitted by the Operative Documents) of any interest in any Property or any interest in or created pursuant to, the Operative Documents.

         Notwithstanding the foregoing, no exclusion from the definition of Impositions set forth above shall apply to any Taxes or any increase in Taxes imposed on a Tax Indemnitee net of any decrease in Taxes realized by such Tax Indemnitee, to the extent that such tax increase or decrease would not have occurred if on the Acquisition Date the Agent Lessor had advanced funds for the Property acquisition in the form of a loan secured by the Property in an amount equal to the Acquisition Cost, with debt service for such loan equal to the Basic Rent payable on each Scheduled Payment Date and a principal balance at the maturity of such loan in an amount equal to the then outstanding amount of the Advances at the end of the term of the Master Lease, as determined by such Tax Indemnitee, which determination shall be deemed prima facie correct.

         "Improvements" means all buildings, structures, fixtures, Equipment and other improvements of every kind existing at any time and from time to time (including those purchased with amounts advanced by the Participants pursuant to the Participation Agreement) on or under the Land to be acquired pursuant to the terms of the Operative Documents and all easements for offsite improvements, including, without limitation, railroad spur and drill tracks and all utility and roadway easements, if any, together with any and all appurtenances to such buildings, structures or improvements, including sidewalks, utility pipes, conduits and lines, parking areas and roadways, and, subject to the Master Lease, including all Modifications and other additions to or changes in the Improvements at any time.

         "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods or services are delivered or rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person. Notwithstanding the foregoing, the term "Indebtedness" shall not include swap or other agreements not constituting Indebtedness for borrowed money, entered into to hedge against fluctuations in the prices of commodities and currencies, deferred revenue accounts arising from forward sales or guarantees of either thereof.

         "Indemnitee" means each Lender, each Lessor, the Administrative Agent and the Agent Lessor.

         "Insolvency" means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

         "Insolvent" means pertaining to a condition of Insolvency.

         "Insurance Requirements" means all terms and conditions of any insurance policy required by the Master Lease to be maintained by the Lessee.

         "Interest Period" means, with respect to each Eurodollar Loan/Lessor Amount, the period commencing on (and including) the date such Eurodollar Loan/Lessor Amount is continued as, or converted into, a Eurodollar Loan/Lessor Amount pursuant to Section 3.4 or 3.6 of the Participation Agreement, and ending on but excluding the numerically corresponding day one (1), two (2), three (3) or six (6) months thereafter, as selected (or deemed selected) by the Lessee from time to time pursuant to an Interest Period Selection/Continuation/Conversion Notice; provided, however, that the foregoing provisions in clauses (a) and (b) relating to Interest Periods are subject to the following:

                  (i) Interest Periods commencing on the same date for Eurodollar Loans/Lessor Amounts comprising part of the same Advance shall be of the same duration;

                  (ii) if any Interest Period would otherwise end (or if payments are otherwise due with respect to Eurodollar Loans/Lessor Amounts) on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (iii) any Interest Period that would otherwise extend beyond the Expiration Date shall end on the Expiration Date; and

                  (iv) if any Interest Period begins on a day for which there is no numerically corresponding day in a calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month.

         "Interest Period Selection/Continuation/Conversion Notice" means a notice duly executed by a Responsible Officer of the Lessee substantially in the form of Exhibit C to the Participation Agreement.

         "Interest Rate" is defined in Section 2.4(a) of the Loan Agreement.

         "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

         "Land" means the real property leased pursuant to the Ground Lease and described on Schedule I to the Master Lease, and includes all Appurtenant Rights attached thereto.

         "Lease Balance" means, as of any date of determination, an amount equal to the sum, without duplication, of the Loan Balance and the Lessor Balance and all other amounts owing by the Lessee under the Operative Documents (including without limitation, accrued and unpaid Rent and Supplemental Rent, if any).

         "Lease Default" means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.

         "Lease Event of Default" is defined in Section 16.1 of the Master
Lease.

         "Lease Term" means the period commencing on (and including) the Acquisition Date and ending on (but excluding) the Expiration Date.

         "Lender Basic Rent" means, as determined as of any Scheduled Payment Date, the sum of (a) the interest due on the Loans, determined in accordance with Section 2.4 of the Loan Agreement and excluding (i) any interest at the applicable Overdue Rate on any installment of Basic Rent not paid when due and
(ii) any fine, penalty, interest or cost assessed or added under any agreement with a third party for nonpayment or late payment of Lender Basic Rent plus (b) the Fixed Rent due under the Master Lease with respect to the Loans.

         "Lenders" is defined in the introductory paragraph of the Participation Agreement.

         "Lending Office" is defined in Section 13.12 of the Participation Agreement.

         "Lessee" means Alumax Mill Products, Inc., a Delaware corporation.

         "Lessor Amount" is defined in Section 3.2 of the Participation
Agreement.

         "Lessor Balance" means, as of any date of determination, an amount equal to the sum of the outstanding Lessor Amounts together with all accrued and unpaid Yield thereon.

         "Lessor Basic Rent" means, as determined as of any Scheduled Payment Date, the sum of (a) the amount of accrued Yield due on the Lessor Amounts, determined in accordance with Section 4.1 of the Participation Agreement as of any Scheduled Payment Date and excluding (i) any interest at the applicable Overdue Rate on any installment of Lessor Basic Rent not paid when due and (ii) any fine, penalty, interest or cost assessed or added under any agreement with a third party for nonpayment or late payment of Lessor Basic Rent plus (b) the Fixed Rent due under the Master Lease with respect to the Lessor Amounts.

         "Lessor Commitment" means the Commitment of each Lessor in the amount set forth on Schedule I of the Participation Agreement, as such Schedule may be amended, supplemented, amended and restated, reduced or otherwise modified from time to time.

         "Lessor Financing Statements" means UCC financing statements appropriately completed and executed for filing in the applicable jurisdiction in order to protect the Agent Lessor's and the Lenders' interest under the Master Lease to the extent the Master Lease is a security agreement.

         "Lessor Lien" means any Lien, true lease or sublease or disposition of title arising as a result of (a) any claim against any Participant not resulting from the transactions contemplated by the Operative Documents, (b) any act or omission of any Participant which is not required or permitted by the Operative Documents or is in violation of any of the terms of the Operative Documents, (c) any claim against any Participant, with respect to Taxes or Transaction Expenses against which the Lessee is not required to indemnify any

Participant, pursuant to Article IX of the Participation Agreement, or (d) any claim against the Agent Lessor arising out of any transfer by the Agent Lessor of all or any portion of the interest of the Agent Lessor in the Property or the Operative Documents other than the transfer of title to or possession of the Property by the Agent Lessor pursuant to and in accordance with the Master Lease, the Loan Agreement or the Participation Agreement (but excluding any transfer pursuant to Section 12.1 of the Participation Agreement) or pursuant to the exercise of the remedies set forth in Section 16.2 of the Master Lease.

         "Lessor Margin" means, with respect to the Lessor Amounts on any day, the percentage set forth below opposite the highest of the long-term debt ratings of Guarantor in effect for such date for the Lessor Amount bearing yield at the Eurodollar Rate:

               S&P RATINGS                 LIBO MARGIN
               A- or greater                 .550%
               BBB+                          .575%
               BBB                           .625%
               BBB-                          .725%
               BB+ or lower                  .925%

         "Lessor Mortgage" means the Master Lease and any and all other security instruments in appropriate recordable form in Bowie County, Texas sufficient to grant to the Agent Lessor a first priority Lien on the Property.

         "Lessors" is defined in the introductory paragraph of the Participation Agreement.

         "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the day two Business Days before the commencement of such Interest Period.

         "Lien" means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of the Operative Documents, the Lessee or the Guarantor shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Loan" is defined in Section 3.3(b) of the Participation Agreement.

         "Loan Agreement" means the Loan Agreement, dated as of November 25, 1997, among the Agent Lessor, as borrower thereunder, the Lenders, and the Administrative

Agent, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

         "Loan Agreement Event of Default" is defined in Section 5.1 of the Loan Agreement.

         "Loan Balance" means, as of any date of determination, an amount equal to the sum of the outstanding Loans together with all accrued and unpaid interest thereon pursuant to the Loan Agreement.

         "Loan Commitment" means the Commitment of each Lender in the amount set forth on Schedule I to the Participation Agreement, as such Schedule may be amended, supplemented, amended and restated or otherwise modified from time to time.

         "Loan Documents" means the Loan Agreement and the Notes.

         "Loan Margin" means, with respect to the Loans on any day, the percentage set forth below opposite the highest of the long-term debt ratings of Guarantor in effect for such day for the Loan bearing interest at the Eurodollar
Rate:

                    S&P RATINGS                LIBO MARGIN
                    A- or greater                .250%
                    BBB+                         .275%
                    BBB                          .325%
                    BBB-                         .425%
                    BB+ or lower                 .625%

         "Marketing Period" means the period commencing on the date 180 days prior to the Expiration Date and ending on the Expiration Date.

         "Master Lease" means the Master Lease, Deed of Trust and Security Agreement, dated as of November 25, 1997, among the Agent Lessor, the Lessee and the Trustee as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

         "Material" and "Materially" mean material to (i) the ability of the Guarantor or the Lessee to perform its obligations under the Operative Documents to which it is a party, or (ii) the value or condition of the Property, except as used in other defined terms in this Appendix A or the Operative Documents or where the context in which used clearly indicates a different meaning.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the Property, business, operations, financial condition, liabilities or capitalization of the Guarantor and its Subsidiaries taken as a whole, (b) the ability of the Guarantor to perform its Obligations under any of the Operative Documents, (c) the validity or enforceability of any of the

Operative Documents, (d) the rights and remedies of the Participants, the Agent and the Administrative Agent under any of the Operative Documents or (e) the timely payment of the principal of or interest or Yield on the Note or Certificates or other amounts payable in connection therewith. No claim, liability or circumstance shall be deemed to have a Material Adverse Effect if the same can be discharged by the payment of money in an amount not exceeding $50,000,000 in excess of applicable reserves and tax benefits reasonably anticipated in connection with such payment plus the amount the Guarantor in good faith reasonably believes can be recovered out of insurance or from creditworthy third parties. The adverse ruling in the tax dispute in respect of the consolidation of the tax returns of the Guarantor and its Subsidiaries with those of AMAX Inc. for 1984, 1985 and 1986, which is referred to Section 8.2(j) hereof and is described in the Guarantor's Exchange Act Reports does not, and a subsequent adverse ruling thereon on appeal shall not, constitute a Material Adverse Effect.

         "Maturity Date" means with respect to the Loans and the Lessor Amounts, the fifth (5th) anniversary of the Acquisition Date, unless the Maturity Date is extended pursuant to Section 2.7 of the Loan Agreement and Section 11.1 of the Participation Agreement.

         "Mill Facility" means the facility, of which the Property is a part, leased, operated or owned by Lessee located in Texarkana, Texas and commonly known as the Texarkana Mill.

         "Modifications" is defined in Section 10.1 of the Master Lease.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means any multiple employer plan, as defined in
Section 3(37) of ERISA to which contributions have been made by the Guarantor or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "Net Proceeds" means all amounts received by the Agent Lessor in connection with any Casualty or Condemnation or any sale of the Property pursuant to the Agent Lessor's exercise of remedies under Section 16.2 of the Master Lease or the Lessee's exercise of the Remarketing Option under Article XX of the Master Lease and all interest earned thereon, less the expense of claiming and collecting such amounts, including all costs and expenses in connection therewith for which the Agent Lessor or any Participant is entitled to be reimbursed pursuant to the Master Lease.

         "Non-Consenting Participant" is defined in Section ll.l(b) of the Participation Agreement.

         "Notes" is deemed in Section 2.2 of the Loan Agreement.

         "Obligations" means all obligations (monetary or otherwise) of Lessee arising under or in connection with any of the Operative Documents.

         "Operative Documents" means the following:

                  (a) the Participation Agreement;

                  (b) the Master Lease;

                  (c) the Loan Agreement;

                  (d) each Note;

                  (e) the Assignment of Lease and Rent;

                  (f) the Deed;

                  (g) the Lessor Mortgage;

                  (h) the Lessor Financing Statements;

                  (i) the Arranger's Fee Letter;

                  (j) the Guaranty, and

                  (k) the Ground Lease.

         "Other Plan" means an employee pension benefit plan (other than a Plan or a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

         "Overdue Rate" means, with respect to any Loan or Lessor Amount, the Base Rate or the Adjusted Eurodollar Rate then in effect for such Loan or Lessor Amount, as the case may be, plus two percent (2%).

         "Participant Balance" means, with respect to any Participant as of any date of determination: (i) with respect to any Lender, an amount equal to the aggregate outstanding Loans of such Lender, together with all accrued and unpaid interest thereon or (ii) with respect to any Lessor, an amount equal to the aggregate outstanding Lessor Amounts of such Lessor, together with all amounts of accrued and unpaid Yield thereon.

         "Participants" means, collectively, each Lender and each Lessor, and their successors and assigns.

         "Participation Agreement" means the Participation Agreement dated as of November 25, 1997 among the Lessee, Guarantor, the Agent Lessor, the Lessors, the Lenders, the Administrative Agent and the Arranger.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

         "Permitted Property Liens" means, with respect to the Property, any of the following:

                  (i) the respective rights and interests of the parties to the Operative Documents as provided in the Operative Documents;

                  (ii) the rights of any sublessee under a sublease permitted by the terms of the Master Lease;

                  (iii) Liens for Taxes that either are not yet subject to interest or penalties or are being contested in accordance with the provisions of Section 12.1 of the Master Lease;

                  (iv) Liens arising by operation of law, materialmen's, mechanics', workers', repairmen's, employees', carriers', warehousemen's and other like Liens relating to the construction of the Improvements or in connection with any Modifications or arising in the ordinary course of business for amounts that either are not more than sixty (60) days past due or are being contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of proceedings set forth in Section
         12.1 of the Master Lease;

                  (v) Liens of any of the types referred to in clause (iv) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements reasonably satisfactory to the Agent Lessor have been made), which bonding (or arrangements) shall comply with applicable Requirements of Law, and has effectively stayed any execution or enforcement of such Liens;

                  (vi) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgments or awards and satisfy the conditions for the continuation of proceedings set forth in Section 12.1 of the Master Lease;

                  (vii) easements, rights of way and other encumbrances on title to real property pursuant to Section 11.2 of the Master Lease or shown on the title policy or UCC searches delivered to Administrative Agent pursuant to the Participation Agreement;

                  (viii) Lessor Liens; or

                  (ix) Liens described on the title insurance policy delivered with respect to the Property pursuant to Section 6.1(p) of the Participation Agreement, other than Liens described in clause (iv) or
         (vi) above that are not removed within sixty (60) days of their discovery by Lessee.

         "Person" means any natural person, corporation, trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

         "Plan" shall mean an employee benefit or other plan established and maintained by the Guarantor or any ERISA Affiliate and that is covered by Title IV of ERISA other than a Multiemployer Plan.

         "Property" means (i) the Agent Lessor's interest in the Ground Lease,
(ii) all of the buildings and Improvements at any time located on or under the Land and (iii) the Equipment.

         "Property Cost" means the sum of the Acquisition Cost.

         "Purchase Contract" means that certain Facility Purchase Agreement dated as of September 18, 1996 between Lessee and Fleet National Bank, not in its individual capacity but solely as the Owner Trustee for U S West Financial Services, Inc. ("Seller"), together with the designation letter from Lessee acknowledged by Seller to convey the property described therein to Agent Lessor.

         "Purchase Notice" means an irrevocable written notice by the Lessee delivered to the Agent Lessor pursuant to Section 18.1 of the Master Lease, notifying the Agent Lessor of the Lessee's intention to exercise its option pursuant to such Section, and identifying the proposed purchase date therefor.

         "Purchase Option" means the Lessee's option to purchase all (but not less than all) of the Property in accordance with the provisions of Section 18.1 of the Master Lease.

         "Purchase Option Price" is defined in Section 18.1 of the Master
Lease.

         "Ouarterly Payment Date" means the last day of each February, May, August and November or, if any such day is not a Business Day, the next succeeding Business Day.

         "Release" means any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Material.

         "Remarketing Option" is defined in Section 20.1 of the Master Lease.

         "Renewal Term" is defined in clause (a) of Section 11.1 of the Participation Agreement.

         "Rent" means, collectively, the Basic Rent and the Supplemental Rent, in each case payable under the Master Lease.

         "Reorganization" means with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

         "Replacement Participant" is defined in Section ll.l(b) of the Participation Agreement.

         "Requesting Party" is defined in Section 22.1 of the Master Lease.

         "Required Lenders" means, at any time, Lenders having Loans outstanding representing at least 66-2/3% of the aggregate Loans outstanding; provided, however, that if any Lender shall be a Defaulting Participant at such time, then there shall be excluded from the determination of "Required Lenders" such Defaulting Participant's principal balance of the Loans owing to such Defaulting Participant.

         "Required Lessors" means, at any time, Lessors having Lessor Amounts representing at least 66-2/3% of the aggregate Lessor Amount outstanding; provided however that if any Lessor shall be a Defaulting Participant at such time, then there should be excluded from the definition of "Required Lessors", the amount of the Lessor Amount owing to such Defaulting Participant.

         "Required Modification" is defined in Section 10.1 of the Master Lease.

         "Required Participants" means at any time Participants representing 66-2/3% of the aggregate of Loans and Lessor Amounts outstanding; provided, however, that there shall be excluded therefrom any Defaulting Participant's Loans or Lessor Amounts, as the case may be.

         "Requirement of Law" means, as to any Person (a) the partnership agreement, certificate of incorporation, bylaws or other organizational or governing documents of such Person, and (b) all Federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Property, the Improvements or the demolition, construction, use or alteration thereof, whether now or hereafter enacted and in force, including any that require repairs, modifications or alterations in or to the Property or in any way limit the use and enjoyment thereof (including all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. S 1201 et seq. and any other similar Federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including all Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to Lessee affecting the Property, the Appurtenant Rights and any easements, licenses or other agreements entered into pursuant to
Section 11.2 of the Master Lease.

         "Responsible Officer" means the Chairman of the Board, President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary, or any Assistant Treasurer of such Person.

         "Responsible Officer's Certificate" means a certificate signed by any Responsible Officer in substantially the form of Exhibit D-2 to the Participation Agreement, which certificate shall certify as true and correct the subject matter being certified to in such certificate.

         "Restricted Funded Debt" shall mean on any date, all Funded Debt of the Guarantor and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "Restricted Subsidiary" shall mean any Subsidiary of the Guarantor which is identified as a Restricted Subsidiary on Schedule III hereto or which, after the date of this Agreement, is designated by the Guarantor (by resolution of its Board of Directors and prior notice to the Administrative Agent) to be a Restricted Subsidiary, provided that any Restricted Subsidiary may be redesignated by the Guarantor (by the same procedure) as an Unrestricted Subsidiary in accordance with the provisions of this definition. Any such designation or redesignation may be made more than once with respect to any Subsidiary of the Guarantor. Notwithstanding the foregoing: (i) no Restricted Subsidiary may be designated an Unrestricted Subsidiary unless (A) such Subsidiary, at the time of such designation, does not own, directly or indirectly, any capital stock of any other Restricted Subsidiary or have any Lien upon any of the assets of any other Restricted Subsidiary and (B) immediately prior to and after such designation no Default shall exist; and (ii) no Unrestricted Subsidiary may be designated a Restricted Subsidiary unless (A) at the time of such designation, such Subsidiary does not have outstanding any obligations with respect to a sale or leaseback transaction which would have been prohibited under Section 10.1(i) hereof had such Subsidiary been a Restricted Subsidiary at the time of such transaction and (B) immediately prior to and after such designation no Default shall exist and the representations and warranties made by the Guarantor in Section 8.2 of the Participation Agreement shall be true on and as of the date of such designation with the same force and effect as if made on and as of such date.

         "Restricted Tangible Net Assets" shall mean, on any date, all Property of the Guarantor and its Restricted Subsidiaries (including the amount of any investment in any Person, other than an Unrestricted Subsidiary and other than a Person that was an Unrestricted Subsidiary at the time of the investment but is not a Subsidiary on the date of determination, valued at the cost of the equity interest of the Guarantor and its Restricted Subsidiaries in such Person) which in accordance with GAAP are classified as assets and appear on the asset side of the consolidated balance sheet of the Guarantor and its Restricted Subsidiaries, less, without duplication, (i) the liabilities of the Guarantor and its Restricted Subsidiaries which in accordance with GAAP are classified as liabilities and appear on the liability side of such consolidated balance sheet, excluding any Funded Debt, capital stock and surplus, surplus reserves, provisions for deferred income taxes and minority interests in Restricted Subsidiaries, (ii) depreciation and valuation reserves and other reserves and items deductible in accordance with GAAP other than contingency reserves not allocated to a particular purpose, (iii) goodwill, trade names and trademarks, patents, patent application, copyrights, franchises, licenses, permits, unamortized debt discount and expense, research, development or experimental expense not properly carried in inventory, organizations expenses and other similar intangible assets, (iv) minority interests, if any, in Restricted Subsidiaries and (v) treasury shares, if any, carried as an asset on such balance sheet.

         "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

         "S&P Rating" shall mean at any time the rating assigned by Standard & Poor's Corporation to the outstanding unsecured long-term senior indebtedness of the Guarantor. References to specific ratings are references to such ratings as currently defined by Standard & Poor's Corporation and in the event Standard & Poor's Corporation changes its rating system, each reference to a particular S&P Rating shall be deemed to be a reference to the rating under such new or changed rating system which most closely approximates the credit quality of the particular rating as currently defined. If for any reason an S&P Rating is unavailable for the long-term unsecured indebtedness of the Guarantor, and such a rating is available from one or more other nationally recognized rating agency, then the Administrative Agent, after consultation with the Guarantor and approval of the Required Participants, shall select one of such available rating systems to be used in lieu of the S&P Rating and the Guarantor and the Required Participants shall then negotiate in good faith for an amendment to this agreement substituting such new ratings for the S&P Rating. If no such substitute rating is available or agreed to, then in that event (i) the applicable margin shall be determined by the Administrative Agent, after consultation with the Guarantor, so as to approximate the Administrative Agent's estimate of what the ratings of long-term unsecured senior indebtedness of the Guarantor would have been had S&P Ratings been available, the determination of the Administrative Agent to be final and conclusive provided that it has been made in good faith, and (ii) changes in the applicable Lessor Margin and Loan Margin shall become effective as of and on the date of a change in the rating used to determine the same.

         "Scheduled Payment Date" means:

                  (a) as to any Eurodollar Loan/Lessor Amount, the last day of each applicable Interest Period (and, if any such Interest Period shall exceed three (3) months, on each date occurring every three (3) months after the first day of such Interest Period) and the Maturity Date; and

                  (b) as to any Base Rate Loan/Lessor Amount, each Quarterly Payment Date and the Maturity Date; provided, however, that if any such day is not a Business Day, then the "Scheduled Payment Date" shall be the immediately succeeding Business Day (except as otherwise required by clause (ii) of the proviso in the definition of "Interest Period" with respect to Eurodollar Loans/Lessor Amounts).

         "Shortfall Amount" means, as of the Expiration Date, an amount equal to
(i) the Lease Balance, minus (ii) the Loan Balance received by the Administrative Agent from the Lessee pursuant to Section 20.2(f) of the Master Lease, minus (iii) the aggregate amount of the highest, binding, written, unconditional, irrevocable offer to purchase the Property obtained by the Lessee pursuant to Section 20.2(a) of the Master Lease; provided, however, that if the sale of the Property to the Person submitting such offer is not consummated on or prior to the Expiration Date, then the term "Shortfall Amount" shall mean an amount equal to (i) the Lease Balance, minus
(ii) the Loan Balance received by the Administrative Agent pursuant to Section 20.2(f) of the Master Lease.

         "Significant Casualty" means a Casualty that the Administrative Agent and the Agent Lessor determines in their reasonable good faith judgment based upon consultation with a qualified professional (a) renders the Property unsuitable for continued use as property of the type of the Property immediately prior to such Casualty, or (b) is so substantial in nature that restoration of the Property to substantially its condition as it existed immediately prior to such Casualty would be impracticable or impossible.

         "Significant Condemnation" means (a) a Condemnation that involves a taking of the Agent Lessor's entire title to the Land, or (b) a Condemnation that the Administrative Agent and the Agent Lessor determines in their reasonable good faith judgment based upon consultation with a qualified professional (i) renders the Property unsuitable for continued use as property of the type of the Property immediately prior to such Condemnation, or (ii) is so substantial in nature that restoration of the Property to substantially its condition as it existed immediately prior to such Condemnation would be impracticable or impossible.

         "Subsidiary" shall mean, for any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. "Wholly Owned Subsidiary" shall mean any such corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are so owned or controlled.

         "Supplemental Rent" means all amounts, liabilities and obligations (other than Basic Rent) which the Lessee assumes or agrees to pay to the Administrative Agent, any Participant or any other Person under the Master Lease, or under any of the other Operative Documents and any amount payable under the Ground Lease.

         "Survey" is defined in Section 6.l(o) of the Participation Agreement.

         "Tangible Net Worth" shall mean, as at any date, the sum for the Guarantor and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) the gross book value of assets (excluding goodwill, patents, trademarks, tradenames, organization expense, treasury stock, unamortized debt discount and expense, deferred charges and other like intangibles) minus (b) the sum of the following: (i) reserves applicable to the assets referred to in the foregoing clause (a), and (ii) all liabilities (including accrued and deferred income taxes and subordinated Indebtedness).

         "Tax Indemnitee" means each Lender, each Lessor, the Administrative Agent and the Agent Lessor.

         "Taxes" is defined in the definition of Impositions.

         "Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other services as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

         "Termination Date" is defined in Section 15.2 of the Master Lease.

         "Transaction Expenses" means all reasonable costs and expenses incurred in connection with the preparation, execution and delivery of the Operative Documents and the Transactions including without limitation:

                  (a) the reasonable fees, out-of-pocket expenses and disbursements of Chapman and Cutler, special counsel for the Administrative Agent and Arranger, Agent Lessor and Lessors, and such fees, expenses and disbursements of counsel for the Lessee, in negotiating the terms of the Operative Documents and the other transaction documents, preparing for the closing under, and rendering opinions in connection with, such transactions and in rendering other services customary for counsel representing parties to transactions of the types involved in the Transactions;

                  (b) the reasonable fees, out-of-pocket expenses and disbursements of one special counsel for the Administrative Agent, Arranger, Agent Lessor and Lessors in connection with (1) any amendment, supplement, waiver or consent with respect to any Operative Documents requested or approved by Lessee, and (2) any enforcement of any rights or remedies against Lessee in respect of the Operative Documents that arise after an Event of Default;

                  (c) any and all Taxes and fees incurred in recording, registering or filing any Operative Document or any other transaction document, any deed, declaration, mortgage, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the Transactions.

                  (d) all reasonable out-of-pocket expenses, disbursements and costs of the Administrative Agent, Arranger and the Agent Lessor paid or incurred in connection with the Transactions;

                  (e) all title fees, premiums and escrow costs and other expenses relating to title insurance and the closings contemplated by the Operative Documents;

                  (f) all expenses relating to property surveys and Environmental Audits; and

                  (g) all fees and other expenses relating to Appraisals.

         "Transactions" shall mean the transactions contemplated by the Operative Documents.

         "Transferee" is defined in Section 12.3 of the Participation Agreement.

         "Trustee" means Ward Williford, Esq., as deed of trust trustee under the Master Lease.

         "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

         "Uniform Commercial Code" and "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

         "Unrestricted Subsidiary" shall mean any Subsidiary of the Guarantor other than a Restricted Subsidiary.

         "U S West Agreements" means any documents or agreements to be conveyed, assigned, terminated or canceled pursuant to the terms of the Purchase Contract.

         "Yield" is defined in Section 4.1(a) of the Participation Agreement.

         "Yield Rate" means the sum of the Base Rate or the LIBOR Rate, as applicable, plus the Lessor Margin.